                                                                    Exhibit 10.3

                                                                  Execution Copy


                         AGREEMENT TO AMEND AND RESTATE
                         ------------------------------

          This AGREEMENT TO AMEND AND RESTATE (this "AGREEMENT"), dated as of October 2, 2002, among GENCORP INC., an Ohio corporation, the Lenders to be party to the Credit Agreement referred to below on and after the Amendment/Restatement Effective Date referred to below, THE BANK OF NOVA SCOTIA, as Documentation Agent, ABN AMRO BANK, N.V., as Syndication Agent, and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Original Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower, certain lenders (the "EXISTING LENDERS"), the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of December 28, 2000 (as same was previously amended prior to the date hereof and as in effect on the date immediately prior to the Amendment/Restatement Effective Date, the "ORIGINAL CREDIT AGREEMENT");

          WHEREAS, the Borrower wishes to incur New Term B Loans to, among other purposes, provide the necessary financing to enable the Borrower to acquire certain of the assets of the space systems business of General Dynamics OTS (Aerospace), Inc. ("OTS"), including the payment of related fees and expenses;

          WHEREAS, the Borrower and the Lenders desire to amend and restate the Original Credit Agreement as herein provided;

          NOW THEREFORE, subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

          1. The parties hereto hereby agree that on the Amendment/Restatement Effective Date (defined in SECTION 10 herein) the Original Credit Agreement shall be amended and restated in the form attached hereto as ANNEX I (as so amended and restated, the "AMENDED AND RESTATED CREDIT AGREEMENT").

          2. The Lenders hereby consent to the consummation of the OTS Business Acquisition (as defined in the Amended and Restated Credit Agreement) at a purchase price not to exceed approximately $90 million.

          3. Each lending institution set forth on SCHEDULE I hereto (each a "TERM B LENDER") agrees to make a term loan or loans (the "NEW TERM B LOANS") on the Amendment/ Restatement Effective Date in the aggregate amounts set forth opposite its name on SCHEDULE I under the heading "New Term B Loans", with the proceeds of the New Term B Loans to be disbursed on the Amendment/Restatement Effective Date in the manner provided for Loans under SECTION 2.7 of the Amended and Restated Credit Agreement.

          4. The effectiveness of the Amended and Restated Credit Agreement and the obligation of the New Term B Lenders to make New Term B Loans on the

Amendment/Restatement Effective Date is subject to the satisfaction of each of the following conditions at such time:

          (a) AGREEMENT AND NOTES. The Borrower shall have duly executed and delivered to the Administrative Agent, with a signed counterpart for each Lender, this Agreement (including all schedules and exhibits), and the Borrower shall have duly executed and delivered to the Administrative Agent the New Term B Notes payable to the order of each applicable New Term B Lender which has requested a New Term B Note in the amount of its Commitment and all other Loan Documents shall have been duly executed and delivered by the appropriate Credit Party to the Administrative Agent, all of which shall be in full force and effect;

          (b) SECURITY AGREEMENTS. The Borrower shall have duly authorized, executed and delivered an amended and restated Borrower Security Agreement, in form and substance satisfactory to the Administrative Agent, and (ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Subsidiary Security Agreement, in form and substance satisfactory to the Administrative Agent, in each case together with:

               (i) proper financing statements (or such other financial statements or similar notices as shall be required by local law) and financing statement amendments fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect or continue the perfection of the security interests purported to be created by such Security Agreements;

               (ii) certified copies of Requests for Information or Copies, or equivalent reports, listing all effective financing statements or similar notices that name Borrower or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in any relevant jurisdiction, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Administrative Agent shall have received termination statements (or such other termination statements as shall be required by local law) fully executed for filing);

               (iii) evidence of the completion of all other recordings and filings of, or with respect to, such Security Agreement and all other actions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect or continue the perfection of the security interests intended to be created by such Security Agreement;

               (iv) an executed Landlord Consent from each lessor of any leased facility of the Borrower or any Subsidiary at which any Collateral may be located as the Administrative Agent may request (provided that to the extent any such Landlord Consent has not been delivered on the Amendment/Restatement Effective Date, the Borrower shall use its reasonable best efforts to cause such Landlord Consents to be executed and delivered within sixty (60) days following the Amendment/Restatement Effective Date);

               (v) a duly authorized, executed and delivered updated Perfection Certificate properly completed by each Credit Party, in form and substance satisfactory to the Administrative Agent; and

               (vi) evidence that all other actions necessary, or in the reasonable opinion of the Administrative Agent, desirable to perfect or continue the perfection of the security interests purported to be taken by the Security Agreements have been taken;

          (c) PLEDGE AGREEMENTS. (i) The Borrower shall have duly authorized, executed and delivered an amended and restated Borrower Pledge Agreement, in form and substance satisfactory to the Administrative Agent and (ii) each Material Subsidiary, each Subsidiary which directly or indirectly holds the stock of a Material Subsidiary and each Foreign Subsidiary so requested to do so by the Administrative Agent shall have authorized, executed and delivered an amended and restated Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, and in each case, shall have delivered to the Administrative Agent, as Pledgee, all the Pledged Securities referred to therein then owned, if any, by such Pledgor, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, or other transfer assignment instruments in form and substance satisfactory to the Administrative Agent, in the case of membership interests constituting Pledged Securities and (z) such Pledge Agreement and such other documents shall be in full force and effect, and such Subsidiary which is a limited liability company shall have certificated all existing membership interests and delivered to the Administrative Agent, as Pledgee, such pledged certificates as Pledged Securities;

          (d) GUARANTY. Each Subsidiary Guarantor shall have duly authorized, executed and delivered the amended and restated Subsidiary Guaranty, in form and substance satisfactory to the Administrative Agent;

          (e) ACQUISITION DOCUMENTS. Each of the OTS Acquisition Documents (as defined in the Amended and Restated Credit Agreement) shall have been executed by each party thereto, and each such agreement or letter shall be in full force and effect;

          (f) DOCUMENTS. Each of the following shall have been executed by each Person party thereto, and each such document shall be in full force and effect:

               (i) Intercompany Notes executed by each Subsidiary receiving an Intercompany Loan on the Amendment/Restatement Effective Date;

               (ii) the documents listed in Article IX of the OTS Acquisition Agreement (as defined in the Amended and Restated Credit Agreement) scheduled to be executed and delivered on the Amendment/Restatement Effective Date, each in form and substance reasonably acceptable to the Administrative Agent as provided in SECTION 7.16 of the Amended and Restated Credit Agreement; and

               (iii) an Assignment of Representations, Warranties, Covenants and Indemnities, substantially in the form of EXHIBIT 4(f)(iii) attached hereto, executed by Aerojet;

          (g) CORPORATE PROCEEDINGS. (i) The Administrative Agent shall have received from each Credit Party a certificate, dated the Amendment/Restatement Effective Date, signed by a Responsible Officer of such Person, and attested to by the secretary or any assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of such Person with appropriate insertions, together with copies of such Person's Organizational Documents and the consents of the members of such Person referred to in such certificate and all of the foregoing (including each such Organizational Document and consent) shall be satisfactory to the Administrative Agent;

               (ii) all corporate and/or limited liability company and legal proceedings and all instruments and agreements to be executed by each Credit Party in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate and/or limited liability company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities; and

               (iii) the ownership and capital structure (including without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

          (h) INCUMBENCY. The Administrative Agent shall have received a certificate of the secretary or assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of each Credit Party, dated the Amendment/Restatement Effective Date, as to the incumbency and signature of the officers of each such Person executing any document (in form and substance satisfactory to the Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Person, together with evidence of the incumbency of such secretary, assistant secretary, or equivalent officer or any manager (in the case of a limited liability company);

          (i) HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS. The Borrower shall have delivered to the Administrative Agent and each Lender the financial statements as provided in SECTION 6.5(A)(I) and (II) of the Amended and Restated Credit Agreement in form and substance satisfactory to the Administrative Agent and the Required Lenders;

          (j) APPROVALS. All necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction (as defined in the Amended and Restated Credit Agreement) and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction (as defined in the Amended and Restated Credit Agreement) and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Transaction (as defined in the Amended and Restated Credit Agreement), or the making of the Loans or the issuance of Letters of Credit;

          (k) LITIGATION. Except as otherwise set forth on SCHEDULE 6.6 to the Amended and Restated Credit Agreement, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith, or with respect to any of the Indebtedness to Remain Outstanding, or any other pending or threatened litigation which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

          (l) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received the Pro Forma Balance Sheet in form and substance satisfactory to the Administrative Agent and the Required Lenders;

          (m) OPINIONS OF COUNSEL. The Administrative Agent shall have received from (i) Vedder Price Kaufman & Kammholz, special counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Amendment/Restatement Effective Date, in form and substance satisfactory to the Administrative Agent, (ii) Gregory Kellam Scott, counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Amendment/Restatement Effective Date, in form and substance satisfactory to the Administrative Agent, (iii) Heller Ehrman White & McAuliffe LLP, local counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Amendment/Restatement Effective Date, related to the Redmond, Washington real property, in form and substance satisfactory to the Administrative Agent, and (iv) confirmation from each counsel delivering a legal opinion in connection with any portion of the Transaction (as defined in the Amended and Restated Credit Agreement) that the Administrative Agent and Lenders are entitled to rely upon their respective opinions delivered pursuant to the Transaction (as defined in the Amended and Restated Credit Agreement);

          (n) FEES. The Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders to the extent then due;

          (o) SOLVENCY. The Administrative Agent shall have received a solvency certificate from each of the Credit Parties, addressed to the Administrative Agent and each of the Lenders and dated the Amendment/Restatement Effective Date and supporting the conclusions, that, after giving effect to the Transaction (as defined in the Amended and Restated Credit Agreement) and the incurrence of all financing contemplated herein, the Borrower and each such Credit Party is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its respective businesses and will not have incurred debts beyond its ability to pay such debts in the ordinary course as they mature and become due;

          (p) OFFICER'S CERTIFICATE. The Administrative Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Amendment/Restatement Effective Date and in the form of EXHIBIT 4(p) hereto, stating that the representations and warranties set forth in ARTICLE VI of the Amended and Restated Credit Agreement are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing, that the conditions of SECTION 4 hereof have been fully satisfied (except that no opinion need be expressed as to the Administrative Agent's or Required Lenders' satisfaction with any document, instrument or other matter) and that to the best of Borrower's knowledge, no Liens (except for Permitted Liens) have been placed against the Collateral since the respective dates of the searches of financing statements filed under the UCC and delivered pursuant to this SECTION 4;

          (q) ENVIRONMENTAL REPORTS. The Administrative Agent shall have received all documents, including such environmental site assessment reports (to the extent they exist) with respect to the real property of the Borrower and their Subsidiaries as shall be requested by the Administrative Agent;

          (r) EXISTING INDEBTEDNESS.

               (i) After giving effect to the Transaction (as defined in the Amended and Restated Credit Agreement) and the other transactions contemplated hereby, the Subsidiaries shall not have any Indebtedness outstanding except for the Loans and the Indebtedness to Remain Outstanding, and the Indebtedness to Remain Outstanding shall not be incurred in connection with, or in contemplation of, the Transaction (as defined in the Amended and Restated Credit Agreement) and the terms and conditions of the Indebtedness to Remain Outstanding shall be satisfactory to the Administrative Agent; and

               (ii) the Administrative Agent shall be satisfied that the creditors under any financing arrangement to be repaid in connection with the Transaction (as defined in the Amended and Restated Credit Agreement) have terminated and released all security interests and Liens on the assets owned by the Borrower and its Subsidiaries, and shall have received such releases of security interest in and Liens on the assets owned by the Borrower and its Subsidiaries or agreements to release the foregoing and/or proper termination statements (Form UCC-3 or the appropriate equivalent) as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent;

          (s) CONSUMMATION OF OTS ACQUISITION AGREEMENT, ETC. The transactions contemplated by the OTS Acquisition Agreement (as defined in the Amended and Restated Credit Agreement) shall have been consummated without the waiver of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby which are for the benefit of the Borrower and the waiver of which, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect, and the Administrative Agent shall have received such evidence of the consummation of such transactions as it may request; all representations and warranties of the Borrower and the other parties thereto contained in the Transaction Documents shall be true and correct in all material respects; and all notifications, consents and approvals required pursuant to the Transaction Documents shall have been given or obtained, as the case may be;

          (t) APPOINTMENT OF AGENT. The Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, in form and substance satisfactory to the Administrative Agent, indicating its consent to its appointment by the Credit Parties as their agent to receive service of process as specified in SECTION 12.9 of the Amended and Restated Credit Agreement;

          (u) EMPLOYEE BENEFIT PLANS; SHAREHOLDERS' AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; TAX SHARING AGREEMENTS; DEBT AGREEMENTS. On or prior to the Amendment/Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower, of:

               (i) all material employee benefit plans (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), or any other similar plans or arrangements for the benefit of employees of the Borrower or any of its Material Subsidiaries and any profit sharing plans and deferred compensation plans of the Borrower or any of its Material Subsidiaries (collectively, the "EMPLOYEE BENEFIT Plans");

               (ii) all agreements entered into by the Borrower or any of its Material Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to the Borrower or any of its Material Subsidiaries with respect to their capital stock (collectively, the "SHAREHOLDER AGREEMENTS");

               (iii) all agreements with members of, or with respect to the, management of the Borrower or any of its Material Subsidiaries other than Employment Agreements (collectively, the "MANAGEMENT AGREEMENTS");

               (iv) any material employment agreements entered into by the Borrower or any of its Material Subsidiaries (collectively, the "EMPLOYMENT AGREEMENTS");

               (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Material Subsidiaries (collectively, the "COLLECTIVE BARGAINING AGREEMENTS");

               (vi) all agreements evidencing or relating to Indebtedness to Remain Outstanding of the Borrower or any of its Material Subsidiaries and all agreements evidencing or relating to any Indebtedness of the Borrower or any of its Material Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Amendment/Restatement Effective Date (collectively, the "DEBT AGREEMENTS"); and

               (vii) all tax sharing, disaffiliation tax allocation and other similar agreements entered into by the Borrower or any of its Material Subsidiaries (collectively, the "TAX SHARING AGREEMENTS");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; and shall be in full force and effect on the

Amendment/Restatement Effective Date, except such agreements previously identified to the Administrative Agent and the Required Lenders which will be terminated in connection with the consummation of the transaction.

          (v) ADVERSE CHANGE. On or prior to the Amendment/Restatement Effective Date, nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known)
(i) which the Administrative Agent or the Required Lenders shall determine has or reasonably could be expected to have, or could have, a Material Adverse Effect or (ii) which materially disrupts or materially adversely changes financial, banking or capital market conditions generally; and

          (w) OTHER MATTERS. All corporate and other proceedings taken in connection with the Transaction (as defined in the Amended and Restated Credit Agreement) at or prior to the Amendment/Restatement Effective Date, and all documents incident thereto will be reasonably satisfactory in form and substance to the Administrative Agent; and the Administrative Agent shall have received such other instruments and documents as the Administrative Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

          Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its New Term B Loan (if applicable) to be made on the Amendment/Restatement Effective Date, such Lender approves of and consents to each of the matters set forth in this SECTION 4 which must be approved by, or which must be satisfactory to, the Agents or the Required Lenders or Lenders, as the case may be.

          5. In order to induce the undersigned Lenders to enter into this Agreement, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists at the Amendment/Restatement Effective Date after giving effect to this Agreement and (y) all of the representations and warranties contained in the Amended and Restated Credit Agreement shall be true and correct in all material respects as of the Amendment/Restatement Effective Date after giving effect to this Agreement and the amendment and restatement of the Original Credit Agreement contemplated hereby, with the same effect as though such representations and warranties had been made on and as of the Amendment/Restatement Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

          6. Each of the undersigned Lenders acknowledges and agrees to the following: (a) the release from mortgage by the Administrative Agent of approximately 80 acres of real property of the Borrower located in Sacramento, California, with a fair market value (as represented by the Borrower) of approximately $1,600,000 for the purposes of constructing a Country Day school,
(b) the execution by the Administrative Agent and the Borrower of Amendment No. 3 to Post Closing Agreement in order to extend the date to June 30, 2003 (previously, December 28, 2002) by which certain environmental permits and filings must be in place with respect to the Borrower's Corvol l'Orgueilleux, France facility and (c) the waiver and ratification of the Borrower's transfer and sale of certain real property of the Borrower located in

Marion, Indiana to the City of Marion, Indiana, which real property remains subject to a mortgage in favor of the Administrative Agent on behalf of the Secured Creditors.

          7. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Original Credit Agreement or any other Loan Document.

          8. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          9. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          10. This Agreement shall become effective on the first Business Day upon which each of the following conditions have been satisfied (the "AMENDMENT/RESTATEMENT EFFECTIVE DATE"):

               (i) the Borrower, the percentage of Lenders required by the Original Credit Agreement and each of the New Term B Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: S. Kay McNab (facsimile number 312-558-5700);

               (ii) the conditions specified in SECTION 4 hereof shall be satisfied; and

               (iii) the Borrower shall have paid each Lender which executed and delivered a counterpart to this Agreement a non-refundable cash fee (the "AMENDMENT FEE") in an amount equal to .125% of the sum of the outstanding principal amount of Term A Loans and the Revolving Commitment of such Lender as of the first Business Day immediately prior to the Amendment/Restatement Effective Date.

          Notwithstanding the foregoing, the amendments to the Original Credit Agreement that would be affected hereby and the obligations of the New Term B Lenders to make New Term B Loans shall not become effective unless each of the foregoing conditions is satisfied or waived at or prior to 5:00 p.m., New York City time, on October 2, 2002. In the event such conditions are not so satisfied or waived, the Original Credit Agreement shall remain in effect without giving effect to any amendments thereto contemplated hereby.

          11. (a) On and after the date hereof each reference in the Amended and Restated Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the "Credit Agreement", as the case may be, in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Original Credit Agreement as amended and restated by the Amended and Restated Credit Agreement shall mean and be a reference to the Original Credit Agreement as amended and restated by the Amended and Restated Credit Agreement.

          (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Agent under the Original Credit Agreement as amended and restated by the Amended and Restated Credit Agreement or the Loan Documents.

          (c) The Amended and Restated Credit Agreement amends and restates the Original Credit Agreement and is not in satisfaction of payment of any Obligations thereunder and does not constitute a novation, payment and reborrowing, or termination of the Obligations under the Original Credit Agreement, but rather shall relate back to the execution date of the Original Credit Agreement for all purposes, including filing and perfection of all security interests for the benefit of the Secured Creditors.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement to Amend and Restate as of the date first above written.

                                        GENCORP INC.



                                        By: /s/ Yasmin R. Seyal
                                            -----------------------------------
                                                Name: Yasmin R. Seyal
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


















                Signature Page to Agreement to Amend and Restate

                                         DEUTSCHE BANK TRUST COMPANY
                                         AMERICAS (formerly known as Bankers
                                         Trust Company), as Administrative Agent
                                         and Lender



                                         By: /s/ Marguerite Sutton
                                             -----------------------------------
                                                 Name: Marguerite Sutton
                                                 Title: Vice President

















                Signature Page to Agreement to Amend and Restate

                                         ABN AMRO BANK N.V.,
                                         as Lender



                                         By: /s/ Terrence J. Ward
                                             -----------------------------------
                                                 Name: Terrence J. Ward
                                                 Title: Senior Vice President


                                         By: /s/ Peter J. Hallan
                                             -----------------------------------
                                                 Name: Peter J. Hallan
                                                 Title: Vice President

















                Signature Page to Agreement to Amend and Restate

                                         THE BANK OF NEW YORK,
                                         as Lender



                                         By: /s/ Elizabeth T. Ying
                                             -----------------------------------
                                                 Name: Elizabeth T. Ying
                                                 Title: Vice President




















                Signature Page to Agreement to Amend and Restate

                                         THE BANK OF NOVA SCOTIA,
                                         as Lender



                                         By: /s/ M. Sparrow
                                             -----------------------------------
                                                 Name: M. Sparrow
                                                 Title: Director






















                Signature Page to Agreement to Amend and Restate

                                         ING CAPITAL LLC,
                                         as Lender



                                         By: /s/ Ludwig Hoogstoel
                                             -----------------------------------
                                                 Name: Ludwig Hoogstoel
                                                 Title: Managing Director















                Signature Page to Agreement to Amend and Restate

                                         NATIONAL CITY BANK,
                                         as Lender



                                         By: /s/ Tom Gurbach
                                             -----------------------------------
                                                 Name: Tom Gurbach
                                                 Title: Vice President
























                Signature Page to Agreement to Amend and Restate

                                         THE NORTHERN TRUST COMPANY,
                                         as Lender



                                         By: /s/ Melissa W. Whitson
                                             -----------------------------------
                                                 Name: Melissa W. Whitson
                                                 Title: Vice President
























                Signature Page to Agreement to Amend and Restate

                                         WELLS FARGO BANK, N.A.,
                                         as Lender



                                         By: /s/ Rick A. Souza
                                             -----------------------------------
                                                 Name: Rick A. Souza
                                                 Title: Vice President


























                Signature Page to Agreement to Amend and Restate

                                         WACHOVIA BANK, N.A.,
                                         as Lender



                                         By: /s/ Katherine A. Harkness
                                             -----------------------------------
                                                 Name: Katherine A. Harkness
                                                 Title: Director


















                Signature Page to Agreement to Amend and Restate

                                   SCHEDULE I



NEW TERM B LENDERS                NEW TERM B LOANS
------------------                ----------------

Deutsche Bank Trust
Company Americas                   $ 40,000,000.00

ABN AMRO Bank, N.V.                $ 40,000,000.00

The Bank of Nova Scotia            $ 20,000,000.00

ING Capital LLC                    $ 15,000,000.00

                  TOTAL            $115,000,000.00

                                                                  Execution Copy

                                     ANNEX I


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT

                    DATED AS OF DECEMBER 28, 2000 AND AMENDED
                       AND RESTATED AS OF OCTOBER 2, 2002

                                      AMONG

                                  GENCORP INC.,

                                 AS THE BORROWER

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                            AS ADMINISTRATIVE AGENT,

                              ABN AMRO BANK, N.V.,

                              AS SYNDICATION AGENT,

                          DEUTSCHE BANK SECURITIES INC.
                                       AND
                             ABN AMRO INCORPORATED,

                            AS JOINT LEAD ARRANGERS,

                            THE BANK OF NOVA SCOTIA,

                             AS DOCUMENTATION AGENT

                                       AND

                          VARIOUS LENDING INSTITUTIONS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                         Page


ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS...............................................................1

         Section 1.1.     Definitions......................................................................1
         Section 1.2.     Accounting Terms; Financial Statements..........................................44

ARTICLE II - AMOUNT AND TERMS OF CREDIT...................................................................44

         Section 2.1.     The Commitments.................................................................44
         Section 2.2.     Notes...........................................................................48
         Section 2.3.     Minimum Amount of Each Borrowing; Maximum Number
                          of Borrowings...................................................................48
         Section 2.4.     Borrowing Options...............................................................49
         Section 2.5.     Notice of Borrowing.............................................................49
         Section 2.6.     Conversion or Continuation......................................................50
         Section 2.7.     Disbursement of Funds...........................................................51
         Section 2.8.     Additional Loan Commitments.....................................................52
         Section 2.9.     Pro Rata Borrowings.............................................................55
         Section 2.10.    Amount and Terms of Letters of Credit...........................................55

ARTICLE III - INTEREST AND FEES...........................................................................64

         Section 3.1.     Interest........................................................................64
         Section 3.2.     Fees............................................................................65
         Section 3.3.     Computation of Interest and Fees................................................66
         Section 3.4.     Interest Periods................................................................66
         Section 3.5.     Compensation for Funding Losses.................................................67
         Section 3.6.     Increased Costs, Illegality, Etc................................................68
         Section 3.7.     Replacement of Affected Lenders.................................................71
         Section 3.8.     Borrower Controls on Non-Dollar Loans; Prepayments..............................72

ARTICLE IV - REDUCTION OF COMMITMENTS; PAYMENTS AND
                             PREPAYMENTS..................................................................73

         Section 4.1.     Voluntary Reduction of Commitments..............................................73
         Section 4.2.     Mandatory Reductions of Commitments.............................................74
         Section 4.3.     Voluntary Prepayments...........................................................74
         Section 4.4.     Mandatory Prepayments...........................................................75
         Section 4.5.     Application of Prepayments; Waiver of Certain Prepayments.......................80
         Section 4.6.     Method and Place of Payment.....................................................82
         Section 4.7.     Net Payments....................................................................82


ARTICLE V - CONDITIONS OF CREDIT..........................................................................85

         Section 5.1.      Conditions Precedent to All Credit Events......................................85

ARTICLE VI - REPRESENTATIONS AND WARRANTIES...............................................................87

         Section 6.1.     Corporate Status................................................................87
         Section 6.2.     Corporate Power and Authority...................................................87
         Section 6.3.     No Violation....................................................................87
         Section 6.4.     Governmental and Other Approvals................................................88
         Section 6.5.     Financial Statements; Financial Condition; Undisclosed
                          Liabilities; Projections; Etc...................................................88
         Section 6.6.     Litigation......................................................................90
         Section 6.7.     Disclosure......................................................................90
         Section 6.8.     Use of Proceeds; Margin Regulations.............................................91
         Section 6.9.     Tax Returns and Payments........................................................92
         Section 6.10.    Compliance With ERISA...........................................................92
         Section 6.11.    Ownership of Property...........................................................93
         Section 6.12.    Capitalization of the Borrower..................................................94
         Section 6.13.    Subsidiaries....................................................................94
         Section 6.14.    Compliance With Law, Etc........................................................95
         Section 6.15.    Investment Company Act..........................................................95
         Section 6.16.    Public Utility Holding Company Act..............................................95
         Section 6.17.    Environmental Matters...........................................................95
         Section 6.18.    Labor Relations.................................................................96
         Section 6.19.    Intellectual Property, Licenses, Franchises and Formulas........................97
         Section 6.20.    Certain Fees....................................................................97
         Section 6.21.    Security Documents..............................................................97
         Section 6.22.    Documents.......................................................................99
         Section 6.23.    Intercompany Notes..............................................................99
         Section 6.24.    Aerojet Settlement Agreement....................................................99

ARTICLE VII - AFFIRMATIVE COVENANTS......................................................................100

         Section 7.1.     Financial Statements...........................................................100
         Section 7.2.     Certificates; Other Information................................................101
         Section 7.3.     Notices........................................................................103
         Section 7.4.     Conduct of Business and Maintenance of Existence...............................104
         Section 7.5.     Payment of Obligations.........................................................105
         Section 7.6.     Inspection of Property, Books and Records......................................105
         Section 7.7.     ERISA..........................................................................105
         Section 7.8.     Maintenance of Property; Insurance.............................................107
         Section 7.9.     Environmental Laws.............................................................108


         Section 7.10.    Use of Proceeds................................................................109
         Section 7.11.    Interest Rate Protection.......................................................109
         Section 7.12.    Additional Security; Further Assurances........................................109
         Section 7.13.    End of Fiscal Years; Fiscal Quarters...........................................111
         Section 7.14.    Foreign Subsidiaries Security..................................................111
         Section 7.15.    Certain Fees Indemnity.........................................................112
         Section 7.16.    OTS Acquisition Documents......................................................112
         Section 7.17.    Addition of Collateral.........................................................112

ARTICLE VIII - NEGATIVE COVENANTS........................................................................113

         Section 8.1.     Liens..........................................................................113
         Section 8.2.     Indebtedness...................................................................115
         Section 8.3.     Consolidation, Merger, Purchase or Sale of Assets, Etc.........................118
         Section 8.4.     Dividends or Other Distributions...............................................120
         Section 8.5.     Limitation on Certain Restrictions on Subsidiaries.............................121
         Section 8.6.     Issuance of Stock..............................................................121
         Section 8.7.     Loans and Investments..........................................................122
         Section 8.8.     Transactions with Affiliates...................................................124
         Section 8.9.     Lines of Business..............................................................125
         Section 8.10.    Fiscal Year....................................................................125
         Section 8.11.    Limitation on Voluntary Payments and Modifications of
                          Indebtedness; Modifications of Certificate of Incorporation,
                          By-Laws and Certain Other Agreements; Etc......................................125
         Section 8.12.    Accounting Changes.............................................................126
         Section 8.13.    Aerojet Government Contracting Authority.......................................126
         Section 8.14.    Sale of Mortgaged Property or Mortgaged California
                          Real Estate....................................................................126

ARTICLE IX - FINANCIAL COVENANTS.........................................................................127

         Section 9.1.     Capital Expenditures...........................................................127
         Section 9.2.     Maintenance of Consolidated Net Worth..........................................128
         Section 9.3.     Interest Coverage Ratio........................................................128
         Section 9.4.     Leverage Ratio.................................................................129
         Section 9.5.     Fixed Charge Coverage Ratio....................................................129

ARTICLE X - EVENTS OF DEFAULT............................................................................130

         Section 10.1.    Events of Default..............................................................130
         Section 10.2.    Rights Not Exclusive...........................................................134


ARTICLE XI - THE ADMINISTRATIVE AGENT....................................................................134

         Section 11.1.    Appointment....................................................................134
         Section 11.2.    Nature of Duties...............................................................134
         Section 11.3.    Exculpation, Rights Etc........................................................135
         Section 11.4.    Reliance.......................................................................136
         Section 11.5.    Indemnification................................................................136
         Section 11.6.    The Administrative Agent In Its Individual Capacity............................136
         Section 11.7.    Notice of Default..............................................................137
         Section 11.8.    Holders of Obligations.........................................................137
         Section 11.9.    Resignation by the Administrative Agent........................................137

ARTICLE XII - MISCELLANEOUS..............................................................................138

         Section 12.1.    No Waiver; Modifications in Writing............................................138
         Section 12.2.    Further Assurances.............................................................140
         Section 12.3.    Notices, Etc...................................................................140
         Section 12.4.    Costs, Expenses and Taxes; Indemnification.....................................141
         Section 12.5.    Confirmations..................................................................143
         Section 12.6.    Adjustment; Setoff.............................................................143
         Section 12.7.    Execution in Counterparts......................................................144
         Section 12.8.    Binding Effect; Assignment; Addition and
                          Substitution of Lenders........................................................145
         Section 12.9.    CONSENT TO JURISDICTION;
                          MUTUAL WAIVER OF JURY TRIAL....................................................148
         Section 12.10.   GOVERNING LAW..................................................................149
         Section 12.11.   Severability of Provisions.....................................................149
         Section 12.12.   Headings.......................................................................149
         Section 12.13.   Termination of Agreement.......................................................149
         Section 12.14.   Confidentiality................................................................150
         Section 12.15.   Concerning the Collateral and the Loan Documents...............................150
         Section 12.16.   Effectiveness..................................................................152
         Section 12.17.   Registry.......................................................................153
         Section 12.18.   Matters Relating to this Agreement.............................................154

INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit 1.1(a)      Form of Intercompany Subordinated Demand Promissory Note

Exhibit 2.1(d)      Form of Swing Line Loan Participation Certificate

Exhibit 2.2(a)      Form of New Term B Note

Exhibit 2.5-1       Form of Notice of Borrowing

Exhibit 2.5-2       Form of Appointment (or Revocation) of Responsible Officer

Exhibit 2.6         Form of Notice of Conversion or Continuation

Exhibit 2.10(b)     Form of Letter of Credit Request

Exhibit 4.7(d)      Form of Section 4.7(d)(ii) Certificate

Exhibit 7.2(b)      Form of Officer's Certificate Pursuant to Section 7.2(b)

Exhibit 12.8(c)     Form of Assignment and Assumption Agreement

SCHEDULES
---------

Schedule 1.1(a)            Loan/Commitments

Schedule 2.10(a) Letters of Credit Outstanding as of the Amendment/Restatement Effective Date

Schedule 6.3               Approvals and Consents

Schedule 6.4               Governmental Approvals

Schedule 6.5(a)            Pro Forma Balance Sheet

Schedule 6.5(c)            Existing Liabilities

Schedule 6.5(e)            Projections

Schedule 6.6               Litigation

Schedule 6.10              ERISA Plans

Schedule 6.12              Capitalization of the Borrower

Schedule 6.13              List of Subsidiaries

Schedule 6.17              Existing Environmental Matters

Schedule 6.21(c)           Owned and Leased Properties

Schedule 7.8               Insurance Levels

Schedule 8.1(f)            Existing Liens

Schedule 8.2(b)            Existing Indebtedness to Remain Outstanding

Schedule 8.5(a)            Existing Restrictions on Subsidiaries

Schedule 8.7(b)            Existing Investments

Schedule 12.3              Notice Information

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT"), dated as of December 28, 2000 and amended and restated as of October 2, 2002, and is made by and among GenCorp Inc., an Ohio corporation having its principal place of business in Rancho Cordova, California ("GENCORP" or the "BORROWER"), the undersigned financial institutions, including Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), in their capacities as lenders hereunder (collectively, the "LENDERS," and each individually, a "LENDER"), Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders, ABN AMRO Bank, N.V., as Syndication Agent (the "SYNDICATION AGENT") (collectively, the "AGENTS" and each individually, an "AGENT"), and The Bank of Nova Scotia, as Documentation Agent.

                              W I T N E S S E T H:

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1.      DEFINITIONS.

As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADDITIONAL COLLATERAL" is defined in SECTION 7.12(a).

                  "ADDITIONAL SECURITY DOCUMENTS" means all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to SECTION 7.12 with respect to Additional Collateral.

                  "ADJUSTED TOTAL REVOLVING LOAN COMMITMENT" shall mean at any time the Total Revolving Commitment less the aggregate Commitments of all Defaulting Lenders.

                  "ADJUSTED WORKING CAPITAL" means the difference between (i) Consolidated Current Assets excluding from Consolidated Current Assets all Cash and Cash Equivalents, and (ii) Consolidated Current Liabilities excluding from Consolidated Current Liabilities all short-term borrowings, the current portion of long-term Indebtedness and the current portion of Capitalized Lease Obligations.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and any successor Administrative Agent in such capacity.

                  "AEROJET" means Aerojet - General Corporation, an Ohio corporation.

                  "AEROJET SETTLEMENT AGREEMENT" means that certain settlement agreement by and between Aerojet and the federal government of the United States, titled Modification No. 1 to the 29 November 1992 Settlement Agreement Between the United States and Aerojet-General Corporation and effective as of November 30, 1998, pursuant to which the federal government of the United States has agreed to recognize, as allowable government contract costs, up to 88% of the environmental site restoration costs (as defined therein) incurred by Aerojet.

                  "AFC" means Aerojet Fine Chemicals LLC, a Delaware limited liability company.

                  "AFFILIATE" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and officers of such Person) or is controlled by or is under common control with such Person provided that no Agent nor any Affiliate of an Agent shall be deemed to be an Affiliate of the Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, a Person (and any director and officer thereof) shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities or other equity interests having ordinary voting power for the election of directors (if a corporation) or to select the managing member, trustee or equivalent controlling interest.

                  "AGENTS" is defined in the introduction to this Agreement and any successor Agent in such respective capacity.

                  "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

                  "AGREEMENT TO AMEND" means the Agreement to Amend and Restate dated as of October 2, 2002 among the Borrower, the Agents and the Persons that are Lenders after giving effect to the effectiveness thereof.

                  "AMENDMENT/RESTATEMENT EFFECTIVE DATE" shall have the meaning set forth in the Agreement to Amend.

                  "APPLICABLE BASE RATE MARGIN" means at any date, (i) with respect to Revolving Loans and Term A Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Revolving Loans and Term A Loans opposite the Most Recent Leverage Ratio as of such date, and (ii) with respect to New Term B Loans, 2.75%:


----------------------------------------------------------- -------------------------
                                                              APPLICABLE BASE RATE
                       MOST RECENT                            MARGIN FOR REVOLVING
                      LEVERAGE RATIO                         LOANS AND TERM A LOANS
                      --------------                         ----------------------

----------------------------------------------------------- -------------------------
                  Less than 1.75 to 1.00                             0.75%
----------------------------------------------------------- -------------------------
 Equal to or greater than 1.75 to 1.00 but less than 2.00            1.00%
                         to 1.00
----------------------------------------------------------- -------------------------
 Equal to or greater than 2.00 to 1.00 but less than 2.25            1.25%
                         to 1.00
----------------------------------------------------------- -------------------------
 Equal to or greater than 2.25 to 1.00 but less than 2.50            1.50%
                         to 1.00
----------------------------------------------------------- -------------------------
 Equal to or greater than 2.50 to 1.00 but less than 3.00            1.75%
                         to 1.00
----------------------------------------------------------- -------------------------
          Equal to or greater than 3.00 to 1.00                      2.00%
----------------------------------------------------------- -------------------------


                  "APPLICABLE COMMITMENT FEE PERCENTAGE" means at any date, the applicable percentage set forth in the following table under the column Applicable Commitment Fee Percentage opposite the Most Recent Leverage Ratio as of such date:


       ----------------------------------------------------- -------------------------------------------------------
                           MOST RECENT                                       APPLICABLE COMMITMENT
                          LEVERAGE RATIO                                         FEE PERCENTAGE
                          --------------                                         --------------

       ----------------------------------------------------- -------------------------------------------------------
                      Less than 2.25 to 1.00                                         0.375%
       ----------------------------------------------------- -------------------------------------------------------
              Equal to or greater than 2.25 to 1.00                                  0.50%
       ----------------------------------------------------- -------------------------------------------------------


                  "APPLICABLE EUROCURRENCY MARGIN" means at any date, (i) with respect to Revolving Loans and Term A Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans and Term A Loans opposite the Most Recent Leverage Ratio on such date, (ii) with respect to New Term B Loans, 3.75%:

------------------------------------- ----------------------------------
                                       APPLICABLE EUROCURRENCY MARGIN
            MOST RECENT                    FOR REVOLVING LOANS AND
           LEVERAGE RATIO                       TERM A LOANS
           --------------                       ------------

------------------------------------- ----------------------------------
       Less than 1.75 to 1.00                       1.75%
------------------------------------- ----------------------------------
  Equal to or greater than 1.75 to                  2.00%
  1.00 but less than 2.00 to 1.00
------------------------------------- ----------------------------------
  Equal to or greater than 2.00 to                  2.25%
  1.00 but less than 2.25 to 1.00
------------------------------------- ----------------------------------
  Equal to or greater than 2.25 to                  2.50%
  1.00 but less than 2.50 to 1.00
------------------------------------- ----------------------------------
  Equal to or greater than 2.50 to                  2.75%
  1.00 but less than 3.00 to 1.00
------------------------------------- ----------------------------------
  Equal to or greater than 3.00 to                  3.00%
                1.00
------------------------------------- ----------------------------------

                  "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Subsidiary of the Borrower (other than directors' qualifying shares and similar arrangements required by Requirements of Law), Investments, property or other assets (each referred to for the purposes of this definition as a "disposition") by the Borrower or any of its Subsidiaries; PROVIDED THAT (i) a disposition permitted by SECTION 8.3(a) through 8.3(j) (other than a Sale and Leaseback Transaction) shall not constitute an "Asset Disposition" for purposes of this Agreement and
(ii) a sale, transfer or other disposition of real property by the Borrower or any of its Subsidiaries as part of its trade or business shall not constitute an "Asset Disposition" for purposes of this Agreement PROVIDED that such real estate sales, transfers or other dispositions subject to this clause (ii), individually or in the aggregate, shall not exceed $25,000,000 in any Fiscal Year.

                  "ASSIGNED DOLLAR VALUE" shall mean (i) in respect of any Borrowing denominated in Dollars, the amount thereof, (ii) in respect of a Borrowing denominated in Euro, the Dollar Equivalent thereof based upon the applicable Spot Rate as of the last Computation Date. The Assigned Dollar Value of a Loan included in any Borrowing shall equal the pro rata portion of the Assigned Dollar Value of such Borrowing represented by such Loan.

                  "ASSIGNEE" has the meaning assigned to that term in SECTION 12.8(c).

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of EXHIBIT 12.8(C) annexed hereto and made a part hereof by any applicable Lender, as assignor, and such Lender's assignee in accordance with SECTION 12.8.

                  "ATTORNEY COSTS" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

                  "ATTRIBUTABLE DEBT" means as of the date of determination thereof with respect to an Operating Financing Lease, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of such Operating Financing Lease.

                  "AVAILABLE REVOLVING COMMITMENT" means, as to any Revolving Lender at any time an amount equal to the excess, if any, of (i) such Lender's Revolving Commitment over (ii) the sum of (x) the aggregate principal amount then outstanding of the Assigned Dollar Value of Revolving Loans made by such Lender, and (y) such Lender's Revolver Pro Rata Share of the Assigned Dollar Value of LC Obligations and the Assigned Dollar Value of Swing Line Loans then outstanding.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" as from time to time amended, including the rules and regulations promulgated thereunder, or any successor statute and the rules and regulations promulgated thereunder.

                  "BASE RATE" means the greater of (i) the rate most recently announced by DBTCA at its principal office as its "prime rate", which is not necessarily the lowest rate made available by DBTCA or (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by DBTCA is evidenced by the recording thereof after its announcement in such internal publication or publications as DBTCA may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by DBTCA shall become effective without prior notice to the Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such "prime rate" is announced by DBTCA. DBTCA may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

                  "BASE RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Base Rate.

                  "BENEFITED LENDER" has the meaning assigned to that term in
SECTION 12.6(a).

                  "BOARD" means the Board of Governors of the Federal Reserve System.

                  "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

                  "BORROWER PLEDGE AGREEMENT" shall mean a Borrower Pledge Agreement substantially in the form attached to the Original Credit Agreement, as amended, amended and restated and modified, and as the same may be amended, amended and restated, modified or supplemented from time to time.

                  "BORROWER SECURITY AGREEMENT" shall mean a Borrower Security Agreement substantially in the form attached to the Original Credit Agreement, as amended, amended and restated and modified, and as the same may be amended, amended and restated, modified or supplemented from time to time.

                  "BORROWING" means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate, on a single date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and made in a single currency, PROVIDED that Base Rate Loans or Eurocurrency Loans incurred pursuant to SECTION 3.6 shall be considered part of any related Borrowing of Eurocurrency Loans.

                  "BUSINESS DAY" (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from the Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; and (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with the Multicurrency Revolving Loans, any day (x) on which dealings in deposits in the Euro are carried out in the London interbank market, (y) on which commercial banks and foreign exchange markets are open for business in London and New York City and (z) the TARGET payment system is open for the settlement of payment in Euro.

                  "CAPITALIZED LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock (including each class of common and preferred stock), partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other interests.

                  "CASH" means money, currency or the available credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) time deposits, certificates of deposit and bankers acceptances maturing not more than one year after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an "APPROVED BANK"), or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the AMERICAN BANKER), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (iii) commercial paper, maturing not more than 270 days after the date of purchase, issued or guaranteed by a corporation (other than Borrower or any Subsidiary of Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with any Approved Bank and (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least AAA or the equivalent thereof by Moody's, including, without limitation, any such mutual fund managed or advised by any Lender or the Administrative Agent, or any other mutual fund holding assets consisting of the type specified in clauses (i) through (v) above.

                  "CHANGE OF CONTROL" means at any time the occurrence of one or more of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then outstanding Voting Securities of the Borrower; or (ii) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "CODE" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

                  "COLLATERAL" means all "Collateral" as defined in each of the Security Documents.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in
SECTION 4.4(a).

                  "COLLATERAL AGENT" means the Administrative Agent in its capacity as collateral agent for the Secured Creditors.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument payable on a sight basis issued pursuant to this Agreement for the purpose of supporting trade obligations of the Borrower or any of its Subsidiaries in the ordinary course of business.

                  "COMMITMENT" means, with respect to each Lender, the aggregate of the Revolving Commitment and the New Term B Commitment of such Lender and "Commitments" means such commitments of all of the Lenders collectively.

                  "COMMITMENT FEE" has the meaning assigned to that term in
SECTION 3.2(a).

                  "COMMITMENT INCREASE AMOUNT" has the meaning assigned to that term in SECTION 2.8(a).

                  "COMMITMENT PERIOD" means, the period from and including the date hereof to but not including the Revolver Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Revolver Termination Date.

                  "COMPUTATION DATE" has the meaning assigned to that term in
SECTION 3.8(b).

                  "CONSENT PROCEDURE" means the following procedure for obtaining consent from the Required Lenders in connection with the sale of AFC:
(1) the Borrower shall deliver to the Administrative Agent the following: (A) a letter from a Responsible Officer to the Administrative Agent requesting that the Required Lenders consent to the proposed transaction, including a detailed description of the proposed transaction, (B) copies of all documentation relating to the proposed transaction, (C) a certificate of a Responsible Financial Officer of the Borrower certifying that as of the date of such certificate and immediately after giving effect to the proposed transaction no Event of Default or Unmatured Event of Default shall occur, exist or be continuing and that all the representations and warranties set forth in ARTICLE VI and the other Loan Documents are true and correct in all material respects as of the date of the certificate and will be true and correct in all material respects immediately after giving effect to the proposed transaction and (D) to the extent the calculation of any financial covenants in ARTICLE IX hereof would be affected, a compliance certificate with respect to such covenant as of the date of the most recent certificate delivered pursuant to SECTION 7.2 giving pro forma effect to such proposed transaction; and (2) the Administrative Agent shall forward the request to the Lenders, using best efforts to forward the documents within three
(3) days of receipt, with the request that each Lender notify the Administrative Agent within 15 days of such Lender's receipt of the Borrower's request whether such Lender approves the proposed transaction and each Lender will use best efforts to respond to the Administrative Agent within such 15-day time period; and (3) the Administrative Agent shall promptly notify the Borrower whether Required Lenders' Consent has been received, and any failure of a Lender affirmatively to approve such request, or of the Administrative Agent so to notify the Borrower, shall not constitute or be deemed to constitute approval of such request.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any applicable period, the Consolidated Net Income or Consolidated Net Loss of the Borrower and its Subsidiaries (or of any business or Person to be acquired in any Permitted Acquisition for purposes of determining Consolidated Adjusted EBITDA on a pro forma basis pursuant to SECTION 8.7(k)) for such period, PLUS, to the extent deducted in determining the foregoing, (i) Consolidated Interest Expense for such period, (ii) the provision for taxes based on income and foreign withholding taxes for such period, (iii) depreciation expense for such period,
(iv) amortization expense for such period, (v) any non-cash non-operating loss or expense associated with any unfunded post-retirement health or insurance benefit plans of the Borrower, but only to the extent Section 420 of the Internal Revenue Code (or its successor provision) was utilized by the Borrower in the preceding Fiscal Year, MINUS, to the extent included in Consolidated Net Income or Consolidated Net Loss for such period, any non-cash non-operating income or gains related to defined pension plans of the Borrower and, MINUS (or
PLUS), any other non-cash non-operating income (or loss) for such period to the extent included in Consolidated Net Income or Consolidated Net Loss. For purposes of computing Consolidated Net Income or Consolidated Net Loss in determining Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries, there shall be excluded from the computation thereof, without duplication and to the extent not otherwise excluded from the computation thereof, (i) non-recurring fees and expenses incurred in connection with the consummation of the Transaction, and (ii) non-recurring fees and expenses incurred in connection with the consummation of any Permitted Acquisition in an aggregate amount not to exceed five percent (5.0%) of the total consideration for such Permitted Acquisition. In addition, for any four-quarter period ending on or prior to the date that is the one-year anniversary date of the Amendment/Restatement Effective Date but after August 31, 2002, Consolidated Adjusted

EBITDA shall be calculated on a pro forma basis assuming the consummation of the OTS Business Acquisition as of the first day of such four-quarter period. Solely for purposes of computing the Leverage Ratio and the Most Recent Leverage Ratio for any applicable period, Consolidated Adjusted EBITDA shall be calculated on a pro forma basis with respect to (A) any Permitted Acquisition effected during such period assuming the consummation of such Permitted Acquisition as of the first day of such period, and taking into account the same pro forma adjustments used for determining Consolidated Adjusted EBITDA on a pro forma basis pursuant to SECTION 8.7(k) with respect to such Permitted Acquisition and (B) any Asset Disposition permitted by the terms of this Agreement effected during such period assuming the consummation of such permitted Asset Disposition as of the first day of such period.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, without duplication, with respect to the Borrower and its Subsidiaries, any amounts expended, incurred or obligated to be expended during or in respect of a period for any purchase or other acquisition for value of any asset that should be classified on a consolidated balance sheet of such Person prepared in accordance with GAAP as a fixed or capital asset (including capitalized costs in respect of Intellectual Property) including, without limitation, the direct or indirect acquisition of such assets or improvements by way of increased product or service charges, offset items or otherwise, and shall include Capitalized Lease Obligations.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period,
(i) Consolidated Interest Expense, but excluding, however, interest expense not payable in cash, amortization of discount and deferred financing costs, plus or minus, as the case may be (ii) net amounts paid or received under Interest Rate Agreements (with cap payments amortized over the life of the cap) and MINUS interest income received in Cash or Cash Equivalents in respect of Investments permitted hereunder; PROVIDED that (a) for the Test Period ending on November 30, 2002, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the Fiscal Quarter ending on November 30, 2002 (taken as one accounting period), multiplied by 4, (b) for the Test Period ending on February 28, 2003, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the two Fiscal Quarter periods ending on February 28, 2003 (taken as one accounting period), multiplied by 2, and (c) for the Test Period ending on May 31, 2003, Consolidated Cash Interest Expense shall be the actual Consolidated Cash Interest Expense for the three Fiscal Quarter periods ending on May 31, 2003, multiplied by a fraction, the numerator of which is 4 and the denominator of which is 3.

                  "CONSOLIDATED CURRENT ASSETS" means, at any time, the consolidated current assets (excluding any current deferred tax assets) of the Borrower and its Subsidiaries at such time.

                  "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time.

                  "CONSOLIDATED DEBT" means, at any time, all Indebtedness for borrowed money of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and other Indebtedness under Operating Financing Leases, less Cash, Cash Equivalents and Foreign Cash Equivalents freely available and not subject to any Lien (other than a Lien in favor of the Administrative Agent and/or the Collateral Agent) or transfer restriction.

                  "CONSOLIDATED FIXED CHARGES" means, for any applicable period, the sum of, without duplication, (i) Consolidated Cash Interest Expense, (ii) the aggregate amount of Scheduled Repayments (after giving effect to any mandatory repayments under SECTION 4.4(b)-(j)), (iii) Consolidated Capital Expenditures during such period (other than (x) Consolidated Capital Expenditures constituting Capitalized Lease Obligations and (y) Consolidated Capital Expenditures made pursuant to SECTION 9.1(b)(i) through (iv)), (iv) all dividends and other distributions (other than distributions in the form of Capital Stock of the Borrower) paid during such period (regardless of when declared) on any shares of Capital Stock of the Borrower then outstanding, and
(v) income or other taxes currently payable for taxable income related to such period (but excluding the effect on such taxes payable as a result of any gain or loss otherwise excluded from Consolidated Adjusted EBITDA), all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any Person which is not a consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) except for determinations of net income (loss) to be made on a pro forma basis in connection with a Permitted Acquisition pursuant to SECTION 8.7(k), the net income (loss) of any Person accrued prior to the date it becomes a Subsidiary of any Borrower or is merged into or consolidated with any Borrower or any of its Subsidiaries or that Person's assets are acquired by any Borrower or any of its Subsidiaries shall be excluded. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any Capital Stock of the Person or a Subsidiary of the Person over (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any Capital Stock of the Person or a Subsidiary of the Person.

                  "CONSOLIDATED NET WORTH" of a Person means total equityholders' equity (including, without limitation, preferred stock and other preferred equity interests) of such Person and its Subsidiaries minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, environmental liabilities, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person, the book value, determined on a consolidated basis in accordance with GAAP, of all assets of such Persons and its Subsidiaries.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which such property may be subject.

                  "CREDIT EVENT" means the making of any Loan or the issuance of any Letter of Credit.

                  "CREDIT EXPOSURE" has the meaning assigned to that term in
SECTION 12.8(b).

                  "CREDIT PARTY" means each of (i) the Borrower, (ii) each Subsidiary Guarantor and any guarantor which may hereafter enter into a guarantee agreement with respect to the Obligations and (iii) each Subsidiary which is a party to a Subsidiary Pledge Agreement and any pledgor which may hereafter enter into a pledge agreement with respect to the Obligations.

                  "CUSTOMARY PERMITTED LIENS" means:

                        (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (x) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

                        (ii) mechanic's, processor's, materialman's, carrier's, warehousemen's, landlord's and similar Liens (including statutory and common law landlord's liens under leases to which any Credit Party or any Subsidiary is a party) arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (x) any proceedings commenced for the enforcement of such

Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                        (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that (x) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

                        (iv) Liens (x) incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Leases and (y) securing surety, indemnity, performance, appeal and release bonds, PROVIDED that
(x) full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP and (y) the aggregate amount of all such obligations does not exceed $1,000,000 at any time outstanding;

                        (v) Permitted Real Property Encumbrances;

                        (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $1,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                        (vii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement or the Security Documents;

                        (viii) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits in the ordinary course of business permitted by this Agreement; and

                        (ix) Environmental Liens, to the extent that (x) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (y) provision for all liability and damages that are the subject of said

Environmental Liens has been made on the books of such Person to the extent required by GAAP and (z) such Liens do not relate to obligations exceeding $5,000,000 in the aggregate at any one time.

                  "DBTCA" means Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a New York banking corporation, and its successors.

                  "DEFAULT RATE" means a variable rate per annum which shall be two percent (2%) per annum PLUS either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, but in no event in excess of that permitted by applicable law.

                  "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTS" means the Loan Documents and the Transaction Documents.

                  "DOLLAR" and "$" means the lawful currency of the United States of America.

                  "DOLLAR EQUIVALENT" means, at any time, (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in Euro, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate.

                  "DOMESTIC LC OBLIGATIONS" means, at any time, an amount equal to the sum of (i) the sum of the aggregate Stated Amount of the then outstanding Letters of Credit denominated in Dollars, and (ii) the sum of the aggregate amount of drawings under Domestic Letters of Credit which have not then been reimbursed pursuant to SECTION 2.10(c). The Domestic LC Obligations of any Revolving Lender at any time shall mean its Revolver Pro Rata Share of the Domestic LC Obligations outstanding at such time.

                  "DOMESTIC LETTER OF CREDIT" means any Letter of Credit the Stated Amount of which is denominated in Dollars.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower that is incorporated under the laws of any State of the U.S., the District of Columbia or any territory or possession of the U.S.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank, investment company, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity), insurance company or other "accredited investor" (as defined in Regulation D of the Securities Act), (ii) any Lender party to this Agreement, and (iii) any other Person approved by the Administrative Agent and, in the absence of an Unmatured Event of Default or Event of Default, the Borrower, such approval of the Borrower not to be unreasonably withheld.

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its ERISA Affiliates, any Subsidiary of the Borrower or ERISA Affiliates of such Subsidiary.

                  "ENVIRONMENTAL CLAIM" means any written notice of violation, allegation, action, proceeding, claim, suit, demand, consent decree, injunction, lien, legally binding order, penalty or fine by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, or any other common law claims, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health or safety, or natural resources, resulting from or based upon (i) the Release or threatened Release of, or exposure to, any Hazardous Materials in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by the Borrower or any of its Subsidiaries (the "PREMISES"), or to any real property to which Hazardous Materials related to the Premises come to be located, (ii) the use, handling, generation, transportation, storage, production, recycling treatment or disposal of Hazardous Materials in connection with the operation of any Premises, or (iii) the violation, or alleged violation, of any Environmental Laws.

                  "ENVIRONMENTAL LAWS" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives, or Environmental Permits, and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. Sec. 1251 ET SEQ., the Clean Air Act, as codified in 42 U.S.C. Sec. 7401 ET SEQ., the Toxic Substances Control Act, as codified in 15 U.S.C. Sec. 2601 ET SEQ., the Solid Waste Disposal Act, as codified in 42 U.S.C. Sec. 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. Sec. 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. Sec. 11001 ET SEQ., and the Safe Drinking Water Act, as codified in 42 U.S.C. Sec. 300f ET SEQ., and any related regulations, as well as all state and local equivalents.

                  "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or any limitations or restrictions placed upon any real property owned, leased or operated by the Borrower or any of its Subsidiaries by any Government Authority or court, or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Materials into the environment.

                  "ENVIRONMENTAL PERMITS" means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws or necessary or reasonably required for the business of the Borrower or any Subsidiary of the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of the Borrower or any Subsidiary.

                  "EURO" means the single currency of participating member states of the European Monetary Union.

                  "EUROCURRENCY LOAN" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

                  "EUROCURRENCY RATE" means (i) in the case of Dollar-denominated Loans, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the New York interbank market by the Administrative Agent for non-U.S. deposits in Dollars of amounts in immediately available funds comparable to the principal amount of the applicable Eurocurrency Loan of the Administrative Agent for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 10:00 a.m. (New York City time) on the applicable Interest Rate Determination Date and (ii) in the case of Euro denominated Loans, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the London interbank market by the Administrative Agent for non-U.S. deposits in Euro of amounts in immediately available funds comparable to the principal amount of the applicable Eurocurrency Loan of the Administrative Agent for which the Eurocurrency Rate is being determined with maturities comparable to the

Interest Period for which such Eurocurrency Rate will apply as of approximately 11:00 a.m. London time) on the applicable Interest Rate Determination Date.

                  "EUROCURRENCY RESERVE RATE" means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                                  EUROCURRENCY RATE
                  -------------------------------------------------------
                      1.00 - Eurocurrency Reserve Requirements

                  "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board).

                  "EVENT OF DEFAULT" has the meaning assigned to that term in
SECTION 10.1.

                  "EXCESS CASH FLOW" means for any period, the sum of (i) the sum (without duplication) of (A) Consolidated Net Income for such period, PLUS
(B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash (including without limitation any original issue discount or pay-in-kind interest expense) interest expense) included in determining Consolidated Net Income for such period, PLUS
(C) the decrease, if any, in Adjusted Working Capital from the first day to the last day of such period, PLUS (D) provisions for taxes appearing on an income statement of the Borrower and its Subsidiaries for such period, PLUS (E) losses from sales of assets, MINUS (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, PLUS (B) gains from sales of assets included in determining Consolidated Net Income for such period, PLUS (C) the aggregate amount of Capital Expenditures (excluding Capital Expenditures made pursuant to SECTION 9.1(b)(iii)) made by the Borrower and its Subsidiaries during such period to the extent not financed by any Indebtedness (other than the Revolving Loans) specified in clause (i), (iii) or (vi) of the definition of "INDEBTEDNESS", PLUS (D) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than (1) repayment of Indebtedness with proceeds of issuance of other Indebtedness or equity or equity contributions or with Net Sale Proceeds or proceeds of Recovery Events and (2) repayment of Loans, PROVIDED that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayments under SECTION 4.4(b) OR
(C) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swing Line Loans, only to the extent accompanied by a voluntary permanent reduction to the Total Revolving Commitment)) during such period, PLUS (E) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, PLUS (F) the increase, if any, in Adjusted Working Capital from the first day to the last day of such period, PLUS (G) taxes paid by the Borrower and its Subsidiaries during such period, PLUS (H) the principal portion of Capitalized Lease Obligations paid by the Borrower and its Subsidiaries during such period.

                  "EXCESS CASH FLOW PERIOD" means, with respect to the repayment required on each Excess Cash Payment Date, the immediately proceeding Fiscal Year of the Borrower.

                  "EXCESS CASH PAYMENT DATE" means the date occurring 95 days after the last day of a Fiscal Year of the Borrower (beginning with its Fiscal Year ending on November 30, 2001).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C.ss.78a ET SEQ. and as hereafter amended.

                  "EXCHANGE RATE DETERMINATION DATE" means (i) for purposes of the determination of the Spot Rate of any stated amount on any Business Day in relation to any Borrowing of Revolving Loans in Euro, the date which is three
(3) Business Days prior to such Borrowing, (ii) for purposes of the determination of the Spot Rate of any Stated Amount in relation to any issuance of any Letter of Credit, on the date of such issuance and (iii) for the purpose of determining the Spot Rate to make determinations pursuant to SECTION 4.4(a), the first Business Day of each calendar month.

                  "FACILITY" means any of the credit facilities established under this Agreement, I.E., the Term A Facility, the New Term B Facility or the Revolving Facility.

                  "FACING AGENT" means each of DBTCA and its affiliates (including but not limited to Deutsche Bank AG) and any other Lender agreed to by such Lender, the Borrower and the Administrative Agent. Notwithstanding the aforementioned, DBTCA and its affiliates will not issue Commercial Letters of Credit until further notice by DBTCA.

                  "FEDERAL FUNDS RATE" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DBTCA from three federal funds brokers of recognized standing selected by DBTCA.

                  "FISCAL QUARTER" has the meaning assigned to that term in
SECTION 7.13.

                  "FISCAL YEAR" has the meaning assigned to that term in SECTION 7.13.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated Adjusted EBITDA for such period to (ii) Consolidated Fixed Charges, in each case made by the Borrower and its Subsidiaries during such period.

                  "FOREIGN CASH EQUIVALENTS" means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody's A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or Aa2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an "APPROVED JURISDICTION"), or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction and (ii) debt securities in an aggregate principal amount not to exceed the Dollar Equivalent of $20,000,000 with a maturity of 365 days or less issued by any nation in which the Borrower or its Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

                  "FOREIGN PENSION PLAN" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Borrower or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of the Borrower or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "GUARANTEE OBLIGATIONS" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness,

Capitalized Lease or Operating Financing Lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or
(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "GUARANTEED CREDITORS" means and includes (i) the Administrative Agent and the Lenders and (ii) each Person (other than any Credit Party) which is a party to an Interest Rate Agreement or Other Hedging Agreement, in each case to the extent such Person constitutes a Secured Creditor under the Security Documents.

                  "GUARANTEED OBLIGATIONS" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Lender, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Interest Rate Agreement or Other Hedging Agreement, as the case may be, and their subsequent assigns, if any, whether or not in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "HAZARDOUS MATERIALS" means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect pursuant to any Environmental Law; or (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated pursuant to any Environmental Law.

                  "INCREMENTAL TERM C FACILITY" has the meaning assigned to that term in SECTION 2.8.

                  "INDEBTEDNESS" means, as applied to any Person (without duplication):

                        (i) all obligations (including principal, interest, fees and charges) of such Person for borrowed money;

                        (ii) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith);

                        (iii) all Capitalized Lease Obligations;

                        (iv) all indebtedness secured by any Lien (other than Customary Permitted Liens) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

                        (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

                        (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

                        (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all unpaid drawings in respect thereof and drafts drawn thereunder;

                        (viii) all obligations of such Person under Interest Rate Agreements or Other Hedging Agreements;

                        (ix) Guarantee Obligations of such Person; and

                        (x) the Attributable Debt of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "INDEBTEDNESS TO REMAIN OUTSTANDING" shall have the meaning assigned to that term in SECTION 6.5(d).

                  "INDEMNIFIED PARTY" has the meaning assigned to that term in
SECTION 12.4(a).

                  "INITIAL BORROWING DATE" means December 28, 2000.

                  "INTELLECTUAL PROPERTY" has the meaning assigned to that term in SECTION 6.19.

                  "INTERCOMPANY LOANS" has the meaning assigned to that term in
SECTION 8.7(g).

                  "INTERCOMPANY NOTE" means a demand promissory note (or a promissory note payable on a date reasonably satisfactory to the Administrative Agent) issued by a Subsidiary directly to the Borrower substantially in the form of EXHIBIT 1.1(A) or such other form or payee that is satisfactory to the Administrative Agent.

                  "INTEREST COVERAGE RATIO" means, for any period, the ratio of Consolidated Adjusted EBITDA to Consolidated Cash Interest Expense for such period.

                  "INTEREST PAYMENT DATE" means (i) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (ii) as to any Eurocurrency Loan, the last day of the Interest Period applicable thereto and (iii) as to any Eurocurrency Loan having an Interest Period longer than three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (A) the date upon which both the Revolving Commitments have been terminated and the Revolving Loans have been paid in full and (B) the Term A Loan Maturity Date and the New Term B Loan Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder for such Loan.

                  "INTEREST PERIOD" has the meaning assigned to that term in
SECTION 3.4.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party.

                  "INTEREST RATE DETERMINATION DATE" means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be
(i) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to the first day of the related Interest Period for such Loan or (ii) in the case of any Eurocurrency Loan in Euro, the date on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in Euro for value on the first day of the related Interest Period for such Eurocurrency Loan.

                  "INTERIM MATURITY DATE" means the last day of any Interest Period.

                  "INVENTORY" means, inclusively, all inventory as defined in the Uniform Commercial Code in effect in the State of New York from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the Borrower or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the Borrower's or any of its Subsidiaries' business.

                  "INVESTMENT" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than (x) prepaid expenses or accounts receivable created or acquired in the ordinary course of business or (y) any transaction evidenced by an Intercompany Note), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business or (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person. The amount of any Investment by any Person on any date of determination shall be the sum of the acquisition price of the gross assets acquired by such Person (including the amount of any liability assumed in connection with the acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) PLUS all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment MINUS the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Borrower or another Subsidiary of the Borrower) in connection with the sale of such Investment.

Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

                  "IRS" means the United States Internal Revenue Service, or any successor or analogous organization.

                  "JOINT VENTURE" means any corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "LC COMMISSION" has the meaning assigned to that term in
SECTION 2.10(e)(ii).

                  "LC OBLIGATIONS" means, collectively, the Domestic LC Obligations and the Multicurrency LC Obligations. The LC Obligation of any Lender at any time shall mean its Revolver Pro Rata Share of the Dollar Equivalent of the aggregate LC Obligations outstanding at such time.

                  "LENDER" and "LENDERS" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a "Lender" as contemplated by SECTION 12.8.

                  "LENDER DEFAULT" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing when the conditions precedent thereto, in the determination of the Administrative Agent, have been met or to fund its portion of any unreimbursed payment under SECTION 2.10(d) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under SECTION 2.1 or SECTION 2.10(d).

                  "LETTER OF CREDIT PAYMENT" means, as applicable (i) all payments made by a Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (ii) all payments by Revolving Lenders to a Facing Agent in respect thereof (whether or not in accordance with their Revolver Pro Rata Share).

                  "LETTER OF CREDIT REQUEST" has the meaning assigned to that term in SECTION 2.10(b).

                  "LETTERS OF CREDIT" means, collectively, all Commercial Letters of Credit or Standby Letters of Credit issued pursuant to this Agreement, and "LETTER OF CREDIT" means any one of such Letters of Credit.

                  "LEVERAGE RATIO" means, for any Test Period, the ratio of Consolidated Debt as of the last day of such Test Period to Consolidated Adjusted EBITDA for such Test Period.

                  "LIEN" means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgages, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect ownership by a third party of property leased or consigned to the Borrower or any of its Subsidiaries under a lease or consignment agreement which is not in the nature of a conditional sale or title retention agreement, any subordination arrangement in favor of another Person or any sale of receivables with recourse against the seller or any Affiliate of the seller).

                  "LOAN" means any Term A Loan, New Term B Loan, Revolving Loan or Swing Line Loan and "LOANS" means all such Loans collectively.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Agreement to Amend, the Notes, each Letter of Credit, each Security Document, each Interest Rate Agreement to which any Lender or any Affiliate of a Lender is a party, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

                  "MAJORITY LENDERS" of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, condition (financial or otherwise), assets, liabilities, property or operations of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of the Borrower or any Material Subsidiary of the Borrower to perform its respective obligations under any Loan Document to which it is a party, or (iii) the validity or enforceability of this Agreement or any of the Security Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

                  "MATERIAL SUBSIDIARY" means any Subsidiary of the Borrower, the Consolidated Total Assets of which were more than 7.5% of the Borrower's Consolidated Total Assets as of the end of the most recently completed Fiscal Year of the Borrower for which audited financial statements are available; PROVIDED that, in the event the aggregate of the Consolidated Total Assets of all Subsidiaries that do not constitute Material Subsidiaries exceeds 7.5% of the Borrower's Consolidated Total Assets as of such date, the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within 10 days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Subsidiaries to be deemed to be "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of the Borrower included in such audited financial statements.

                  "MAXIMUM COMMITMENT" means, when used with reference to any Lender, the aggregate of such Lender's New Term B Commitment and its Revolving Commitment in the amounts not to exceed those set forth opposite the name of such Lender on SCHEDULE 1.1(a) hereto, subject to reduction from time to time in accordance with the terms of this Agreement.

                  "MINIMUM BORROWING AMOUNT" means, with respect to (i) Base Rate Loans, $3,000,000, (ii) with respect to Eurocurrency Loans, $5,000,000, in the case of a Borrowing in Dollars, and 3,000,000 Euro, in the case of a Borrowing in Euro and (iii) with respect to Swing Line Loans, $500,000 (or such other amount as the Swing Line Lender may agree.)

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "MORTGAGE" has the meaning assigned to that term in the Original Credit Agreement and shall also include any mortgage or similar documents executed pursuant to SECTION 7.12.

                  "MORTGAGED CALIFORNIA REAL ESTATE" has the meaning assigned to that term in SECTION 7.17.

                  "MORTGAGED PROPERTY" means each owned or leased real property subject to a Mortgage pursuant to the Original Credit Agreement, as indicated on
SCHEDULE 6.21(c), and shall also include any owned or leased real property subject to a Mortgage pursuant to SECTION 7.12.

                  "MORTGAGE POLICIES" has the meaning assigned to that term in the Original Credit Agreement.

                  "MOST RECENT LEVERAGE RATIO" means, at any date, the Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to
SECTION 7.1; PROVIDED, HOWEVEr, that if the Borrower fails to deliver such financial statements as required by SECTION 7.1 and further fails to remedy such default within five days of notice thereof from the Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Leverage Ratio shall be deemed to be 3.00 to 1.00 as of the date such financial statements were required to be delivered under SECTION 7.1. Notwithstanding the foregoing or the provisions of the last sentence of

SECTION 3.3, from the Amendment/Restatement Effective Date to and including the date upon which the financial statements with respect to the Fiscal Year of the Borrower ended November 30, 2002 are (or should have been) delivered under
SECTION 7.1, the Most Recent Leverage Ratio shall be deemed to be 2.75 to 1.00.

                  "MULTICURRENCY COMMITMENT" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans denominated in Euro and to acquire participations in Multicurrency Letters of Credit, as such commitment may be adjusted from time to time pursuant to this Agreement. The initial amount of each Revolving Lender's Multicurrency Commitment is set forth on SCHEDULE 1.1(a) hereto, or in the Assignment and Acceptance pursuant to which such Revolving Lender shall have assumed its Multicurrency Commitment, as applicable. The initial aggregate amount of the Revolving Lenders' Multicurrency Commitments is the Dollar Equivalent of $68,333,333.33 and is part of, and not in addition to, the aggregate Revolving Commitments.

                  "MULTICURRENCY LC OBLIGATIONS" means, at any time, an amount equal to the sum of (i) the Dollar Equivalent of the aggregate Stated Amount of the then outstanding Multicurrency Letters of Credit and (ii) the Dollar Equivalent of the aggregate amount of drawings under Multicurrency Letters of Credit which have not then been reimbursed pursuant to SECTION 2.10(c). The Multicurrency LC Obligation of any Revolving Lender at any time shall mean its Revolver Pro Rata Share of the Dollar Equivalent of the Multicurrency LC Obligations outstanding at such time.

                  "MULTICURRENCY LETTER OF CREDIT" means any Letter of Credit denominated in Euro.

                  "MULTICURRENCY REVOLVING LOANS" means, at any time, all Revolving Loans then denominated in Euro.

                  "MULTICURRENCY OUTSTANDINGS" means, at any time, the sum, without duplication, of the Assigned Dollar Value of (a) the aggregate then outstanding principal amount of Multicurrency Revolving Loans and (b) the aggregate then outstanding amount of Multicurrency LC Obligations.

                  "MULTIEMPLOYER PLAN" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or ERISA Affiliates of such Subsidiary.

                  "NET OFFERING PROCEEDS" means the cash proceeds received by the Borrower or any of its Subsidiaries (including cash received by way of referred payment pursuant to a note receivable, conversion of non-cash consideration or otherwise, but only as and when such cash is received) from (i) the issuance of any Capital Stock or (ii) the incurrence of any Indebtedness, in each case net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other out-of-pocket fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

                  "NET SALE PROCEEDS" means, with respect to any Asset Disposition, the sum of the aggregate cash payments received by the Borrower or any Subsidiary of the Borrower from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) MINUS the direct costs and expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition) and MINUS any provision for taxes in respect thereof made in accordance with GAAP. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by the Borrower or any Subsidiary of the Borrower.

                  "NEW TERM B COMMITMENT" means, with respect to any Lender, the principal amount set forth opposite such Lender's name on SCHEDULE 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption "Amount of New Term B Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "NEW TERM B COMMITMENTS" means such commitments collectively, which commitments equal $115,000,000 in the aggregate as of the Amendment/Restatement Effective Date.

                  "NEW TERM B FACILITY" means the credit facility under this Agreement evidenced by the New Term B Commitments and the New Term B Loans.

                  "NEW TERM B LENDER" means any Lender which has a New Term B Commitment or is owed a New Term B Loan (or a portion thereof).

                  "NEW TERM B LENDERS" means, collectively, all of the New Term B Lenders.

                  "NEW TERM B LOAN" and "NEW TERM B LOANS" have the meanings assigned to those terms in SECTION 2.1(b).

                  "NEW TERM B LOAN MATURITY DATE" means March 28, 2007, PROVIDED that in the event that the New Term B Loan Maturity Date is extended by the Borrower in accordance with SECTION 2.1(b)(ii), the New Term B Loan Maturity Date shall be June 28, 2009.

                  "NEW TERM B NOTE" and "NEW TERM B NOTES" have the meanings assigned to those terms in SECTION 2.2(a).

                  "NEW TERM B PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all New Term B Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

                  "NEW TERM B PRO RATA SHARE" means, when used with reference to any New Term B Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such New Term B Lender's then outstanding New Term B Loan and the denominator of which shall be all then outstanding New Term B Loans.

                  "NON-DEFAULTING LENDER" means each Lender which is not a Defaulting Lender.

                  "NOTE" means any of the Revolving Notes, the Swing Line Note or the Term Notes and "NOTES" means all of such Notes collectively.

                  "NOTICE OF BORROWING" has the meaning assigned to that term in
SECTION 2.5.

                  "NOTICE OF CONVERSION OR CONTINUATION" has the meaning assigned to that term in SECTION 2.6.

                  "NOTICE OFFICE" means the office of the Administrative Agent located at 31 West 52nd Street, New York, New York 10019, Attention: Deal Administrator, or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

                  "OBLIGATIONS" means all liabilities and obligations of the Borrower and its Subsidiaries now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "OPERATING FINANCING LEASE" means a lease of the type described in clause (x) of the definition of "INDEBTEDNESS".

                  "OPERATING LEASE" of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, such Person's memorandum, articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

                  "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement, dated as of December 28, 2000, among, inter alia, the Borrower, various lending institutions, ABN AMRO Bank N.V., as Documentation Agent, Bank One, NA, as Syndication Agent and DBTCA, as Administrative Agent, as the same has been amended, modified and/or supplemented on or prior to the Amendment/Restatement Effective Date.

                  "OTHER HEDGING AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, commodity agreements, option contract, synthetic cap or other similar agreement other than an Interest Rate Agreement to which the Borrower or any Subsidiary is a party.

                  "OTS BUSINESS ACQUISITION" means the purchase by the Borrower from the OTS Seller of substantially all of the OTS Seller's space systems business relating directly to (i) the design, manufacture, sale, distribution and service of (a) thrusters, electronic systems and fuel systems for propulsion of spacecraft, launch vehicles for spacecraft, and anti-missile mid-flight diversion and (b) tow reels for aircraft and turbo products used to generate power on aircraft; and (ii) the manufacture and assembly of equipment used for extinguishing and/or suppression of fires, pursuant to the OTS Business Acquisition Agreement.

                  "OTS ACQUISITION AGREEMENT" means the Asset Purchase Agreement, dated as of August 26, 2002 among the OTS Seller and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "OTS ACQUISITION DOCUMENTS" means the OTS Acquisition Agreement, the Ancillary Documents (as defined in the OTS Acquisition Agreement), the Disclosure Schedules (as defined in the OTS Acquisition Agreement) and any material agreement, document, instrument and certificate executed and/or delivered on or after the Amendment/Restatement Effective Date pursuant to the terms thereof.

                  "OTS SELLER" means General Dynamics OTS (Aerospace), Inc.

                  "PARTICIPANTS" has the meaning assigned to that term in
SECTION 12.8(b).

                  "PAYMENT OFFICE" means (i) with respect to the Administrative Agent or Swing Line Lender, for payments with respect to Dollar-denominated Loans, 31 West 52nd Street, New York, New York, 10019, or such other address as the Administrative Agent or Swing Line Lender, as the case may be, may from time to time specify in accordance with SECTION 12.3 or (ii) with respect to the Administrative Agent or Swing Line Lender, for payments in Euro, such account at such bank or office in London (or such other location) as the Administrative Agent or Swing Line Lender, as the case may be, shall designate by notice to the Person required to make the relevant payment.

                  "PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

                  "PERFECTION CERTIFICATE" shall mean a Perfection Certificate substantially in the form attached to the Original Credit Agreement, as amended and modified, and as the same may be amended, modified or supplemented from time to time.

                  "PERMITTED ACQUISITION" has the meaning assigned to that term in SECTION 8.7(k).

                  "PERMITTED LIENS" has the meaning assigned to that term in
SECTION 8.1.

                  "PERMITTED REAL PROPERTY ENCUMBRANCES" means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the applicable title policy in respect thereof (or any update thereto) and found, on the date of delivery of such title policy to the Administrative Agent in accordance with the terms hereof, reasonably acceptable by the Administrative Agent, (ii) as to any particular real property at any time, such easements, encroachments, covenants, restrictions, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such real property for the purpose for which it is held by the mortgagor or owner, as the case may be, thereof, or the Lien held by the Administrative Agent, (iii) municipal and zoning laws, regulations, codes and ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or owner, as the case may be, of such real property, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items to which the Administrative Agent may consent.

                  "PERMITTED TECHNOLOGY LICENSES" has the meaning assigned to that term in SECTION 8.3(g).

                  "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PLAN" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

                  "PLAN ADMINISTRATOR" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

                  "PLAN SPONSOR" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

                  "PLEDGE AGREEMENTS" means, collectively, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement.

                  "PLEDGED SECURITIES" means, collectively, the "Securities" as defined in the Pledge Agreements or any other pledged securities under any Security Document.

                  "PREMISES" has the meaning assigned to such term in clause (i) of the definition "ENVIRONMENTAL CLAIM".

                  "PRO FORMA BALANCE SHEET" has the meaning assigned to that term in SECTION 6.5(a)(ii).

                  "PROJECTIONS" has the meaning assigned to that term in SECTION 6.5(e).

                  "PRO RATA SHARE" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's maximum Commitment and the denominator of which shall be the Total Commitment or, if no Commitments are then outstanding, such Lender's aggregate outstanding principal amount of Loans to the total outstanding principal balance of all Loans hereunder.

                  "QUARTERLY PAYMENT DATE" means each March 28, June 28, September 28 and December 28 of each year.

                  "REAL PROPERTY" means all of the right, title and interest of any Person in and to land, improvements and fixtures, including any such interest as lessee or licensee in, to and under leases or licenses.

                  "RECOVERY EVENT" means the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under SECTION 7.8.

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in SECTION 2.1(d)(ii).

                  "REGISTER" has the meaning assigned to that term in SECTION 12.17.

                  "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "RELATED FUND" means, with respect to any investment fund or trust that invests in commercial loans, any other investment fund or trust that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials) into the indoor or outdoor environment or into or out of any Premises, or at any other location, including any location to which the Borrower or any Subsidiary has transported or disposed or arranged for the transportation or disposal of any Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property of the Borrower or its Subsidiaries or at any other location.

                  "REMEDIAL ACTION" means any action required to (i) study, investigate, sample, monitor, clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; or (ii) prevent, minimize or otherwise address the Release or threat of a Release of Hazardous Materials.

                  "REPLACED LENDER" has the meaning assigned to that term in
SECTION 3.7.

                  "REPLACEMENT LENDER" has the meaning assigned to that term in
SECTION 3.7.

                  "REPORTABLE EVENT" means a "reportable event" described in
Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan other than a reportable event for which the 30 day notice requirement to the PBGC has been waived, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to
Section 4242 or 4245 of ERISA.

                  "REQUIRED LENDERS" means Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Commitments (or, after the Total Revolving Commitment has been terminated, outstanding Revolving Loans and Revolver Pro Rata Share of the Assigned Dollar Value of outstanding Swing Line Loans and the Assigned Dollar Value of LC Obligations) constitute greater than 50% of the sum of (i) the total outstanding amount of Term Loans of Non-Defaulting Lenders, and (ii) the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Revolver Pro Rata Share of all Non-Defaulting Lenders of the total Assigned Dollar Value of outstanding Swing Line Loans and the Assigned Dollar Value of LC Obligations at such time); PROVIDED, HOWEVER, that for so long as DBTCA and/or Bank One, NA hold more than 40% of the aggregate sum of the Total Revolving Commitment and the outstanding Term Loans, the percentage of Lenders required to constitute Required Lenders shall be 66?% and not 50% as provided above.

                  "REQUIRED LENDERS' CONSENT" means the receipt by the Administrative Agent, following completion of the Consent Procedure for any proposed transaction, of the written consent to the proposed transaction from the Required Lenders or, to the extent otherwise required by SECTION 12.1 of this Agreement, from all Lenders, in each case including and subject to any qualification or conditions that may be included in or referred to by the approving Lenders.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE FINANCIAL OFFICER" means, as to any Person, the chief financial officer, principal accounting officer, a financial vice president, controller, treasury manager, manager (in the case of a limited liability company) having responsibility for financial matters, treasurer or assistant treasurer of such Person.

                  "RESPONSIBLE OFFICER" means (i) as to the Borrower, any of the officers of the Borrower identified on the Notice of Appointment (or Revocation) of Responsible Officers, substantially in the form of EXHIBIT 2.5-2, delivered to the Administrative Agent and as amended, modified and supplemented thereafter and (ii) as to any other Person, any of the chairman or the vice chairman of the board of directors, the president, any executive vice president, the vice president-controller, any vice president, manager (in the case of a limited liability company) or any Responsible Financial Officer of such Person.

                  "RESTRICTED PAYMENTS" has the meaning assigned to that term in
SECTION 8.4.

                  "RETURNS" has the meaning assigned to that term in SECTION
6.9.

                  "REVOLVER PRO RATA SHARE" means, (i) when used with reference to any Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Revolving Commitment and the denominator of which shall be the Total Revolving Commitment or (ii) if the Revolver Termination Date has occurred, the Assigned Dollar Value of such Revolving Lender's then outstanding Revolving Loans and its pro rata share of the Assigned Dollar Value of outstanding Swing Line Loans and the Assigned Dollar Value of LC Obligations to the aggregate Assigned Dollar Value of outstanding Revolving Loans, Assigned Dollar Value of outstanding Swing Line Loans and Assigned Dollar Value of LC Obligations.

                  "REVOLVER TERMINATION DATE" means December 28, 2005 or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

                  "REVOLVING COMMITMENT" means, with respect to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans and to participate in Letters of Credit and Swing Line Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the Amendment/Restatement Effective Date is the amount set forth opposite such lender's name on SCHEDULE 1.1(a) hereto under the caption "Amount of Revolving Commitment" as the same may be adjusted from time to time pursuant to the terms hereof and "REVOLVING COMMITMENTS" means such commitments collectively, which commitments equal $136,666,666.66 in the aggregate as of the Amendment/Restatement Effective Date. The Revolving Commitment of each Revolving Lender includes as a subfacility thereunder such Lender's Multicurrency Commitment.

                  "REVOLVING FACILITY" means the credit facility under this Agreement evidenced by the Revolving Commitments and the Revolving Loans.

                  "REVOLVING LENDER" means any Lender which has a Revolving Commitment or is owed a Revolving Loan (or a portion thereof).

                  "REVOLVING LOAN" and "REVOLVING LOANS" have the meanings given in SECTION 2.1(c).

                  "REVOLVING NOTE" shall have the meaning assigned to that term in the Original Credit Agreement.

                  "ROLLOVER AMOUNT" has the meaning assigned to that term in
SECTION 9.1(b).

                  "SALE AND LEASEBACK TRANSACTION" means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

                  "SCHEDULED REPAYMENTS" means a Scheduled Term A Repayment or a Scheduled New Term B Repayment.

                  "SCHEDULED NEW TERM B REPAYMENTS" means, with respect to the principal payments on the New Term B Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

          ----------------------------------------- ---------------------
          NEW TERM B LOAN SCHEDULED                   REPAYMENT
          REPAYMENT DATE                              AMOUNT
          --------------                              ------

          ----------------------------------------- ---------------------
          December 28, 2002                           $287,500.00
          ----------------------------------------- ---------------------
          March 28, 2003                              $287,500.00
          ----------------------------------------- ---------------------
          June 28, 2003                               $287,500.00
          ----------------------------------------- ---------------------
          September 28, 2003                          $287,500.00
          ----------------------------------------- ---------------------
          December 28, 2003                           $287,500.00
          ----------------------------------------- ---------------------
          March 28, 2004                              $287,500.00
          ----------------------------------------- ---------------------
          June 28, 2004                               $287,500.00
          ----------------------------------------- ---------------------
          September 28, 2004                          $287,500.00
          ----------------------------------------- ---------------------
          December 28, 2004                           $287,500.00
          ----------------------------------------- ---------------------
          March 28, 2005                              $287,500.00
          ----------------------------------------- ---------------------
          June 28, 2005                               $287,500.00
          ----------------------------------------- ---------------------
          September 28, 2005                          $287,500.00
          ----------------------------------------- ---------------------
          December 28, 2005                           $287,500.00
          ----------------------------------------- ---------------------
          March 28, 2006                              $7,947,321.43
          ----------------------------------------- ---------------------
          June 28, 2006                               $7,947,321.43
          ----------------------------------------- ---------------------
          September 28, 2006                          $7,947,321.43
          ----------------------------------------- ---------------------
          December 28, 2006                           $7,947,321.43
          ----------------------------------------- ---------------------
          March 28, 2007                              $79,473,214.28
          ----------------------------------------- ---------------------


                  Notwithstanding the foregoing, in the event that the New Term B Loan Maturity Date is extended to June 28, 2009 by the Borrower in accordance with SECTION 2.1(b)(ii), the

Scheduled New Term B Repayments schedule set forth above shall automatically be amended to (i) delete the dollar value of $79,473,214.28 set forth next to March 28, 2007 and to substitute $7,947,321.43 therefore and (ii) add the following dates and repayment amounts immediately following March 28, 2007:




               -------------------------------------- -------------------
               NEW TERM B LOAN
               SCHEDULED                              REPAYMENT
               REPAYMENT DATE                         AMOUNT
               --------------                         ------

               -------------------------------------- -------------------
               June 28, 2007                          $7,947,321.43
               -------------------------------------- -------------------
               September 28, 2007                     $7,947,321.43
               -------------------------------------- -------------------
               December 28, 2007                      $7,947,321.43
               -------------------------------------- -------------------
               March 28, 2007                         $7,947,321.43
               -------------------------------------- -------------------
               June 28, 2007                          $7,947,321.43
               -------------------------------------- -------------------
               September 28, 2007                     $7,947,321.43
               -------------------------------------- -------------------
               December 28, 2007                      $7,947,321.43
               -------------------------------------- -------------------
               March 28, 2008                         $7,947,321.43
               -------------------------------------- -------------------
               June 28, 2009                          $7,947,321.41
               -------------------------------------- -------------------



                  "SCHEDULED TERM A REPAYMENTS" means, with respect to the principal payments on the Term A Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to SECTIONS 4.3 AND 4.4:

               ---------------------------------------- ------------------
               TERM A LOAN SCHEDULED                    REPAYMENT
               REPAYMENT DATE                           AMOUNT
               --------------                           ------

               ---------------------------------------- ------------------
               December 28, 2002                        $4,747,807.02
               ---------------------------------------- ------------------
               March  28, 2003                          $4,747,807.02
               ---------------------------------------- ------------------
               June 28, 2003                            $4,747,807.02
               ---------------------------------------- ------------------
               September 28, 2003                       $4,747,807.02
               ---------------------------------------- ------------------
               December 28, 2003                        $4,747,807.02
               ---------------------------------------- ------------------
               March 28, 2004                           $4,747,807.02
               ---------------------------------------- ------------------
               June 28, 2004                            $4,747,807.02
               ---------------------------------------- ------------------
               September 28, 2004                       $4,747,807.02
               ---------------------------------------- ------------------
               December 28, 2004                        $4,747,807.02
               ---------------------------------------- ------------------
               March 28, 2005                           $7,121,710.52
               ---------------------------------------- ------------------
               June 28, 2005                            $7,121,710.52
               ---------------------------------------- ------------------
               September 28, 2005                       $7,121,710.52
               ---------------------------------------- ------------------
               December 28, 2005                        $7,121,710.49
               ---------------------------------------- ------------------

                  "SEC" means the Securities and Exchange Commission or any successor thereto.

                  "SECURED CREDITORS" has the meaning provided in the respective Security Documents to the extent defined therein and shall include any Person who is granted a security interest pursuant to any Loan Document.

                  "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENTS" means, collectively, the Borrower Security Agreement and the Subsidiary Security Agreement.

                  "SECURITY DOCUMENTS" means, collectively the Security Agreements, the Subsidiary Guaranty, the Pledge Agreements, the Mortgages, the Perfection Certificates, and all other agreements, assignments, security agreements, pledge agreements, instruments and documents executed in connection therewith and herewith, including, without limitation, all Additional Security Documents, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Security Documents" shall also include all guaranties, security agreements, mortgagees, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by any Credit Party or any Subsidiary of any Credit Party after the date of this Agreement in favor of the Administrative Agent or Collateral Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

                  "SOLVENT" means, when used with respect to (i) any Person (other than subject to clause (ii)), that (x) the fair saleable value of its assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, disputed or undisputed), (y) it is able to pay its debts or obligations in the ordinary course as they mature and (z) it has capital sufficient to carry on its business and all business in which it is about to engage and (ii) for any Person other than a Domestic Subsidiary, such Person has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for the purposes of the law of such Person's jurisdiction of formation. For purposes of SECTION 6.5(b), "debt" means any liability on a claim, and "claim" means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (B) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPECIFIED CURRENCY" means the currency in which a sum is denominated in accordance with the applicable provisions of this Agreement.

                  "SPOT RATE" means, for any currency at any date, the rate quoted by DBTCA as the spot rate for the purchase by DBTCA of such currency with another currency through its foreign exchange trading office or such other rate which the Administrative Agent may select based on reasonable commercial practices; PROVIDED that if at the time of any such determination, no such Spot Rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems appropriate to determine such rate and such determination shall be conclusive absent manifest error. The Administrative Agent shall provide the Borrower with the then current Spot Rate from time to time upon the Borrower's request therefor.

                  "STANDBY LETTERS OF CREDIT" means any of the irrevocable standby letters of credit issued for the account of the Borrower or any of its Subsidiaries pursuant to this Agreement, in form acceptable to the Facing Bank, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

                  "STATED AMOUNT" or "STATED AMOUNTS" means, (i) with respect to any Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), and (ii) with respect to any Letter of Credit issued in Euro, the Assigned Dollar Value of the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), in either case, as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

                        (A) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if the Borrower has required that the increase in Stated Amount be given effect as of an earlier date and Facing Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by the Borrower; and

                        (B) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date Facing Agent receives the written consent (including by authenticated telex, cable, SWIFT messages or facsimile transmission (with, in the case of a facsimile transmission, a follow-up original hard copy)) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by Facing Agent purporting to effect such reduction.

                  "SUBORDINATED NOTES" means, collectively, those certain unsecured convertible subordinated notes due 2007 issued by the Borrower and in a maximum principal amount which shall not exceed $150,000,000 at any one time outstanding, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

                  "SUBSIDIARY GUARANTOR" means each Material Domestic Subsidiary of the Borrower, any Domestic Subsidiary of the Borrower that is a party to the Subsidiary Guaranty and any Subsidiary of the Borrower that becomes a party to the Subsidiary Guaranty or delivers a guaranty pursuant to SECTION 7.12 or 7.14.

                  "SUBSIDIARY GUARANTY" shall mean a Subsidiary Guaranty substantially in the form attached to the Original Credit Agreement, as amended, restated, and modified, and as the same may be amended, restated, modified or supplemented from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENT" shall mean a Subsidiary Pledge Agreement substantially in the form attached to the Original Credit Agreement, as amended, restated and modified, and as the same may be amended, restated, modified or supplemented from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" shall mean a Subsidiary Security Agreement substantially in the form attached to the Original Credit Agreement, as amended, restated and modified, and as the same may be amended, restated, modified or supplemented from time to time.

                  "SWING LINE COMMITMENT" means, with respect to the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.1(d) in the amount referred to therein.

                  "SWING LINE LENDER" means DBTCA in such capacity.

                  "SWING LINE LOAN PARTICIPATION CERTIFICATE" means a certificate, substantially in the form of EXHIBIT 2.1(d).

                  "SWING LINE LOANS" has the meaning assigned to that term in
SECTION 2.1(d).

                  "SWING LINE NOTE" has the meaning assigned to that term in the Original Credit Agreement.

                  "SYNDICATED DATE" means the earlier of (i) the 90th day following the Amendment/Restatement Effective Date and (ii) the date upon which the Agents determine (and notify the Borrower) that the primary syndication (and the resultant addition of Persons as Lenders pursuant to SECTION 12.8) of the New Term B Facility has been completed.

                  "TAXES" has the meaning assigned to that term in SECTION
4.7(a).

                  "TERM A FACILITY" means the credit facility under this Agreement evidenced by the Term A Loans.

                  "TERM A LENDER" means any Lender which is owed a Term A Loan (or a portion thereof).

                  "TERM A LENDERS" means, collectively, all of the Term A
Lenders.

                  "TERM A LOAN" and "TERM A LOANS" have the meanings assigned to those terms in SECTION 2.1(a).

                  "TERM A LOAN MATURITY DATE" means December 28, 2005.

                  "TERM A NOTE" and "TERM A NOTES" have the meanings assigned to those terms in the Original Credit Agreement.

                  "TERM A PERCENTAGE" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all Term A Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of all Term Loans outstanding at such time.

                  "TERM A PRO RATA SHARE" means, when used with reference to any Term A Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term A Lender's then outstanding Term A Loan and the denominator of which shall be all then outstanding Term A Loans.

                  "TERM LOANS" means the Term A Loans and the New Term B Loans collectively.

                  "TERM NOTES" means the Term A Notes and the New Term B Notes.

                  "TEST PERIOD" means, at any time the four consecutive Fiscal Quarters of the Borrower then last ended, in each case taken as one accounting period.

                  "TOTAL AVAILABLE REVOLVING COMMITMENT" means, at the time of any determination thereof is made, the sum of the respective Available Revolving Commitments of the Lenders at such time.

                  "TOTAL COMMITMENT" means, at the time any determination thereof is made, the sum of the New Term B Commitments and the Revolving Commitments at such time.

                  "TOTAL CONSOLIDATED INDEBTEDNESS" means the total of all Indebtedness of the Borrower and its Subsidiaries.

                  "TOTAL REVOLVING COMMITMENT" means, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

                  "TRANSACTION" means and includes (i) each of the Credit Events occurring on the Amendment/Restatement Effective Date, (ii) the consummation of the OTS Business Acquisition, (iii) such other transactions as are contemplated by and in accordance with the Transaction Documents and (iv) the payment of fees and expenses in connection with the foregoing.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents, the OTS Acquisition Documents and any other agreement, document, instrument and certificate executed and/or delivered pursuant to the terms of, or in connection with, any of the foregoing.

                  "TRANSFEREE" has the meaning assigned to that term in SECTION 12.8(d).

                  "TYPE" means any type of Loan, namely, a Base Rate Loan or a Eurocurrency Loan.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                  "UNMATURED EVENT OF DEFAULT" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

                  "UNPAID DRAWING" means the aggregate amount of drawings under all Letters of Credit which have not been reimbursed pursuant to SECTION 2.10(c).

                  "VOTING SECURITIES" means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

                  "WAIVABLE PREPAYMENT" has the meaning assigned to that term in
SECTION 4.5(c).

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors, or similar de minimis issuances of capital stock to comply with Requirements of
Law) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

                  "WRITTEN" OR "IN WRITING" means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

Section 1.2.      ACCOUNTING TERMS; FINANCIAL STATEMENTS.

All accounting terms used herein but not expressly defined in this Agreement shall have respective meanings given to them in accordance with GAAP in effect on the date hereof in the United States of America. Except as otherwise expressly provided herein (including without limitation, any modification to the terms hereof pursuant to SECTION 8.12), all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on the date hereof and on a basis consistent with the presentation of the financial statements and projections delivered pursuant to, or otherwise referred to in, SECTIONS 6.5(a) and 6.5(e). Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to SECTION
7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein (including, without limitation, the definition of Wholly-Owned Subsidiary), wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

Section 2.1.      THE COMMITMENTS.

                  (a) TERM A LOANS. Loans designated on the Initial Borrowing Date "Term A Loans" were made by each Lender with a Term A Commitment under and as defined in the Original Credit Agreement in the amount of such Term A Commitment with the principal amount of each such Term A Loan outstanding hereunder as a Term A Loan on the Amendment/Restatement Effective Date (as set forth on SCHEDULE 1.1(a) hereto) to continue to remain outstanding hereunder as Term A Loans (collectively, the "TERM A LOANS"). No amount of a Term A Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

                  (b) NEW TERM B LOANS. (i) On the Amendment/Restatement Effective Date, each New Term B Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a "NEW TERM B LOAN" and collectively, the "NEW TERM B LOANS") to the Borrower on the

Amendment/Restatement Effective Date in an aggregate principal amount equal to the New Term B Commitment of such New Term B Lender. The New Term B Loans (1) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Amendment/Restatement Effective Date, (2) shall be denominated in Dollars, (3) shall be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, PROVIDED, that all New Term B Loans made by the New Term B Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of New Term B Loans of the same Type and (4) shall not exceed for any Lender at the time of incurrence thereof on the Amendment/Restatement Effective Date the New Term B Commitment, if any, of such Lender at such time. Each New Term B Lender's New Term B Commitment shall expire immediately and without further action on the Amendment/Restatement Effective Date if the New Term B Loans are not made on the Amendment/Restatement Effective Date. No amount of a New Term B Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

                        (ii) With respect to the New Term B Facility, the New Term B Lenders hereby agree and acknowledge that the New Term B Loan Maturity Date may be extended to June 28, 2009, at the option of the Borrower, upon the conversion, repayment or other disposition in full, all on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders of the New Term B Facility, of the Subordinated Notes. The Borrower shall provide not less than 30 days' prior written notice to the Administrative Agent and the New Term B Lenders of such extension and shall provide such documentation to the Administrative Agent and the New Term B Lenders as such parties may request regarding the conversion, repayment or other disposition in full of the Subordinated Notes. Any extension notice, is subject to the conditions precedent that: (i) the representations and warranties of the Borrower contained in
ARTICLE VI shall be true and correct, and such extension shall be deemed to constitute a representation and warranty that on such date such representations and warranties were true and correct; and (ii) no Event of Default or Unmatured Event of Default has occurred and is then continuing. Upon the satisfaction of all conditions described in this SECTION 2.1(b)(ii) (which satisfaction shall be evidenced in writing to the Borrower by the Administrative Agent and the Majority Lenders of the New Term B Facility), the New Term B Loan Maturity Date shall be extended as described herein without any further action of the New Term B Lenders and the Administrative Agent. The Borrower shall deliver or cause to be delivered any documentation, including amended New Term B Notes, as may reasonably be requested by a New Term B Lender in connection with such extension. In the event that the conditions described herein are not satisfied by the Borrower prior to March 28, 2007, the New Term B Loan Maturity Date shall not be extended and the New Term B Loans (to the extent not previously paid) shall be due and payable on the then New Term B Loan Maturity Date (which for the avoidance of doubt is acknowledged to be March 28, 2007).

                  (c) REVOLVING LOANS. Each Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrower denominated in Dollars and in Euro (subject to the limitations set forth in this Agreement), on a revolving basis from time to time during the Commitment Period, so long as after giving effect thereto (and the use of the proceeds thereof) (A) the Assigned Dollar Value of such Revolving Lender's Outstanding Revolving Loans would not exceed its Revolver Pro Rata Share of the Total Available Revolving Commitment or (B) the Assigned Dollar Value of its Revolver Pro Rata Share of the Multicurrency Outstandings would not exceed its Multicurrency Commitment (each such loan by any Lender, including each such loan that is outstanding on the Amendment/Restatement Effective Date which shall continue to remain outstanding hereunder as a Revolving Loan subject to the same Interest Period as was applicable to it immediately prior to the Amendment/Restatement Effective Date, a "REVOLVING LOAN" and collectively, the "REVOLVING LOANS"). All Revolving Loans comprising the same Borrowing hereunder shall be made by the Revolving Lenders simultaneously and in proportion to their respective Revolving Commitments. Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in SECTION 3.6, all Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

                  (d) SWING LINE LOANS.

                      (i) SWING LINE COMMITMENT. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars ("SWING LINE LOANS") to the Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000; PROVIDED, HOWEVER, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof) or (B) cause the Assigned Dollar Value of the Outstanding Revolving Loans of any Lender, when added to such Lender's Revolver Pro Rata Share of then outstanding Swing Line Loans and Revolver Pro Rata Share of the aggregate Assigned Dollar Value of the LC Obligations (exclusive of Unpaid Drawings relating to LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swing Line Loans) to exceed such Lender's Revolving Commitment. Amounts borrowed by the Borrower under this SECTION 2.1(d)(i) may be repaid and, to but excluding the fifth (5) Business Day prior to the Revolver Termination Date, reborrowed. Swing Line Loans shall be maintained as Base Rate Loans and, notwithstanding SECTION 2.6, shall not be entitled to be converted into any other Type of Loan. Any Swing Line Loans that are outstanding on the Amendment/Restatement Effective Date shall continue to remain outstanding hereunder and are deemed to be "Swing Line Loans."

                      (ii) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) notify each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Lender's Revolver

Pro Rata Share of the principal amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given, PROVIDED, HOWEVER, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under SECTIONS 10.1(e) or 10.1(f) or upon the occurrence of a Change of Control. Unless any of the events described in SECTIONS 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of SECTION 2.1(d)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                      (iii) PARTICIPATION IN SWING LINE LOANS. If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to SECTION 2.1(d)(ii), one of the events described in SECTIONS 10.1(e) or 10.1(f) shall have occurred, or if for any other reason a Revolving Loan cannot be made pursuant to SECTION 2.1(d)(ii), then, subject to the provisions of SECTION 2.1(d)(iv) below, each Lender will, on the date such Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Revolver Pro Rata Share of such Swing Line Loan. Upon request, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate, substantially in the form of EXHIBIT 2.1(D) hereto, dated the date of receipt of such funds and in such amount.

                      (iv) LENDERS' OBLIGATIONS UNCONDITIONAL. Each Lender's obligation to make Revolving Loans in accordance with SECTION 2.1(d)(ii) and to purchase participating interests in accordance with SECTION 2.1(d)(iii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default;
(C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to SECTION 2.1(d)(ii) or (iii) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two
(2) Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this SECTION

2.1(d)(iv), no Lender shall be required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to SECTION 2.1(d)(ii) above or to purchase a participating interest in a Swing Line Loan pursuant to
SECTION 2.1(d)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; PROVIDED, HOWEVER, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

Section 2.2.      NOTES.

                  (a) EVIDENCE OF INDEBTEDNESS. On the Initial Borrowing Date, the Borrower issued (i) to each Lender that made a Term A Loan on such date a Term A Note, (ii) to each Lender with a Revolving Commitment on such date a Revolving Note, and (iii) to the Swingline Lender a Swingline Note. The Borrower has from time to time thereafter, in connection with assignments made pursuant to SECTION 12.8(c) hereof, issued new Notes as required by such Section to the respective assignees. As of the Amendment/Restatement Effective Date, the Borrower's obligation to pay the principal of and interest on the Term Loans made to it by each New Term B Lender shall, if requested by a Lender, be evidenced by a promissory note (each, a "NEW TERM B NOTE" and, collectively, the "NEW TERM B NOTES") duly executed and delivered by the Borrower substantially in the form of EXHIBIT 2.2(A) hereto, with blanks appropriately completed in conformity herewith.

                  (b) NOTATION OF PAYMENTS. Each Lender will note on its internal records the amount of each Loan made by it, and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount (and, with respect to Revolving Notes, the applicable currency) of Loans evidenced thereby. Failure to make any such notation, or any error in any such notation, shall not affect the Borrower's or any guarantor's obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

Section 2.3.      MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF
                  BORROWINGS.

The aggregate principal amount of each Borrowing (other than with respect to Swing Line Loans) by the Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of (i) in the case of a Borrowing in Dollars, $1,000,000, or (ii) in the case of a Borrowing in Euro, 1,000,000 Euro, above such minimum (or, if less, the then

Total Available Revolving Commitment). The aggregate principal amount of each Swing Line Borrowing shall be not less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any date; PROVIDED that at no time shall there be outstanding more than eight Borrowings of Eurocurrency Loans for any Facility.

Section 2.4.      BORROWING OPTIONS.

The Term Loans and the Revolving Loans shall, at the option of the Borrower except as otherwise provided in this Agreement, be (i) Base Rate Loans, (ii) Eurocurrency Loans, or (iii) part Base Rate Loans and part Eurocurrency Loans; PROVIDED, that Multicurrency Loans may only be made as Eurocurrency Loans. As to any Eurocurrency Loan, any Lender may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate to make or continue such Loan, provided that in such event that Lender's Loan shall, for the purposes of this Agreement, be considered to have been made by that Lender and the obligation of the Borrower to repay that Lender's Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or affiliate.

Section 2.5.      NOTICE OF BORROWING.

Whenever the Borrower desires to make a Borrowing of any Loan hereunder, it shall give the Administrative Agent at its office located at 31 West 52nd Street, New York, New York 10019 (or such other address as the Administrative Agent may hereafter designate in writing to the parties hereto) (the "NOTICE ADDRESS") at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing), given not later than 1:00 p.m. (New York City time) of each Base Rate Loan, and at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing), given not later than 1:00 p.m. (New York City time), of each Dollar denominated Eurocurrency Loan to be made hereunder and at least four (4) Business Days prior written notice (or telephone notice promptly confirmed in writing) given not later than 1:00 p.m. (New York time), of each Loan denominated in Euro; PROVIDED, HOWEVER, that a Notice of Borrowing with respect to Borrowings to be made on the Amendment/Restatement Effective Date may, at the discretion of the Administrative Agent, be delivered later than the time specified above. Whenever the Borrower desires that Swing Line Lender make a Swing Line Loan under SECTION 2.1(d), it shall deliver to Swing Line Lender prior to 1:00 p.m. (New York City time) on the date of Borrowing written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a "NOTICE OF BORROWING"), which shall be in the form of EXHIBIT 2.5-1 hereto, shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurocurrency Loans and, with respect to Eurocurrency Loans, (x) the Interest Period to be applicable thereto and (y) the currency in which such Loan is to be made. The Administrative Agent shall as promptly as practicable give each Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender's Revolver Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent or the Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower prior to receipt of written confirmation as evidenced in the Notice of Appointment (or Revocation) of Responsible Officer, which shall be in the form of EXHIBIT 2.5-2 hereto. The Administrative Agent's records shall, absent manifest error, be final, conclusive and binding on the Borrower with respect to evidence of the terms of such telephonic Notice of Borrowing.

Section 2.6.      CONVERSION OR CONTINUATION.

With respect to Dollar denominated Loans, the Borrower may elect (i) on any Business Day at any time after the seventh Business Day following the Amendment/Restatement Effective Date to convert Base Rate Loans or any portion thereof to Eurocurrency Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurocurrency Loans or any portion thereof into Base Rate Loans or to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefor must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or an integral multiple of (i) in the case of a Borrowing in Dollars, $1,000,000, or (ii) in the case of a Borrowing in Euro, 1,000,000 Euro, in each case in excess thereof. With respect to Euro denominated Loans, the Borrower may elect to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period. Each conversion or continuation of Term A Loans shall be allocated among the Term A Loans of the Term A Lenders in accordance with their respective Term A Pro Rata Shares. Each conversion or continuation of New Term B Loans shall be allocated among the New Term B Loans of the New Term B Lenders in accordance with their respective New Term B Pro Rata Shares. Each conversion or continuation of Revolving Loans shall be allocated among the Revolving Loans of the Lenders in accordance with their respective Revolver Pro Rata Shares. Each such election shall be in substantially the form of EXHIBIT 2.6 hereto (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Administrative Agent at least three (3) Business Days' (or one Business Day in the case of a conversion into Base Rate Loans or four (4) Business Days' in the case of continuation of a Multicurrency Revolving Loan) prior written notice thereof to the Notice Address given not later than 1:00 p.m. (New York City time) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurocurrency Loans, shall also be the last day of the Interest Period therefor). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and


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

no continuation in whole or in part of Dollar denominated Eurocurrency Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. The Borrower shall not be entitled to specify an Interest Period in excess of 30 days for any Multicurrency Revolving Loan if an Unmatured Event of Default or an Event of Default has occurred and is continuing. If, within the time period required under the terms of this SECTION 2.6, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans or, in the case of Multicurrency Revolving Loans, Eurocurrency Loans with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

Section 2.7.      DISBURSEMENT OF FUNDS.

No later than 1:00 p.m. (local time at the place of funding) on the date specified in each Notice of Borrowing, each Lender will make available its New Term B Pro Rata Share of New Term B Loans and Revolver Pro Rata Share of Revolving Loans, as the case may be, of the Borrowing requested to be made on such date in Dollars or Euro, as the case may be, and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of the Administrative Agent as the Administrative Agent may direct in the case of Eurocurrency Loans) and the Administrative Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment). Unless the Administrative Agent shall have been notified by any Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and, if so notified, the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, as the case may be, applicable during the period in question, PROVIDED, however, that any interest paid to the Administrative Agent in respect of such corresponding amount shall be credited against interest payable by the Borrower to such Lender under


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

SECTION 3.1 in respect of such corresponding amount. Any amount due hereunder to the Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (and at the Administrative Agent's cost of funds for amounts in Euro) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with the Administrative Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by the Administrative Agent pursuant to this SECTION 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its New Term B Pro Rata Share of all New Term B Loans and its Revolver Pro Rata Share of all Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against the Borrower with respect to any amounts paid to the Administrative Agent or any Lender with respect to the preceding sentence; PROVIDED, that such Lender shall have full recourse against the Borrower to the extent of the amount of such loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against the Lender as a result of any default by such Lender hereunder.

Section 2.8.      ADDITIONAL LOAN COMMITMENTS.

                  (a) So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may, upon 30 days' prior written notice to the Administrative Agent, request on one or more occasions that (i) the Revolving Commitment, the commitment available for Term A Loans or both be increased (PROVIDED such increase shall be in a minimum aggregate amount for all Lenders (including Eligible Assignees who will become Lenders) of at least $5,000,000), or (ii) that the Lenders participate in a new credit facility
hereunder (the "      TERM C FACILITY"); PROVIDED that no Lender shall be
under any obligation to increase such Commitment or participate in such Incremental Term C Facility. The aggregate amount of (y) any increase in the Revolving Commitment, the commitment available for Term A Loans or both (the "COMMITMENT INCREASE AMOUNT"), and (z) the amount of the Incremental Term C Facility, shall not exceed $100,000,000. Such notice shall (A) specify the requested Commitment Increase Amount or the requested amount of the Incremental Term C Facility, as the case may be; (B) specify the applicable Facility or Facilities to which such Commitment Increase Amount is to apply, and if more than one Facility, the Commitment Increase Amount in respect of each such Facility; (C) specify the effective date of such Commitment increase or Incremental Term C Facility, which date shall not be less than 60 nor more than 90 days following the date of such written notice; and (D) include financial projections satisfactory to the Administrative Agent (a copy of which shall be provided to the Lenders) which evidence that, after giving effect to the Commitment Increase Amount or the Incremental Term C


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

Facility, as the case may be, including, without limitation, the amortization terms thereof, on a pro forma basis through the Term A Loan Maturity Date, the Borrower shall be in compliance with the covenants set forth in ARTICLE IX of this Agreement. The terms and conditions of the Incremental Term C Facility shall be as follows: (1) the amount of the Incremental Term C Facility shall be the amount in respect of which the Lenders and any other financial institutions which becomes a Incremental Term C Lender pursuant to SECTION 2.8(d) have agreed to participate in accordance with this SECTION 2.8(a); (2) the Borrower shall use the proceeds of any loans under the Incremental Term C Facility solely for the purpose or purposes agreed to by the Lenders who agree to participate in the Incremental Term C Facility and the other financial institutions which become Incremental Term C Lenders pursuant to SECTION 2.8(d); (3) the Incremental Term C Facility shall be made in Dollars, shall not revolve and any amount repaid or prepaid under the Incremental Term C Facility cannot be reborrowed and shall reduce the Incremental Term C Commitment by the amount repaid or prepaid, as the case may be; (4) the Loans outstanding under the Incremental Term C Facility shall have a weighted average life to maturity not less than the weighted average life to maturity of the Term A Facility and shall mature no earlier than the Term A Loan Maturity Date in respect of the Term A Facility; and (5) such other terms and conditions agreed to by the Borrower and the Lenders who have agreed to participate in accordance with this SECTION 2.8 and the other financial institutions who have become Lenders pursuant to SECTION 2.8(d), which terms and conditions (other than provisions relating to interest and fees) shall not, taken as a whole, in any event, be more onerous or more extensive than the terms and conditions set out in this Agreement. Upon receipt of such request the Administrative Agent shall, as soon as reasonably practicable, notify the applicable Lenders of such request.

                  (b) Each applicable Lender shall advise the Administrative Agent in writing as to whether it consents to such requested increase or participation, as the case may be, within 30 days of receipt by the Administrative Agent from the Borrower of the notice requesting such increase or participation, as the case may be. If any Lender does not provide such notice within such time, such Lender shall be deemed to have refused the applicable request. Not more than two (2) Business Days following (i) the last day for receipt by the Administrative Agent of such notices or (ii) if all such relevant Lenders shall have provided such notice, the day on which the last of such notices shall have been received by the Administrative Agent, the Administrative Agent shall advise the Borrower and each such Lender, with respect to each such Lender, whether such Lender has consented to the requested Commitment Increase Amount or request to participate in the Incremental Term C Facility, as the case may be, or has refused, or is deemed to have refused, such requested Commitment Increase Amount or request to participate in the Incremental Term C Facility, as the case may be, and of the aggregate amount by which those Lenders consenting to such Commitment Increase Amount have agreed to increase their respective Commitments or participate in the Incremental Term C Facility.

                  (c) Subject to SECTION 2.8(e), in the event that the Borrower has requested an increase of the Revolving Commitment or commitment available for Term A Loans pursuant to


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

SECTION 2.8(a) and (i) such Commitment Increase Amount has been agreed to by all of the then existing Lenders, then the applicable Commitment in respect of each such Lender shall be increased by an amount equal to the amount consented to by such consenting Lender; or (ii) such increase has been consented to by some, but not all, of the applicable Lenders, then (y) with respect to the consenting Lenders, the relevant Commitment of each such Lender shall be increased by an amount equal to the amount consented to by such consenting Lender; and (z) with respect to the non-consenting Lenders, the relevant Commitment shall not be increased.

                  (d) If consenting Lenders have not offered to advance all of the Commitment Increase Amount or to participate in the Incremental Term C Facility, as the case may be, then the Borrower (in coordination with the Administrative Agent) may arrange for one or more other financial institutions which qualify as Eligible Assignees hereunder and which are consented to by the Administrative Agent and, with respect to an increase in the Revolving Commitment, the Facing Agent (it being understood and agreed that such consent shall not be unreasonably withheld or delayed) to offer to advance the balance of such Commitment Increase Amount or the balance of the requested amount of the Incremental Term C Facility, as the case may be (subject to the Lenders and such other financial institution or institutions, as the case may be, executing and delivering any documentation required by the Administrative Agent to evidence the agreement of such other financial institution or institutions to advance all or a part of the balance of such Commitment Increase Amount or the balance of the requested amount of the Incremental Term C Facility, as the case may be); PROVIDED, that any additional Commitment provided by any such Eligible Assignee which is not already a Lender shall be in a minimum amount (for such Eligible Assignee) of at least $2,500,000. In the case of a Commitment Increase Amount, the Borrower shall, in coordination with the Administrative Agent, (x) repay all outstanding Revolving Loans of the Revolving Lenders in each case so that the Revolving Lenders participate in each Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this SECTION 2.8) and with the Borrower being obligated to pay the respective Revolving Lenders the costs of the type referred to in SECTION 3.5 in connection with any such repayment and/or Borrowing and (y) on such date with respect to an increase in the Revolving Commitment, all outstanding Letters of Credit and LC Obligations, shall be automatically adjusted to the participations by the Lenders in such Letters of Credit and LC Obligations to reflect the new Revolving Percentages of the Revolving Lenders.

                  (e) Any increase in the Revolving Commitment or the commitment available for Term A Loans hereunder, or the participation of any Lender in the Incremental Term C Facility, is subject to the conditions precedent that the Borrower, the Lenders and such other financial institution or institutions shall have executed and delivered any documentation reasonably required by the Administrative Agent to evidence such increase of the Revolving Facility or the commitment available for Term A Loans hereunder or to establish the Incremental Term C Facility and that: (i) the representations and warranties of the Borrower contained in ARTICLE VI shall be true and correct, and such increase or participation, as the case may be, shall be deemed to constitute a representation and warranty that on such date such representations and warranties were true and correct; and (ii) no Event of Default or Unmatured Event of Default has occurred and is then continuing. On the date that any of the events described in this SECTION 2.8 become effective,
SCHEDULE 1.1(a) shall be deemed modified to reflect the revised Revolving Commitment or revised commitment available for Term A Loans or the additional Incremental Term C Facility, as the case may be.

Section 2.9.      PRO RATA BORROWINGS.

All Borrowings of New Term B Loans and Revolving Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their New Term B Commitments and Revolving Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

Section 2.10.     AMOUNT AND TERMS OF LETTERS OF CREDIT.

                  (a) LETTERS OF CREDIT; TERMS OF LETTERS OF CREDIT.

                      (i) Each Letter of Credit issued pursuant to SECTION 2.10(a) of the Original Credit Agreement and outstanding on the Amendment/Restatement Effective Date, as listed on SCHEDULE 2.10(a) hereto, shall continue to remain outstanding as a Letter of Credit hereunder on and after such Amendment/Restatement Effective Date on the same terms as applicable to it immediately prior to such Amendment/Restatement Effective Date. Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the Amendment/Restatement Effective Date and to but not including a date which is thirty (30) days prior to the Revolver Termination Date, each Facing Agent agrees, severally not jointly, to issue each in its own name, but for the ratable account of all Revolving Lenders (including the applicable Facing Agent), one or more Letters of Credit, each having a Stated Amount denominated in Dollars or Euro, for the account of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that a Facing Agent shall not issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations at such time would exceed the Dollar Equivalent of Sixty Million Dollars ($60,000,000), or (B) the sum of the Assigned Dollar Value of Revolving Loans, the Assigned Dollar Value of Swing Line Loans and the Assigned Dollar Value of LC Obligations would exceed the Total Revolving Commitment or (C) the Multicurrency Outstandings would exceed the Multicurrency Commitment. Each Revolving Lender, severally, but not jointly, agrees to participate in each such Letter of Credit issued by the applicable Facing Agent in an amount equal to its Revolver Pro Rata Share, and to make available to the applicable Facing Agent such Lender's Revolver Pro Rata Share of any payment made to the beneficiary of such Letter of Credit to the extent not reimbursed by the Borrower; PROVIDED, HOWEVER, that no Revolving

Lender shall be required to participate in any Letter of Credit to the extent that such participation therein would exceed such Revolving Lender's Available Revolving Commitment then in effect. No Revolving Lender's obligation to participate in any Letter of Credit or to make available to the applicable Facing Agent such Revolving Lender's Revolver Pro Rata Share of any Letter of Credit Payment made by the applicable Facing Agent shall be affected by any other Revolving Lender's failure to participate in the same or any other Revolving Letter of Credit or by any other Lender's failure to make available to the applicable Facing Agent such other Revolving Lender's Revolver Pro Rata Share of any Letter of Credit Payment. Notwithstanding the foregoing, in the event a Lender Default exists, the Facing Agent shall not be required to issue any Letter of Credit unless the Facing Agent has entered into arrangements satisfactory to it and the Borrower to eliminate such Facing Agent's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's Revolver Pro Rata Share of the LC Obligations.

                      (ii) Each Letter of Credit issued or to be issued hereunder shall be issued on a sight basis, and shall have an expiration date of one (1) year or less from the issuance date thereof; PROVIDED, HOWEVER, that each Standby Letter of Credit may provide by its terms that it will be automatically extended for additional successive periods of up to one (1) year as to each successive period unless the applicable Facing Agent shall have given notice to the applicable beneficiary (with a copy to the Borrower) of the election by the applicable Facing Agent (such election to be in the sole and absolute discretion of the applicable Facing Agent) not to extend such Letter of Credit, such notice to be given prior to the then current expiration date of such Letter of Credit; PROVIDED, FURTHER, that no Standby Letter of Credit or extension thereof shall be stated to expire later than the day five (5) Business Days prior to the Revolver Termination Date and no Commercial Letter of Credit or extension thereof shall be stated to expire later than the day thirty (30) days prior to the Revolver Termination Date.

                  (b) PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Whenever the Borrower desires the issuance of a Letter of Credit hereunder, it shall give the Administrative Agent and the applicable Facing Agent at least four (4) Business Days' prior written notice (or such shorter period as may be agreed to by the Borrower, the Administrative Agent and the applicable Facing Agent) specifying the day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 1:00 p.m. (New York City time) on the date specified for the giving of such notice. Each such notice (each, a "LETTER OF CREDIT REQUEST") shall be in the form of EXHIBIT 2.10(B) hereto and shall specify (A) the proposed issuance date and expiration date, (B) the name(s) of each obligor with respect to such Letter of Credit, (C) the Borrower or any of its Subsidiaries as the account party, (D) the name and address of the beneficiary, (E) the Stated Amount of such proposed Letter of Credit, (F) the currency in which such proposed Letter of Credit is to be issued and (G) such other information as Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable in form to the applicable Facing Agent). Promptly after the issuance, amendment,



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

extension or modification of a Standby Letter of Credit, the Facing Agent shall notify the Borrower and the Administrative Agent, in writing of such activity and such notice shall be accompanied by a copy of such issuance, amendment, extension or modification. Upon receipt of such notice, the Administrative Agent shall notify the Revolving Lenders of such issuance, amendment, extension or modification and, if any Revolving Lender so requests, the Administrative Agent shall provide such Revolving Lender with copies of such issuance, amendment, modification or extension. With regard to Commercial Letters of Credit, the Facing Agent shall, on the first Business Day of each week, provide the Administrative Agent, by facsimile, with a report of the daily aggregate outstandings for the previous week. Unless otherwise specified, all Letters of Credit will be governed by the "Uniform Customs and Practice for Documentary Credits" as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by the Borrower and upon confirmation from the Administrative Agent that the applicable conditions set forth in ARTICLE V have been fulfilled or waived, the applicable Facing Agent will issue the requested Letter of Credit to the applicable beneficiary.

                  (c) DRAWS UPON LETTERS OF CREDIT; REIMBURSEMENT OBLIGATION. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the applicable Facing Agent shall give telephonic notice to the Borrower and the Administrative Agent (x) confirming such drawing and (y) of the date on or before which such Facing Agent intends to honor such drawing, and the Borrower shall reimburse the applicable Facing Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; PROVIDED, HOWEVER, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Facing Agent prior to 10:00 a.m. (New York City time) on the Business Day the applicable Facing Agent intends to honor such drawing that the Borrower intends to reimburse the applicable Facing Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting each Revolving Lender to make (A) as to Domestic Letters of Credit, Revolving Loans which are Base Rate Loans, and (B) as to Multicurrency Letters of Credit, Revolving Loans which are Eurocurrency Loans denominated in Euro with an Interest Period of 30 days, on the date on which such drawing is honored in an amount equal to the Dollar Equivalent of the amount of such drawing and the Administrative Agent shall, if such Notice of Borrowing is deemed given, promptly notify the Lenders thereof and (ii) unless any of the events described in SECTION 10.1(e) or 10.1(f) shall have occurred or in the event that such unreimbursed drawing is in an amount that is less than the Minimum Borrowing Amount for a Revolving Loan (in which events the procedures of SECTION 2.10(d) shall apply), each such Lender shall, on the date such drawing is honored, make (A) as to Domestic Letters of Credit, Revolving Loans which are Base Rate Loans, and (B) as to Multicurrency Letters of Credit, Revolving Loans which are Eurocurrency Loans denominated in Euro with an Interest Period of 30 days, in each case, in the amount of its Revolver Pro Rata Share of the Dollar Equivalent of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Facing Agent for the amount of such drawing; and PROVIDED, FURTHER, that, if for any reason, proceeds of

Revolving Loans are not received by the applicable Facing Agent on such date in an amount equal to the amount of the Dollar Equivalent of such drawing, the Borrower shall reimburse the applicable Facing Agent, on the Business Day immediately following the date such drawing is honored, in an amount in same day funds equal to the excess of the amount of the Dollar Equivalent of such drawing over the Dollar Equivalent of the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in
SECTION 3.1(a).

                  (d) LENDERS' PARTICIPATION IN LETTERS OF CREDIT. In the event that the Borrower shall fail to reimburse the applicable Facing Agent as provided in SECTION 2.10(c) in an amount equal to the amount of any drawing honored by the applicable Facing Agent under a Letter of Credit issued by it in accordance with the terms hereof, the applicable Facing Agent shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each such Revolving Lender shall purchase (x) a participation interest in such Domestic LC Obligation and shall make available to the applicable Facing Agent in Dollars, an amount equal to its Revolver Pro Rata Share of such drawing in same day funds, at the office of the applicable Facing Agent specified in such notice, and (y) a participation interest in such Multicurrency LC Obligation and shall make available to the applicable Facing Agent, in Euro, an amount equal to its Revolver Pro Rata Share of such drawing in same day funds, at the office of the applicable Facing Agent specified in such notice, in each case not later than 1:00 p.m. (New York City time) on the Business Day after the date such Lender is notified by the Administrative Agent. In the event that any such Lender fails to make available to the applicable Facing Agent the amount of such Lender's participation in such Letter of Credit as provided in this SECTION 2.10(d), the applicable Facing Agent shall be entitled to recover such amount on demand from such Lender together with interest (x) at the Federal Funds Rate for two (2) Business Days and thereafter at the Base Rate for such payment obligations denominated in Dollars and (y) at the rate customary in Euro for settlement of similar interbank obligations, as quoted by the Facing Agent for two (2) Business Days and thereafter at the rate per annum applicable to Eurocurrency Loans having an Interest Period of seven days for such payment obligations denominated in Euro. Nothing in this SECTION 2.10(d) shall be deemed to prejudice the right of any Lender to recover from the applicable Facing Agent any amounts made available by such Lender to the applicable Facing Agent pursuant to this SECTION 2.10(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the applicable Facing Agent in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the applicable Facing Agent. The applicable Facing Agent shall distribute to each other Lender which has paid all amounts payable by it under this SECTION 2.10(d) with respect to any Letter of Credit issued by the applicable Facing Agent such other Revolving Lender's Revolver Pro Rata Share of all payments received by the applicable Facing Agent from the Borrower in reimbursement of drawings honored by the applicable Facing Agent under such Letter of Credit when such payments are received. Each Lender's obligation to make Revolving Loans pursuant to SECTION 2.10(c) or to


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

purchase participations pursuant to this SECTION 2.10(d) as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the applicable Facing Agent and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Facing Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (e) FEES FOR LETTERS OF CREDIT.

                      (i) FACING AGENT FEES. The Borrower agrees to pay the following amount to the applicable Facing Agent with respect to the Letters of Credit issued by it for the account of the Borrower:

                          (A) with respect to drawings made under any Letter of
Credit, interest, payable on demand, on the amount paid by Facing Agent in respect of each such drawing from the date a drawing is honored up to (but not including) the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans or pursuant to SECTION 2.10(c)) at a rate which is at all times equal to 2% per annum in excess of the Base Rate;

                          (B) with respect to the issuance or amendment of each
Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with the applicable Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

                          (C) a facing fee payable to the applicable Facing
Agent for the applicable Letters of Credit equal to 0.25% per annum of outstanding LC Obligations payable with respect to the maximum Stated Amount under such outstanding Letters of Credit payable in arrears on each Quarterly Payment Date, on the Revolver Termination Date and thereafter, on demand together with customary issuance and payment charges payable pursuant to clause
(B) above; PROVIDED, HOWEVER, if that calculation of the facing fee in the manner set forth above would result in a facing fee of less than $500 per year per Letter of Credit, the Borrower shall be obligated to pay such additional amount to such Facing Agent so as to provide for a minimum facing fee of $500 per year per Letter of Credit. The facing fee shall be computed from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

                      (ii) PARTICIPATING LENDER FEES. The Borrower agrees to pay to the Administrative Agent for distribution to each participating Revolving Lender in respect of all Letters of Credit outstanding such Revolving Lender's Revolver Pro Rata Share of a commission equal to the then Applicable Eurocurrency Margin for Revolving Loans per annum with respect


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

to the maximum Stated Amount under such outstanding Letters of Credit (the "LC COMMISSION"), payable in arrears on each Quarterly Payment Date, on the Revolver Termination Date and thereafter, on demand. The LC Commission shall be computed from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

                  Promptly upon receipt by a Facing Agent or the Administrative Agent of any amount described in clause (i)(A) or (ii) of this SECTION 2.10(e), the applicable Facing Agent or the Administrative Agent shall distribute to each Revolving Lender its Revolver Pro Rata Share of such amount as long as, in the case of amounts described in clause (i)(A), such Lender has reimbursed the applicable Facing Agent in accordance with SECTION 2.10(c) or (d). Amounts payable under clause (i)(B) and (C) of this SECTION 2.10(e) shall be paid directly to the applicable Facing Agent. Amounts payable under clause (i) or
(ii) of this SECTION 2.10(e) shall be paid in Dollars in the Dollar Equivalent of the amount of such fee calculated in the currency in which such Letter of Credit is denominated.

                  (f) LC OBLIGATIONS UNCONDITIONAL. The obligation of the Borrower to reimburse a Facing Agent (or any Lender that has purchased a participation from or made a Loan to enable the Borrower to reimburse the applicable Facing Agent) for drawings made under any Letter of Credit issued by it and the obligations of each Lender under SECTION 2.10(d) with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                      (i) any lack of validity or enforceability of such Letter of Credit;

                      (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any persons or entities for which any such beneficiary or transferee may be acting), the applicable Facing Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

                      (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (iv) payment by the applicable Facing Agent under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;


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

                      (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                      (vi) the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, neither the Borrower nor the Lenders (other than the applicable Facing Agent in its capacity as such) shall be liable for any obligation resulting from the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction, with respect to any Letter of Credit.

                  (g) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the applicable Facing Agent and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) (other than for Taxes, which shall be covered by SECTION 4.7) which the applicable Facing Agent and the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction, or (ii) the failure of the applicable Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENT ACTS") other than arising out of the gross negligence or willful misconduct, as determined by a court of competent jurisdiction, of the applicable Facing Agent. As between the Borrower on the one hand, and the applicable Facing Agent and the Lenders, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the applicable Facing Agent nor any of the Lenders shall be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from


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

causes beyond the control of the applicable Facing Agent, including, without limitation, any Government Acts. None of the above shall effect, impair, or prevent the vesting of any of the applicable Facing Agent's or any Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the applicable Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the applicable Facing Agent under any resulting liability to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no obligation to indemnify or hold harmless the applicable Facing Agent in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses (including Attorney Costs) incurred by the applicable Facing Agent to the extent arising out of the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction. The right of indemnification in the first paragraph of this
SECTION 2.10(g) shall not prejudice any rights that the Borrower may otherwise have against the applicable Facing Agent with respect to a Letter of Credit issued hereunder.

                  (h) STATED AMOUNT. The Stated Amount of each Letter of Credit shall not be less than the Dollar Equivalent of One Hundred Thousand Dollars ($100,000) or such lesser amount as the applicable Facing Agent has agreed to.

                  (i) INCREASED COSTS. If at any time after Initial Borrowing Date, any Facing Agent or any Lender determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the applicable Facing Agent or such Lender with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the applicable Facing Agent or participated in by any Lender, or (ii) impose on the applicable Facing Agent or any Lender any other conditions relating, directly or indirectly, to the provisions of this Agreement relating to Letters of Credit or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the applicable Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the applicable Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by the applicable Facing Agent or any Lender (a copy of which demand shall be sent by the applicable Facing Agent or such Lender to the Administrative Agent), the Borrower shall pay to the applicable Facing Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the applicable Facing Agent or such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. In determining such additional amounts pursuant to the preceding sentence, the applicable Facing Agent or such Lender will act reasonably and in good faith and will, to the extent the increased


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

costs or reductions in amounts receivable or reductions in rates of return relate to Facing Agent's or such Lender's letters of credit in general and are not specifically attributable to the Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all letters of credit similar to the Letters of Credit issued by or participated in by the applicable Facing Agent or such Lender whether or not the documentation for such other Letters of Credit permit the applicable Facing Agent or such Lender to receive amounts of the type described in this SECTION 2.10(i). The applicable Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 2.10(i), will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the applicable Facing Agent or such Lender (a copy of which certificate shall be sent by the applicable Facing Agent or such Lender to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the applicable Facing Agent or such Lender, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this SECTION 2.10(i); PROVIDED, HOWEVER, if the applicable Facing Agent or such Lender, as applicable, has intentionally withheld or delayed such notice, the applicable Facing Agent or such Lender, as the case may be, shall not be entitled to receive additional amounts pursuant to this SECTION 2.10(i) for periods occurring prior to the 180th day before the giving of such notice. The certificate required to be delivered pursuant to this SECTION 2.10(i) shall, absent manifest error, be final, conclusive and binding on the Borrower.

                  (j) CASH COLLATERALIZATION OF LETTERS OF CREDIT. To the extent that (i) the expiration date of any Letter of Credit extends beyond the Revolver Termination Date and (ii) the Borrower, two Business Days prior to the Revolver Termination Date, has notified in writing the Facing Agent which issued such Letter of Credit that the Borrower desires to keep such Letter of Credit outstanding after the Revolver Termination Date, then, the Borrower shall, by no later than the Revolver Termination Date, deposit in an account with the applicable Facing Agent as cash collateral an amount equal to 110% of the LC Obligations of each such Letter of Credit to remain outstanding in Dollars and in cash, as of the Revolver Termination Date, plus any accrued and unpaid interest thereon. Each such deposit pursuant to this SECTION 2.10(j) shall be held by the applicable Facing Agent as collateral for the payment and performance of the obligations of the Borrower, with respect to such Letter of Credit. The applicable Facing Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and discretion of the applicable Facing Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the applicable Facing Agent to reimburse itself for drawings on such Letter of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Obligations related thereto. At such time as a Letter of Credit shall expire by its terms or otherwise be cancelled and returned to the applicable Facing Agent by the beneficiary thereof, the Facing Agent shall, to the extent amounts


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

held in the cash collateral account relating to such Letter of Credit have not been applied against the Obligations of the Borrower as provided herein, promptly return to the Borrower any amounts remaining in such account. Notwithstanding the foregoing, each Facing Agent, the Administrative Agent, the Borrower and the Lenders hereby agree and acknowledge that at such time as the Revolver Termination Date shall have occurred and a Facing Agent has received cash collateral pursuant to this SECTION 2.10(j), no Revolving Lender shall be required to participate in any Letter of Credit or drawing thereunder or to provide Revolving Loans to reimburse the applicable Facing Agent for the amount of any drawing made under any Letter of Credit outstanding after the Revolver Termination Date.

                                  ARTICLE III

                                INTEREST AND FEES

Section 3.1.      INTEREST.

                  (a) BASE RATE LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan at a rate per annum equal to the Base Rate PLUS the Applicable Base Rate Margin from the date the proceeds thereof are made available to the Borrower (or, if such Base Rate Loan was converted from a Eurocurrency Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to SECTION 2.6.

                  (b) EUROCURRENCY LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan from the date the proceeds thereof are made available to the Borrower (or, if such Eurocurrency Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan or (ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to SECTION 2.6, at a rate per annum equal to the relevant Eurocurrency Rate PLUS the Applicable Eurocurrency Margin.

                  (c) PAYMENT OF INTEREST. Interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED, HOWEVER, that interest accruing pursuant to SECTION 3.1(e) and as otherwise set forth in the second to last sentence of this SECTION 3.1(c) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Revolving Loans on the Revolver Termination Date and on all Loans and Revolving Loans on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Swing Line Loans and Revolving Loans that are Base Rate Loans made pursuant to SECTION 4.3 on any day other than a Quarterly Payment Date or the Revolver Termination Date need not be made with accrued interest from the most recent Quarterly Payment Date, PROVIDED such accrued interest is paid on the next Quarterly Payment Date) and on the date of maturity (by acceleration or



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

otherwise) of such Loans. During the existence of any Event of Default, interest on any Loan shall be payable on demand. Interest to be paid with respect to Loans denominated in (x) Dollars shall be paid in Dollars and (y) in Euro shall be in Euro.

                  (d) NOTIFICATION OF RATE. The Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify the Borrower (by no later than one Business Day following the date of such determination) and the Lenders thereof. Such determination shall, absent manifest error and subject to SECTION 3.6, be final, conclusive and binding upon all parties hereto.

                  (e) DEFAULT INTEREST. Notwithstanding the rates of interest specified herein, effective on the date of the occurrence of any Event of Default and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the Default Rate.

                  (f) MAXIMUM INTEREST. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

Section 3.2.      FEES.

                  (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Revolving Commitment a commitment fee (the "COMMITMENT FEE"), payable in Dollars, for the period commencing on the Initial Borrowing Date to and including the Revolver Termination Date or the earlier termination of the Revolving Commitments (and repayment in full of the Revolving Loans and payment in full, or cash collateralization by the deposit of cash into the Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to the Administrative Agent, of the LC Obligations), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Revolving Commitment (with the Available Revolving Commitment of each Lender determined without reduction for such Lender's Revolver Pro Rata Share of the Assigned Dollar Value of Swing Line Loans outstanding). Unless otherwise specified, accrued Commitment Fees shall be due and payable (i) on each Quarterly Payment Date occurring after the Initial Borrowing Date, (ii) on the Revolver Termination Date and (iii)




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


upon any reduction or termination in whole or in part of the Revolving Commitments (but only, in the case of a reduction, on the portion of the Revolving Commitments then being reduced).

                  (b) AGENCY FEES. The Borrower shall pay to the Administrative Agent for its own account and for the account of the Agents, such other fees in the amount and at the times set forth in any letter agreement between the Borrower and the Agents.

Section 3.3.      COMPUTATION OF INTEREST AND FEES.

Interest on all Loans and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; PROVIDED that interest on all Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at any time and from time to time upon request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to Domestic Revolving Loans pursuant to this Agreement. Each change in the Applicable Base Rate Margin or Applicable Eurodollar Margin or the Applicable Commitment Fee Percentage or any change in the LC Commission as a result of a change in the Borrower's Most Recent Leverage Ratio shall become effective on the date upon which such change in such ratio occurs.

Section 3.4.      INTEREST PERIODS.

At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurocurrency Loans, the Borrower shall elect, by giving the Administrative Agent written notice, the Interest Period (each an "INTEREST PERIOD") which Interest Period shall, at the option of the Borrower, be one, two, three or six months or, if available or otherwise satisfactory to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a nine or twelve month period, PROVIDED that:

                      (i) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

                      (ii) the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

                      (iii) if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such


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

Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                      (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                      (v) no Interest Period (a) with respect to any Loan (other than a Multicurrency Revolving Loans) may be selected at any time when an Unmatured Event of Default or Event of Default is then in existence and (b) with respect to any Multicurrency Revolving Loan in excess of one month may be selected at any time when an Unmatured Event of Default or Event of Default is then in existence;

                      (vi) no Interest Period shall extend beyond the Term A Loan Maturity Date for any Term A Loan, the New Term B Loan Maturity Date for any New Term B Loan or the Revolver Termination Date for any Revolving Loan; and

                      (vii) no Interest Period in respect to any Borrowing of Term A Loans or New Term B Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under SECTION 4.4(b) or (c), as the case may be, if the aggregate principal amount of Term A Loans or New Term B Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term A Loans or New Term B Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

Notwithstanding anything to the contrary herein, with respect to the New Term B Facility, the Borrower may only have Base Rate Loans and Eurocurrency Loans with a one month Interest Period prior to the Syndicated Date.

Section 3.5.      COMPENSATION FOR FUNDING LOSSES.

The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts, showing the calculation thereof in reasonable detail), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans) which


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

such Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or the Administrative Agent) a continuation or Borrowing of, or conversion from or into, Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by the Borrower; or (iv) (A) any other failure by the Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (B) an election made by the Borrower pursuant to
SECTION 3.7. A written notice as to additional amounts owed such Lender under this SECTION 3.5 and delivered to the Borrower and the Administrative Agent by such Lender shall be delivered within 30 days of such event and shall, absent manifest error, be final, conclusive and binding for all purposes. Calculation of all amounts payable to a Lender under this SECTION 3.5 shall be made as though that Lender had actually funded its relevant Eurocurrency Loan through the purchase of a Eurocurrency deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurocurrency Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 3.5.

Section 3.6.      INCREASED COSTS, ILLEGALITY, ETC.

                  (a) GENERALLY. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                      (i) on any Interest Rate Determination Date that, by reason of any changes arising after the Initial Borrowing Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

                      (ii) at any time that any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of (x) any change since the Initial Borrowing Date in any applicable law or governmental rule, regulation, order or guideline (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or guideline, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for taxes described in SECTIONS 4.7(a)(i) through (IV)) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under


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

Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (y) other circumstances since the Initial Borrowing Date affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of the Administrative Agent which are solely the result of credit differences between such Lender and the Administrative Agent); or

                      (iii) at any time that the making or continuance of any Eurocurrency Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental guideline (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Initial Borrowing Date which materially and adversely affects the interbank Eurocurrency market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; however the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this SECTION 3.6(a) provided that the Borrower shall not be required to compensate such Lender pursuant to this section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in SECTION 3.6(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in


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

general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this SECTION 3.6(a).

                  (b) EUROCURRENCY LOANS. At any time that any Eurocurrency Loan is affected by the circumstances described in SECTION 3.6(a)(ii) or (iii), the Borrower may (and, in the case of a Eurocurrency Loan affected by the circumstances described in SECTION 3.6(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to SECTION 3.6(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least three (3) Business Days' written notice to Administrative Agent, require the affected Lender to (A) if denominated in Dollars, convert such Eurocurrency Loan into a Base Rate Loan, and (B) if denominated in Euro, either (x) repay such Loan or (y) convert such Loan to a Base Rate Loan denominated in Dollars, PROVIDED, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this SECTION 3.6(b).

                  (c) CAPITAL REQUIREMENTS. If any Lender determines that, after the Initial Borrowing Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in (after the Initial Borrowing Date) interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written notice as hereafter described, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all commitments and obligations similar to the Commitments and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this
SECTION 3.6(c), and such Lender's determination of compensation owing under this
SECTION 3.6(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 3.6(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to


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

give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this SECTION 3.6(c) PROVIDED that the Borrower shall not be required to compensate such Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the increased costs or reductions and of such Lender's intention to claim compensation thereof; PROVIDED FURTHER that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (d) CHANGE OF LENDING OFFICE. Each Lender which is or will be owed compensation pursuant to SECTION 3.6(a) or (c) or SECTION 4.7 will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit if such designation will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender as determined by such Lender in its sole discretion. Nothing in this
SECTION 3.6(d) shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided for herein.

Section 3.7.      REPLACEMENT OF AFFECTED LENDERS.

                  (a) If any Revolving Lender becomes a Defaulting Lender or otherwise defaults in its Obligations to make Loans or fund Unpaid Drawings, (y) if any Lender (or in the case of SECTION 2.10(i), any Facing Agent) is owed increased costs under SECTION 2.10(i), SECTION 3.6(a)(ii) or (iii), or SECTION 3.6(c), or the Borrower is required to make any payments under SECTION 4.7(c) to any Lender materially in excess of those to the other Lenders or (z) as provided in SECTION 12.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendments, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER") acceptable to the Administrative Agent, PROVIDED that
(i) at the time of any replacement pursuant to this SECTION 3.7, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to such parties and the Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit and Swing Line Loans by, the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender,


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

delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time during which it has Letters of Credit outstanding hereunder unless arrangements satisfactory to, such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

Section 3.8.      BORROWER CONTROLS ON NON-DOLLAR LOANS; PREPAYMENTS.

                  (a) The Borrower will implement and maintain internal accounting controls to monitor the borrowings and repayments of Multicurrency Revolving Loans and the issuance of and drawings under Multicurrency Letters of Credit with the object of preventing any request for an extension of credit that would result in the Borrower failing to comply with this Agreement, and of promptly identifying and remedying any circumstance in accordance with clause
(c) below where, by reason of changes in exchange rates, the Borrower fails to be in compliance with such subsection.

                  (b) The Administrative Agent will calculate the Multicurrency Outstandings (i) three (3) Business Days prior to the date of a proposed Borrowing or, if applicable, date of conversion/continuation of a Loan, (ii) on and as of the first Business Day of each calendar month, and (iii) any other Business Day elected by the Administrative Agent in its discretion or upon instruction of the Required Lenders. Each day upon or as of which the Administrative Agent determines the Multicurrency Outstandings described in the preceding clauses (i), (ii) and (iii) is herein described as a "COMPUTATION DATE" with respect to each Loan or LC Obligation for which a Dollar Equivalent amount is determined on or as of such day.

                  (c) In the event that the Borrower (in accordance with paragraph (a) above) or the Administrative Agent (in accordance with (b) above) determines that the Multicurrency Outstandings exceed the Multicurrency Commitment by more than 5%, the Borrower will, within four (4) Business Days of making such determination or of the Computation Date, as applicable, make or cause to be made such repayments or prepayments of Multicurrency Revolving Loans or cash collateralize Multicurrency LC Obligations on terms and conditions satisfactory to the Administrative Agent, pursuant to SECTION 4.4(a), as shall be necessary to reduce the Multicurrency Outstandings to less than or equal to the Multicurrency Commitment.


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

                  (d) Any prepayment pursuant to subsection (c) above shall be accompanied by payment of amounts payable, if any, pursuant to SECTION 3.5.

                                   ARTICLE IV

               REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS

Section 4.1.      VOLUNTARY REDUCTION OF COMMITMENTS.

                  (a) Upon at least three (3) Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each Lender), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Revolving Commitments and/or, the Swing Line Commitment, as the case may be, in part or in whole; PROVIDED that (w) any such voluntary termination of the Revolving Commitments shall apply to proportionately and permanently reduce the Revolving Commitment of each Revolving Lender, (x) any partial voluntary reduction pursuant to this
SECTION 4.1 shall be in the amount of at least $1,000,000 and integral multiples of $500,000 in excess of that amount, and (y) any such voluntary termination of the Revolving Commitments shall occur simultaneously with a voluntary prepayment pursuant to SECTION 4.3, such that the total of the Revolving Commitments shall not be reduced below the aggregate Assigned Dollar Value of outstanding Revolving Loans plus the Assigned Dollar Value of the aggregate LC Obligations and the Assigned Dollar Value of the Swing Line Loans.

                  (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
SECTION 12.1(b), the Borrower shall have the right, upon five (5) Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender are repaid concurrently with the effectiveness of such termination at which time SCHEDULE 1.1(a) shall be deemed modified to reflect such changed amounts pursuant to SECTION 4.3(b) and the Borrower cash collateralizes such Lender's Revolver Pro Rata Share of the Assigned Dollar Value of the LC Obligations (in the manner set forth in SECTION 4.4(a)) then outstanding. At such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications in favor of such Lender under this Agreement which shall survive as to such repaid Lender.



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Section 4.2.      Mandatory Reductions of Commitments.

                  (a) REDUCTION OF REVOLVING COMMITMENT. The Revolving Commitments shall be reduced at the time and in the amounts required to be reduced pursuant to SECTION 4.4(d) and (j), subject to the provisions of this Agreement.

                  (b) REDUCTION OF NEW TERM B COMMITMENTS. The New Term B Commitments shall terminate on the Amendment/Restatement Effective Date, after giving effect to the Borrowing of the New Term B Loans on such date.

                  (c) PROPORTIONATE REDUCTIONS. Each reduction or adjustment to the Term Commitments or the Revolving Commitments pursuant to this SECTION 4.2 shall apply proportionately to the New Term B Commitment or the Revolving Commitment, as the case may be, of each Lender.

Section 4.3.      VOLUNTARY PREPAYMENTS.

                  (a) The Borrower shall have the right to prepay the Loans in whole or in part, from time to time, without premium or penalty, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent irrevocable written notice at its Notice Office (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swing Line Loans, the amount and currency, if applicable, of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by the Borrower to the Administrative Agent by 1:00 p.m. (New York City time) at least three (3) Business Days prior in the case of Eurocurrency Loans and at least one Business Day prior in the case of Base Rate Loans to the date of such prepayment and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by the Administrative Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate Dollar Equivalent principal amount of at least $1,000,000 and each partial prepayment of a Swing Line Loan shall be in an aggregate principal amount of at least $100,000; PROVIDED, that no partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) Eurocurrency Loans may only be prepaid pursuant to this SECTION
4.3 on the last day of an Interest Period applicable thereto or on any other day subject to SECTION 3.5; (iv) each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing; PROVIDED, that such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Revolver Pro Rata Share of all Revolving Loans then outstanding; (v) each voluntary prepayment of Term Loans shall be applied to the Scheduled Term A Repayments and Scheduled New Term B Repayments due


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

within the 12 month period following the date of such prepayment in direct order of maturity and, thereafter, subject to SECTION 4.5(0) shall be applied in proportional amounts equal to the Term A Percentage and the New Term B Percentage (in each case, after giving effect to the prepayments made to the Scheduled Term A Repayments and the Scheduled New Term B Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and within each Term Loan, shall be applied to reduce the remaining Scheduled Term A Repayments and Scheduled New Term B Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term A Repayments and Scheduled New Term B Repayments, respectively). Unless otherwise specified by the Borrower, such prepayment shall be applied first to the payment of Base Rate Loans and second to the payment of such Eurocurrency Loans as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). In the event that any New Term B Lender waives all or part of its right to receive its portion of a voluntary prepayment pursuant to SECTION 4.5(c), the Administrative Agent shall apply one hundred percent (100%) of the amount so waived, if any, by such New Term B Lender pro-rata to the Term A Loans in accordance with this SECTION 4.3(a). The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this SECTION 4.3 are for the benefit of the Administrative Agent and may be waived unilaterally by the Administrative Agent.

                  (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
SECTION 12.1(b), the Borrower shall have the right, upon five (5) Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with said SECTION 12.1(b), so long as
(A) in the case of the repayment of Revolving Loans of any Revolving Lender pursuant to this CLAUSE (B), the Revolving Commitment of such Revolving Lender is terminated concurrently with such repayment pursuant to SECTION 4.1(b), and
(b) in the case of the repayment of Loans of any Lender, the consents required by SECTION 12.1(b) in connection with the repayment pursuant to this CLAUSE (B) shall have been obtained.

Section 4.4.      MANDATORY PREPAYMENTS.

                  (a) PREPAYMENT UPON OVERADVANCE. The Borrower shall prepay the outstanding principal amount of the Revolving Loans and Swing Line Loans on any date on which (x) the aggregate outstanding Assigned Dollar Value of such Revolving Loans and such Swing Line Loans together with the Assigned Dollar Value of the aggregate LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the Total Revolving Commitments or (y) the aggregate outstanding Multicurrency Outstandings (after giving effect to any other repayments or prepayments on such day) exceeds the total Multicurrency Commitment


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

in the amount equal to the greater of either such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans and Swing Line Loans, (A) the Assigned Dollar Value of the aggregate LC Obligations exceeds the Total Revolving Commitment then in effect, or (B) the Assigned Dollar Value of the aggregate Multicurrency Obligations exceeds the Multicurrency Commitment then in effect, then, in either case, the Borrower shall cash collateralize LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, cash with Administrative Agent in an amount equal to the difference between the Assigned Dollar Value of such LC Obligations and the Total Revolving Commitment then in effect (or the Multicurrency LC Obligation and the Multicurrency Commitment, as the case may be). The Administrative Agent shall establish in its name for the benefit of the Revolving Lenders a cash collateral account (the "COLLATERAL ACCOUNT") into which it shall deposit such cash to hold as collateral security for the LC Obligations.

                  (b) SCHEDULED TERM A REPAYMENTS. The Borrower shall cause to be paid Scheduled Term A Repayments on the Term A Loans until the Term A Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term A Repayments to the extent that prepayments have not previously been applied to such Scheduled Term A Repayments (and such Scheduled Term A Repayments have not otherwise been reduced) pursuant to the terms hereof. To the extent not previously paid, all Term A Loans shall be due and payable on the Term A Maturity Date.

                  (c) SCHEDULED NEW TERM B REPAYMENTS. The Borrower shall cause to be paid Scheduled New Term B Repayments on the New Term B Loans until the New Term B Loans are paid in full in the amounts and at the times specified in the definition of Scheduled New Term B Repayments to the extent that prepayments have not previously been applied to such Scheduled New Term B Repayments (and such Scheduled New Term B Repayments have not otherwise been reduced) pursuant to the terms hereof. To the extent not previously paid, all New Term B Loans shall be due and payable on the New Term B Loan Maturity Date.

                  (d) MANDATORY PREPAYMENT UPON ASSET DISPOSITION. On the first Business Day or, in the case of an Asset Disposition by a Foreign Subsidiary of the Borrower, such later date (but in any event not later than the 365th day) after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of Net Sale Proceeds from any Asset Disposition, an amount equal to 100% of the Net Sale Proceeds from such Asset Disposition shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(a) (in each case subject to modification of such application as set forth in SECTION 4.5(c)), PROVIDED, that with respect to no more than the Dollar Equivalent of $25,000,000 in the aggregate of such Net Sale Proceeds in any Fiscal Year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date to the extent that no Event of Default or Unmatured Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds are expected to be used to purchase assets


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

used or to be used in the businesses referred to in SECTION 8.9 within 365 days following the date of such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended), PROVIDED, FURTHER, that (1) if all or any portion of such Net Sale Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 365 day period as provided above, such remaining portion shall be applied on the last day of the period as a mandatory repayment of principal of outstanding Term Loans as provided above in this SECTION 4.4(d) and (2) if all or any portion of such Net Sale Proceeds are a result of an Asset Disposition involving the sale of Collateral owned by the Borrower or a Subsidiary (other than the Capital Stock of a Foreign Subsidiary), then such Net Sale Proceeds shall be required to be reinvested in assets constituting Collateral. After the prepayment in full of all Term Loans, the Borrower shall repay Revolving Loans, pro rata, and thereafter, cash collateralize LC Obligations on the date of receipt of such proceeds by an amount equal to the lesser of (y) the Assigned Dollar Value of Revolving Loans and LC Obligations then outstanding or (z) the remaining portion of such Net Sale Proceeds not used to repay Term Loans, and the Revolving Commitments shall be permanently reduced, pro rata, by that portion of Net Sale Proceeds not used to repay Term Loans. Notwithstanding the foregoing or the terms of SECTION 4.5(a), if, as of the date of any prepayment from Net Sale Proceeds required pursuant to this SECTION 4.4(d), the Leverage Ratio of the Borrower, calculated for the Test Period ending on the last day of the most recently ended Fiscal Quarter, is less than 2.50 to 1.00, the Borrower may elect, in its sole discretion, to apply 100% of such Net Sale Proceeds (x) to purchase assets used or to be used in the businesses referred to in SECTION 8.9,
(y) to repay, pro rata, Term A Loans and New Term B Loans or (z) to repay, pro rata, Revolving Loans (without a permanent reduction of the Revolving Commitments).

                  (e) MANDATORY PREPAYMENT WITH EXCESS CASH FLOW. On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for the relevant Excess Cash Flow Period shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of
SECTION 4.5(a) (in each case subject to modification of such application as set forth in SECTION 4.5(c)); PROVIDED, HOWEVER, that if as of the last day of the relevant Excess Cash Flow Period, the Leverage Ratio is less than 2.50 to 1.00, the amount required to be paid pursuant to this SECTION 4.4(e) shall be 0%.

                  (f) MANDATORY PAYMENT WITH PROCEEDS OF CAPITAL STOCK. On the first Business Day after receipt thereof by the Borrower and/or any of their Subsidiaries, an amount equal to 100% of the Net Offering Proceeds of the sale or issuance of Capital Stock of (or cash capital contributions to) the Borrower or any of their Subsidiaries shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(a) (in each case subject to modification of such application as set forth in SECTION 4.5(c)). Notwithstanding the foregoing or the terms of SECTION 4.5(a), if, as of the date of any prepayment from Net Offering Proceeds required pursuant to this
SECTION 4.4(f), the Leverage Ratio of the Borrower, calculated for the Test Period ending on the last day of the most recently ended Fiscal Quarter, is less than 2.50 to 1.00, the Borrower may elect, in its sole discretion, to apply 100% of such Net Offering


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

Proceeds (x) to purchase assets used or to be used in the businesses referred to in SECTION 8.9, (y) to repay, pro rata, Term A Loans and New Term B Loans or (z) to repay, pro rata, Revolving Loans (without a permanent reduction of the Revolving Commitments).

                  (g) MANDATORY PAYMENT WITH PROCEEDS OF SALE AND LEASEBACK TRANSACTION. On the Business Day of receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of net cash proceeds from a Sale and Leaseback Transaction by the Borrower or any of its Subsidiaries shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(a) (in each case subject to modification of such application as set forth in SECTION 4.5(c)). Notwithstanding the foregoing or the terms of SECTION 4.5(a), if, as of the date of any prepayment from net cash proceeds of a Sale and Leaseback Transaction required pursuant to this SECTION 4.4(g), the Leverage Ratio of the Borrower, calculated for the Test Period ending on the last day of the most recently ended Fiscal Quarter, is less than
2.50 to 1.00, the Borrower may elect, in its sole discretion, to apply 100% of such net cash proceeds (x) to purchase assets used or to be used in the businesses referred to in SECTION 8.9, (y) to repay, pro rata, Term A Loans and New Term B Loans or (z) to repay, pro rata, Revolving Loans (without a permanent reduction of the Revolving Commitments).

                  (h) MANDATORY PREPAYMENT UPON INCURRENCE OF INDEBTEDNESS. On the Business Day of receipt thereof by the Borrower, an amount equal to 100% of the Net Offering Proceeds of any Indebtedness (other than Indebtedness permitted by SECTION 8.2) hereof shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(a), subject to modification of such application as set forth in SECTION 4.5(c). Notwithstanding the foregoing or the terms of SECTION 4.5(a), if, as of the date of any prepayment from Net Offering Proceeds required pursuant to this SECTION 4.4(h), the Leverage Ratio of the Borrower, calculated for the Test Period ending on the last day of the most recently ended Fiscal Quarter, is less than 2.50 to 1.00, the Borrower may elect, in its sole discretion, to apply 100% of such Net Offering Proceeds (x) to purchase assets used or to be used in the businesses referred to in SECTION 8.9, (y) to repay, pro rata, Term A Loans and New Term B Loans or (z) to repay, pro rata, Revolving Loans (without a permanent reduction of the Revolving Commitments).

                  (i) MANDATORY PREPAYMENT UPON PURCHASE PRICE ADJUSTMENT. On the Business Day following receipt of the net cash proceeds of any payment by the OTS Seller to the Borrower pursuant to any adjustment to the Purchase Price (as such term is defined in the OTS Business Acquisition Agreement) an amount equal to 100% of such payment shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of SECTION 4.5(a), subject to modification of such application as set forth in SECTION 4.5(c)); PROVIDED that no such payment shall be required to be so applied if the proceeds of such adjustment do not equal or exceed $5,000,000.00.

                  (j) MANDATORY PAYMENT UPON RECOVERY EVENT. Within ten (10) days following each date on which the Borrower or any of its Subsidiaries receives any proceeds from


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


any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event and amounts due to the federal government of the United States in satisfaction of any contractual obligation of the Borrower thereto) shall be applied as a mandatory repayment of principal of the Term Loans as provided in
SECTION 4.5 in each case subject to modification of such application as set forth in SECTION 4.5(d), PROVIDED that (1) so long as no Event of Default or Unmatured Event of Default then exists, if the net proceeds from any Recovery Event are less than the Dollar Equivalent of $10,000,000, then no prepayment shall be required pursuant to this SECTION 4.4(j), and (2) so long as no Event of Default or Unmatured Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than the Dollar Equivalent of $10,000,000 but less than the Dollar Equivalent of $25,000,000, such proceeds shall not be required to be so applied on such date to the extent that (x) Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with Administrative Agent for the benefit of the Secured Creditors (the "RECOVERY EVENT ESCROW ACCOUNT") (PROVIDED, HOWEVER, that if the Borrower has satisfied the last sentence of this SECTION 4.4(j), no such escrow account shall be established with the Administrative Agent and the Borrower shall retain control of such proceeds), from which interest-bearing escrow account amounts may be withdrawn only to repay the Term Loans or to be used for the purposes described in clause (x) above, PROVIDED, FURTHER, that (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds the Dollar Equivalent of $25,000,000, then the entire amount and not just the portion in excess of the Dollar Equivalent of $25,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this SECTION 4.4(j), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the first proviso of this SECTION 4.4(j) are not so used (or contractually committed to be used) within 365 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided in this SECTION 4.4(j) and (iii) if all or any portion of such proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this SECTION 4.4(j). After the prepayment in full of all Term Loans, the Borrower shall repay Revolving Loans pro rata, and thereafter, cash collateralize LC Obligations on the date of receipt of such proceeds by an amount equal to the lesser of (y) the Assigned Dollar Value of Revolving Loans and LC Obligations then outstanding or (z) the remaining portion of such net proceeds not used to repay Term Loans, and the Revolving Commitments shall be permanently reduced, pro rata, by that portion of net proceeds not used to repay Term Loans. Notwithstanding the foregoing or the terms of SECTION 4.5(a), if, as of the date of any prepayment from net proceeds of any Recovery Event required pursuant to


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this SECTION 4.4(j), the Leverage Ratio of the Borrower, calculated for the Test
Period ending on the last day of the most recently ended Fiscal Quarter, is less than 2.50 to 1.00, the Borrower may elect, in its sole discretion, to apply 100% of such net proceeds (x) to purchase assets used or to be used in the businesses referred to in SECTION 8.9, (y) to repay, pro rata, Term A Loans and New Term B Loans or (z) to repay, pro rata, Revolving Loans (without a permanent reduction of the Revolving Commitments).

Section 4.5.      APPLICATION OF PREPAYMENTS; WAIVER OF CERTAIN PREPAYMENTS.

                  (a) PREPAYMENTS. Subject in all events to the final proviso set forth in SECTION 4.4(d), (f), (g), (h) and (j) and except as otherwise expressly provided in SECTION 4.4(d) and (j), all prepayments of principal made by the Borrower pursuant to SECTION 4.4 (other than with respect to 4.4(A), (B) and (C) shall be applied to repay the Term A Loans and the New Term B Loans (with the Term A Percentage of such repayment to be applied as a repayment of Term A Loans and the New Term B Percentage of such repayment to be applied as a repayment of New Term B Loans). Any prepayment of Loans pursuant to SECTION 4.4(d) and (j) shall be applied (i) FIRST, to the payment of the unpaid principal amount of the Term A Loans and the New Term B Loans (with the Term A Percentage of such repayment to be applied as a repayment of Term A Loans and the New Term B Percentage of such repayment to be applied as a repayment of New Term B Loans), SECOND, to the prepayment of the then outstanding balance of Swing Line Loans, THIRD, to the payment, pro rata, of the then outstanding balance of the Revolving Loans, and FOURTH, to the cash collateralization of LC Obligations; (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (iii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). Each prepayment of Term Loans made pursuant to SECTION 4.4(d), (e), (f), (g),
(h) and (j) shall be allocated FIRST to the Term A Loans and the New Term B Loans based on the aggregate principal amount of the Scheduled Term A Repayments and the Scheduled New Term B Repayments due within the twelve month period following the date of such prepayment in direct order of maturity, and, thereafter, shall be allocated SECOND to the Term A Loans and the New Term B Loans in proportional amounts equal to the Term A Percentage and the New Term B Percentage (in each case, after giving effect to the prepayments made to the Scheduled Term A Repayments and Scheduled New Term B Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and, within each Term A Loan or New Term B Loan, shall be applied to reduce the remaining Scheduled Term A Repayments and Scheduled New Term B Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term A Repayments and Scheduled New Term B Repayments, respectively). Any prepayment of Term Loans pursuant to SECTION 4.4(i) shall be applied pro rata to each of the Scheduled Term A Repayments and Scheduled New Term B Repayments. If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans, in the case of Loans


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denominated in Dollars, or into Loans with a one month Interest Period, in the case of Loans denominated in Euro. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.5.

                  (b) PAYMENTS. All Scheduled Repayments shall be applied (i) first to the payment of Base Rate Loans, if any, and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under SECTION 3.5.

                  (c) WAIVER OF CERTAIN PREPAYMENTS BY NEW TERM B LENDERS. Notwithstanding anything to the contrary contained in this SECTION 4.5 with respect to any voluntary prepayment or mandatory prepayment of New Term B Loans otherwise required pursuant to SECTIONS 4.3, 4.4(d), (e), (f), (g), (h), (i) AND
(j), if the Borrower has given the Administrative Agent written notification that the Borrower has elected, in its sole discretion, to give each Lender with a New Term B Loan the right to waive such Lender's rights to receive its PRO RATA percentage of such prepayment (any such repayment, a "WAIVABLE PREPAYMENT"), the Administrative Agent shall notify such Lenders thereof and the amount required to be applied to each such Lender's New Term B Loans pursuant to the Waivable Prepayment. In the event any such Lender desires to waive its right to receive any or all of its percentage of the Waivable Prepayment, such Lender shall so advise the Administrative Agent in writing no later than 5:00 P.M. (New York time) two (2) Business Days after the date of such notice from the Administrative Agent, which reply shall also include the amount, if any, of its portion of the Waivable Prepayment that such Lender still desires to receive. If any such Lender does not reply to the Administrative Agent within the two (2) Business Day period or responds but does not specify the amount of the Waivable Prepayment that such Lender wishes to receive, if any, such Lender will be deemed to have elected to receive 100% of the Waivable Prepayment. In the event that any such New Term B Lender waives its right to any such Waivable Prepayment, the Administrative Agent shall apply 100% of the amount so waived by such New Term B Lenders to prepay the Term A Loans as otherwise provided in this
SECTION 4.5. All payments of the New Term B Loans shall be made PRO RATA, reduced for any New Term B Lender who has waived any of its portion of a Waivable Prepayment by the amount so waived.

                  (d) CONVERSION OF CURRENCY. If any payment made under this Agreement or any other Loan Document is made in a currency other than the Specified Currency expressed to be payable herein, the Administrative Agent is authorized to, and at its sole election may, convert such currency to the Specified Currency prior to distribution to the Lenders. All such conversions of currency shall be subject to SECTION 3.5.



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Section 4.6.      METHOD AND PLACE OF PAYMENT.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 1:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds and in each case to the account specified therefor for the Administrative Agent or if no account has been so specified at the Payment Office. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York City time) on such day), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in Euro) for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

                  (b) Any payments under this Agreement which are made by the Borrower later than 1:00 p.m. (New York City time) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding Business Day.

Section 4.7.      NET PAYMENTS.

                  (a) All payments made by the Borrower hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. Except as provided in SECTION 4.7(d), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom (i) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the lending office of the Lender in respect of which the payment is made by the jurisdiction in which the Lender is


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incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located, (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change, (iii) any taxes to which the Lender is subject (to the extent of the tax rate then in effect) on the date this Agreement is executed or to which such Lender would be subject on such date if a payment hereunder had been received by the Lender on such date and with respect to any Lender that becomes a party hereto after the Initial Borrowing Date, any taxes to which such Lender is subject on the date it becomes a party hereto (other than taxes which each of the other Lenders is entitled to reimbursements for pursuant to the terms of this Agreement) and (iv) taxes to which the Lender becomes subject subsequent to the date referred to in clause (iii) above as a result of a change in the residence, place of incorporation, or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or other similar circumstances or as a result of the recognition by the Lender of gain on the sale, assignment or participation by the Lender of the participating interests in its creditor positions hereunder (such tax or taxes, other than excluded tax or taxes being herein referred to as "TAX" or "TAXES"). If the Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this SECTION 4.7 submitted to the Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                  (b) If the Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within 60 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

                  (c) Without prejudice to the other provisions of SECTION 4.7, if any Lender, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or the Administrative Agent on its behalf, or any liability for Tax in


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respect of any such payment is imposed, levied or assessed against any Lender or the Administrative Agent on its behalf, the Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this SECTION 4.7(c), computed in a manner consistent with this SECTION 4.7(c). A certificate as to the amount of such payment by such Lender, or the Administrative Agent on its behalf, showing calculations thereof in reasonable detail, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

                  (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and the Administrative Agent on or prior to the Initial Borrowing Date or the Amendment/Restatement Effective Date, as applicable, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to
SECTION 3.7 or 12.8 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, together with any other certificate or statement of exemption required under the Code to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and does not comply with the requirements of clause (i) above, (x) a certificate substantially in the form of EXHIBIT 4.7(D) (any such certificate, a "SECTION 4.7(d)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). In addition, each Lender agrees that from time to time after the delivery of any certificates or forms required pursuant to this SECTION 4.7(d), when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN and a
Section 4.7(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding Tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate. Notwithstanding anything to the contrary contained in
SECTION 4.7(a), but subject to SECTION 12.8(c) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or


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taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes to the extent that such Lender has not provided to the Borrower IRS Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall be obligated pursuant to
SECTION 4.7(a) hereof to gross-up payments to be made to a Lender in respect of income or similar Taxes imposed by the United States unless (i) upon timely notice from the Borrower, such Lender has not provided to the Borrower the IRS Forms required to be provided to Borrowers pursuant to this SECTION 4.7(d), or
(ii) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such IRS Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this SECTION 4.7 and except as set forth in SECTION 12.8(c), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
SECTION 4.7(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Initial Borrowing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  (e) If the Borrower pays any additional amount under this
SECTION 4.7 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "TAX BENEFIT"), such Lender shall pay the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this SECTION
4.7 shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this SECTION 4.7 without any exclusions or defenses; and
(iii) nothing in this SECTION 4.7(e) shall require a Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

                                   ARTICLE V

                              CONDITIONS OF CREDIT

Section 5.1.      CONDITIONS PRECEDENT TO ALL CREDIT EVENTS.

The obligation of each Lender to make Loans (including Loans made on the Amendment/Restatement Effective Date) and the obligation of any Facing Agent to issue or any


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Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time, except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date;

                  (b) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event;

                  (c) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.

                      (i) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of
SECTION 2.5; and

                      (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Facing Agent shall have received a Letter of Credit Request meeting the requirements of SECTION 2.10(b);

                  (d) ADVERSE CHANGE. At the time of each such Credit Event and after giving effect thereto, since the Amendment/Restatement Effective Date, nothing shall have occurred (and the Lenders shall not have become aware of any facts or conditions previously unknown) which has, or is reasonably likely to have, a Material Adverse Effect;

                  (e) OTHER INFORMATION. The Administrative Agent shall have received such other instruments, documents and opinions as it may reasonably request in connection with such Credit Event, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  The acceptance of the benefits of each such Credit Event by the Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b), (c) and (d) of this SECTION 5.1 (except that no opinion need be expressed as to any Agent's or Required Lenders' satisfaction with any document, instrument or other matter).



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                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations and warranties as of the Amendment/Restatement Effective Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit:

Section 6.1.      CORPORATE STATUS.

The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company or other entity in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing (where relevant) in (y) its jurisdiction of organization and (z) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

Section 6.2.      CORPORATE POWER AND AUTHORITY.

The Borrower and each of its Subsidiaries has the applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. The Borrower and each of its Subsidiaries has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 6.3.      NO VIOLATION.

Neither the execution, delivery or performance by the Borrower and each of its Subsidiaries of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any Requirement of Law applicable to the Borrower and each of its Subsidiaries, except for such contravention which, individually or in the aggregate, would not have a Material Adverse Effect, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the



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creation or imposition of (or the obligation to create or impose) any Lien
(except pursuant to the Security Documents) upon any of the property or assets of the Borrower and each of its Subsidiaries pursuant to the terms of any Contractual Obligation to which the Borrower and each of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such conflict or interference which, individually or in the aggregate, would not have a Material Adverse Effect, (iii) will violate any provision of any Organizational Document of the Borrower and each of its Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained on or prior to the Amendment/Restatement Effective Date or as set forth on SCHEDULE 6.3.

Section 6.4.      GOVERNMENTAL AND OTHER APPROVALS.

Except as set forth on SCHEDULE 6.4 hereto and except for the recording of the Mortgages and filings in respect of certain Security Documents and actions with appropriate Governmental Authorities which have been recorded and filed prior to the Amendment/Restatement Effective Date, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Amendment/Restatement Effective Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

Section 6.5. FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS ETC.

                  (a) FINANCIAL STATEMENTS.

                      (i) The consolidated balance sheets of the Borrower dated November 30, 2001, November 30, 2000 and November 30, 1999 and the related consolidated statements of operations, cash flows and shareholders' equity of the Borrower for the Fiscal Year ended on such dates, and copies of which have hereto been furnished to the Lenders prior to the Amendment/Restatement Effective Date which have been examined by Ernst & Young LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto, present fairly, in accordance with GAAP, the financial condition and results of operations of the Borrower and its Subsidiaries for the periods referred to therein;

                      (ii) The pro forma (after giving effect to the Transactions, the related financing thereof and the other transactions contemplated hereby and thereby) consolidated balance sheet of the Borrower attached hereto as SCHEDULE 6.5(a) (the "PRO FORMA BALANCE SHEET") presents fairly the consolidated financial condition of the Borrower and its Subsidiaries at the date of such balance sheet and presents a good faith estimate of the pro forma consolidated


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financial condition of the Borrower and the Subsidiaries (after giving effect to the Transactions, the related financing thereof and the other transactions contemplated hereby and thereby) at the date thereof. The Pro Forma Balance
Sheet has been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments.

                  (b) SOLVENCY. On and as of the Amendment/Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by the Borrower and its Subsidiaries in connection with the transactions contemplated hereby, the Borrower and each of its Material Subsidiaries are Solvent.

                  (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to
SECTION 6.5(a) and set forth on SCHEDULE 6.5(c) there were as of the Amendment/Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations other than in the ordinary course of business consistent with past practices (with respect to the Borrower and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries, taken as a whole. As of the Amendment/Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby), the Borrower knows of no basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation of any nature whatsoever that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to SECTION 6.5(a) or set forth on SCHEDULE 6.5(c) which, either individually or in the aggregate, could be material to the Borrower and its Subsidiaries, taken as a whole.

                  (d) INDEBTEDNESS. SCHEDULE 8.2(b) sets forth a true and complete list of all Indebtedness (other than the Loans and the Letters of Credit) of the Borrower and its Subsidiaries as of the Amendment/Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (the "INDEBTEDNESS TO REMAIN OUTSTANDING"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Indebtedness to Remain Outstanding has been incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby. The Borrower has delivered or caused to be delivered to the Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on SCHEDULE 8.2(b) and of each instrument pursuant to which such Indebtedness for money borrowed was issued, in each case, other than Indebtedness of the type described in SECTION 8.2(o).



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

                  (e) PROJECTIONS. On and as of the Amendment/Restatement Effective Date, the financial projections, attached hereto as SCHEDULE 6.5(e) (the "PROJECTIONS") and each of the Projections delivered after the Amendment/Restatement Effective Date pursuant to SECTION 7.2(e) are, or will be at the time made, based on good faith estimates and assumptions made by the management of the Borrower, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On and as of the Amendment/Restatement Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

                  (f) NO MATERIAL ADVERSE CHANGE. (i) Since November 30, 2001 there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                      (ii) As of the Amendment/Restatement Effective Date and at any time thereafter, there has been no material adverse change in the business, condition (financial or otherwise), assets, liabilities, property, operations or prospects of the Borrower and its Subsidiaries (taken as a whole) since November 30, 2001 based on the financial statements delivered pursuant to SECTION 6.5(a)(i).

                      (iii) To the knowledge of the Borrower, as of the Amendment/Restatement Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), assets, liabilities, property, operations or prospects of those businesses being purchased by the Borrower pursuant to the OTS Acquisition Documents (taken as a whole) since December 31, 2001.

Section 6.6.      LITIGATION.

Except as set forth in SCHEDULE 6.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing against the Borrower or any of its Subsidiaries (i) with respect to any Loan Document or (ii) that are reasonably likely to have a Material Adverse Effect.

Section 6.7.      DISCLOSURE.

All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) (other than the Projections as to which SECTION 6.5(e) applies which fairly discloses the matters therein in good faith in accordance with applicable law)) for purposes of or in connection with this Agreement or any transaction



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contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results. As of the Amendment/Restatement Effective Date, the Borrower has disclosed to the Lenders on or before the Amendment/Restatement Effective Date, all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is or will be subject to as of the Amendment/Restatement Effective Date, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 6.8.      USE OF PROCEEDS; MARGIN REGULATIONS.

                  (a) TERM LOAN PROCEEDS. The Borrower shall have utilized the proceeds of the Term A Loans made under the Original Credit Agreement as required under SECTION 6.8 of the Original Credit Agreement. All proceeds of the New Term B Loans incurred on the Amendment/Restatement Effective Date shall be used by the Borrower (x) to finance, in part, the OTS Business Acquisition, (y) to refinance certain Revolving Loans and (z) to pay related fees and expenses in connection herewith and therewith.

                  (b) REVOLVING LOAN PROCEEDS. All proceeds of the Revolving Loans incurred hereunder shall be used by the Borrower (x) to finance, in part, the Transaction and (y) for ongoing working capital needs and general corporate purposes (other than to voluntarily prepay any Term Loan).

                  (c) SWING LINE LOANS. All proceeds of the Swing Line Loans incurred hereunder shall be used by the Borrower for ongoing working capital needs and general corporate purposes (other than to voluntarily prepay any Term
Loan); PROVIDED, HOWEVER, that no Swing Line Loans may be requested by the Borrower on the Amendment/Restatement Effective Date.

                  (d) MARGIN REGULATIONS. No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or



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extensions of credit under this Agreement to be considered a "purpose credit"
within the meaning of Regulation T, U or X of the Board.

Section 6.9.      TAX RETURNS AND PAYMENTS.

The Borrower and each of its Subsidiaries have timely filed or caused to be filed all tax returns (the "RETURNS") which are required to be filed, except where failure to file any of the Returns would not reasonably be expected to have a Material Adverse Effect, and have paid or caused to be paid all taxes shown to be due and payable on the Returns or on any assessments made against them or any of their respective material properties and all other material taxes, fees or other charges imposed on them or any of their respective properties by any Governmental Authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any such Subsidiary, as the case may be), except where failure to take any such action could not reasonably be expected to have a Material Adverse Effect; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP (or prior to the Amendment/Restatement Effective Date, applicable accounting practice) have been provided) which could be reasonably expected to have a Material Adverse Effect.

Section 6.10.     COMPLIANCE WITH ERISA.

                  (a) SCHEDULE 6.10 sets forth each Plan as of the Amendment/Restatement Effective Date, after giving effect to the Transaction. Each Plan has been operated and administered in a manner so as not to result in any material liability of the Borrower or any of its Subsidiaries for failure to comply with the applicable provisions of ERISA and the Code; no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; the aggregate fair market value of the assets of each Plan equals or exceeds the aggregate present value of the accrued benefits under such Plan (using the actuarial funding assumptions then in effect for such Plan); no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201
or 4204 of ERISA or Section 4971 or 4975 of the Code; no proceedings have been instituted to terminate any Plan; using actuarial assumptions and computation methods consistent with subpart 1 of Subtitle E of Title IV of ERISA, and its Subsidiaries and its ERISA Affiliates would not have any material liability to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent Fiscal Year of each such Plan


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

ending prior to the date of any Credit Event; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and, except as disclosed in the annual audited financial statements delivered pursuant to
SECTION 7.1(b) herein, the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by
Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA), the ongoing annual obligations with respect to either of which could reasonably be expected to have a Material Adverse Effect.

                  (b) To the knowledge of the Borrower, (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of the actuarial assumptions set forth in the most recent actuarial report for such plan, did not exceed the aggregate of (a) the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities, and (b) the amount then reserved on the Borrower's consolidated balance sheet in respect of such liabilities (and such amount reserved on Borrower's consolidated balance sheet is not likely to have a Material Adverse Effect).

Section 6.11.     OWNERSHIP OF PROPERTY.

The Borrower and each of its Subsidiaries has good and marketable title or, with respect to real property, valid fee simple title (or in each case, the relevant foreign equivalent, if any) to, or a subsisting leasehold interest in, or a valid contractual agreement or other valid right to use, all such Person's material real property, and good title (or relevant foreign equivalent) to, a valid leasehold interest in, or valid contractual rights or other valid right to (or an agreement for the acquisition of same) use all of such Person's other material property (but excluding Intellectual Property), and, in each case, none of such property is subject to any Lien except for Permitted Liens. The items of real and personal property (but excluding Intellectual Property) owned by, leased to or used by the Borrower and each of its Subsidiaries constitute all of the assets used in the conduct of such Person's business as presently conducted, and neither this Agreement nor any other Documents, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or any of its Subsidiaries in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.



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

Section 6.12.     CAPITALIZATION OF THE BORROWER.

On the Amendment/Restatement Effective Date after giving effect to the Transaction, the capitalization of the Borrower will be as set forth on SCHEDULE
6.12 hereto. The outstanding Capital Stock of the Borrower shall have been duly authorized and validly issued. Except as set forth on SCHEDULE 6.12, no authorized but unissued or treasury shares of Capital Stock of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the agreements in effect with respect to such options, warrants, right to call or otherwise relating to the Borrower's Capital Stock to which the Borrower is a party on the Amendment/Restatement Effective Date has been delivered to the Administrative Agent. Except as set forth on SCHEDULE 6.12 or pursuant to the Transaction Documents or with respect to stock option plans and restricted stock option plans relating to the Borrower's or its Subsidiaries' compensation plans, neither the Borrower nor any of its Subsidiaries has any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims or any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as set forth in the certificate of incorporation of the Borrower). Neither the Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence.

Section 6.13.     SUBSIDIARIES.

                  (a) ORGANIZATION. SCHEDULE 6.13 sets forth as of the Amendment/Restatement Effective Date a true, complete and correct list of each direct and indirect Subsidiary of the Borrower (after giving effect to the Transaction) and indicates for each such Subsidiary (i) its jurisdiction of organization and (ii) its ownership (by holder and percentage interest). The Borrower has no Subsidiaries except for Subsidiaries permitted to be created pursuant to this Agreement and those Subsidiaries listed as on SCHEDULE 6.13.

                  (b) CAPITALIZATION. All of the issued and outstanding Capital Stock of each direct or indirect Subsidiary of the Borrower is owned as set forth on SCHEDULE 6.13. All of the Capital Stock of each Subsidiary of the Borrower has been duly authorized and validly issued, is fully paid and non-assessable and is owned as set forth on SCHEDULE 6.13, free and clear of all Liens except for Permitted Liens. No authorized but unissued or treasury shares of Capital Stock of any Subsidiary of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character except pursuant to the Transaction Documents or with respect to stock




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option plans and restricted stock option plans relating to the Borrower's or its
Subsidiaries' compensation plans.

                  (c) RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any consensual encumbrance or restriction on the ability of (i) any Subsidiary of the Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or to pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower to make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (iii) the Borrower or any of its Subsidiaries to transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except, in each case, for such encumbrances or restrictions permitted under SECTION 8.5.

Section 6.14.     COMPLIANCE WITH LAW, ETC.

Neither the Borrower nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

Section 6.15.     INVESTMENT COMPANY ACT.

Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16.     PUBLIC UTILITY HOLDING COMPANY ACT.

Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 6.17.     ENVIRONMENTAL MATTERS.

                  (i) Except as set forth in SCHEDULE 6.17, the operations of and the real property owned or operated by the Borrower and each of its Subsidiaries are, and to the knowledge of the Borrower, the past operations of and the real property formerly owned or operated by the Borrower and each of its Subsidiaries are, in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) the Borrower and each of its Subsidiaries has obtained and will continue to maintain all such Environmental Permits, and all such Environmental


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

Permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(iii) neither the Borrower nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) is subject to: (A) any Environmental Claim or other written claim, request for information, or agreement from or with any Governmental Authority or Person related to any violation of, non-compliance with or liability arising under Environmental Laws or Environmental Permits to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which could reasonably be expected to have a Material Adverse Effect, (C) any Remedial Action which if not taken could reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or threat of a Release of Hazardous Materials into the environment regardless of whether the Release or threat of a Release is occurring on the Borrower's or any of its Subsidiaries' present or past properties (whether owned or leased) or at any other location, in each case where such Release or threat of a Release could reasonably be expected to have a Material Adverse Effect; (iv) neither the Borrower nor any of its Subsidiaries has received any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threat of a Release of Hazardous Materials into the environment, which notice or claim could reasonably be expected to result in a Material Adverse Effect, and (v) no Environmental Lien has attached to any property (whether owned or leased) of the Borrower or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to the Borrower or any of its Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

Section 6.18.     LABOR RELATIONS.

Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on SCHEDULE 6.6, there is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them before the National Labor Relations Board or appropriate national court or other forum, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and
(iii) to the knowledge of the Borrower, no question concerning union representation exists with respect to the employees of the Borrower or any of its Subsidiaries except (with respect to any matter specified in clause




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(i), (ii) or (iii) above, either individually or in the aggregate) such as could reasonably be expected to have a Material Adverse Effect.

Section 6.19.     INTELLECTUAL PROPERTY, LICENSES, FRANCHISES AND FORMULAS.

The Borrower and its Subsidiaries owns or holds licenses or other rights to or under all of the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs or data bases (collectively, "INTELLECTUAL PROPERTY") except where the failure to own or hold such Intellectual Property could not reasonably be expected to result in a Material Adverse Effect, and has obtained assignments of all franchises, licenses and other rights of whatever nature, regarding Intellectual Property necessary for the present conduct of its business, without any known conflict with the rights of others, except such conflicts which could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property which could reasonably be expected to have a Material Adverse Effect, or of any existing state of facts that would support a claim that use by the Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower or its Subsidiaries, no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding is pending or has been threatened by any Person against the Borrower or any Subsidiary (or any licensor of any patent or other intellectual property or property right) with respect to any patent or other intellectual property or property right that could adversely affect the Borrower's or any of its Subsidiaries' right to utilize any material technology in its production operations.

Section 6.20.     CERTAIN FEES.

Except as disclosed to the Agents prior to the Amendment/Restatement Effective Date, no broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Borrower or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Documents or any services rendered in connection with such transactions.

Section 6.21.     SECURITY DOCUMENTS.

                  (a) SECURITY AGREEMENT COLLATERAL. The provisions of the Security Agreements upon execution and delivery thereof are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the applicable Credit Party in the Collateral (other than the Collateral described in the Mortgages) owned by such Credit Party, and the Security Agreements, together with the


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filings of Form UCC-1 (or other similar filing, if any) in all relevant jurisdictions and delivery of all possessory collateral create a first lien on, and security interest in (or similar interest in respect of), all right, title and interest of the Borrower and such Credit Parties in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. All such Liens are fully perfected Liens (or similar legal status). The recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Security Agreements will be effective, under Federal law, to perfect the security interest granted to the Collateral Agent for the benefit of the Secured Creditors in the trademarks, patents and copyrights covered by such the Security Agreements. Each Credit Party has good and marketable title to, or rights in, all Security Agreement Collateral, free and clear of all Liens except Permitted Liens.

                  (b) PLEDGED SECURITIES. The security interests created in favor of the Collateral Agent, as pledgee for the benefit of the Secured Creditors under the Pledge Agreements, constitute perfected security interests in the Pledged Securities, if any, subject to no security interests of any other Person. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreement other than with respect to filings required by applicable foreign law and UCC financing statements with respect to uncertificated Pledged Securities.

                  (c) REAL ESTATE COLLATERAL. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable (and upon the due recording thereof under applicable law) perfected security interest in and Lien on all of the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Initial Borrowing Date) in favor of the Collateral Agent (or such other agent or trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Liens related thereto). SCHEDULE 6.21(c) contains a true and complete list of the street address (or such other identifying information as is acceptable to the Administrative Agent) for each parcel of real property owned or leased by the Borrower and its Subsidiaries in the United States, other jurisdiction in which a material plant is located and the type of interest therein held by the Borrower or such Subsidiary. The Borrower or a Subsidiary of the Borrower has good and marketable title to all Mortgaged Property free and clear of all Liens except those described in the first sentence of this SECTION 6.21(c) or as otherwise may be acceptable to the Administrative Agent.


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Section 6.22.     DOCUMENTS.

                  (a) The Borrower has on or prior to the Amendment/Restatement Effective Date delivered to the Administrative Agent true, correct and complete copies of the Transaction Documents entered into by the Borrower or any Subsidiary on or before the Amendment/Restatement Effective Date in connection with the Transaction and, with respect to any such Transaction Document entered into after the Amendment/Restatement Effective Date, the terms thereof shall be reasonably satisfactory to the Administrative Agent. The Borrower and each of its Subsidiaries have, concurrently with the execution and delivery of this Agreement or will have by the Amendment/Restatement Effective Date, consummated the transactions contemplated by the Documents pursuant thereto, and the Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. No party to the Transaction Documents has waived the fulfillment of any material condition precedent set forth therein to the consummation of the transactions contemplated thereby, no party is in default or has failed to perform any of its material obligations thereunder or under any material instrument or document executed and delivered in connection therewith.

                  (b) All representations and warranties of the Borrower set forth in the Documents were true and correct in all material respects (taken as a whole) at the time as of which such representations and warranties were made or deemed made and as of the Initial Borrowing Date.

Section 6.23.     INTERCOMPANY NOTES.

Upon execution and delivery thereof, the Intercompany Notes constitute legal, valid and binding obligations of the Persons party thereto (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and are in full force and effect.

Section 6.24.     AEROJET SETTLEMENT AGREEMENT.

The Aerojet Settlement Agreement is in full force and effect on the Amendment/Restatement Effective Date, no party thereto has opted out of the Aerojet Settlement Agreement, no Governmental Authority party thereto has any defense to its obligations thereunder or to the terms thereof, and there are no facts and circumstances known to the Borrower or any of its Subsidiaries that would reasonably be expected to void or otherwise render invalid the Aerojet Settlement Agreement or that would allow any Governmental Authority party to avoid its obligations thereunder.



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                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

Section 7.1. FINANCIAL STATEMENTS. Furnish, or cause to be furnished, to each Lender:

                  (a) QUARTERLY FINANCIAL STATEMENTS. Within the earlier of (i) five (5) days after the time period specified by the SEC under the Exchange Act or (ii) forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, unaudited financial statements consisting of a consolidated and consolidating balance sheet and statement of stockholders' equity of the Borrower and its Subsidiaries as at the end of such quarter and consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and for the Fiscal Year through such quarter, all in reasonable detail and certified on behalf of the Borrower by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (other than for normal year-end adjustments and, unless then required by the Borrower's reporting obligations to the Securities and Exchange Commission or by generally accepted accounting principles, footnote disclosure).

                  (b) ANNUAL FINANCIAL STATEMENTS. Within the earlier of (i) five (5) days after the time period specified by the SEC under the Exchange Act or (ii) ninety (90) days after the end of each Fiscal Year of the Borrower, financial statements consisting of a consolidated and consolidating balance sheet and statement of stockholder's equity of the Borrower and its Subsidiaries as at the end of such Fiscal Year and consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, certified (without adverse opinions, scope limitations or qualifications with respect to departures from generally accepted, accounting principles other than departures (x) which are not material, (y) which will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements, and (z) which do not cause the financial statements to fail to accurately reflect the financial condition of the Borrower without qualification as to scope of examination by independent public accountants of recognized national standing and reputation selected by the Borrower).

                  (c) ANNUAL SCHEDULE OF INTERCOMPANY NOTES. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower an unaudited schedule of Intercompany Notes as at the end of such year, separately presenting the Foreign Intercompany Notes, all indebtedness permitted under SECTION 8.2 (including overdraft facilities) and cash


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balances, for each consolidated Subsidiary with total assets in excess of
$20,000,000 as at the end of such period.

Section 7.2.      CERTIFICATES; OTHER INFORMATION.

                  Furnish to each Lender (or, if specified below, to the Administrative Agent):

                  (a) ACCOUNTANT'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 7.1(b), (i) a certificate from Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, stating that, in the course of their annual audit of the books and records of the Borrower and its Subsidiaries, no Event of Default or Unmatured Event of Default has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default; and (ii) a letter, in form satisfactory to the Administrative Agent from such accountants with respect to reliance on such accountant's certificate and report on the annual consolidated financial statements referred to in this SECTION 7.2(a).

                  (b) OFFICER'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTIONS 7.1(a) and 7.1(b), a certificate of a Responsible Financial Officer substantially in the form of
EXHIBIT 7.2(B) stating that, to the best of such officer's knowledge, (i) such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments), (ii) no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificate and, if so specified, the action which the Borrower proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish the Borrower's compliance with the covenants set forth in ARTICLE IX of this Agreement and (iii) setting forth the then current outstanding amount of each Intercompany Loan;

                  (c) AUDIT REPORTS AND STATEMENTS. Promptly following the Borrower's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to the Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of the Borrower or any of its Subsidiaries;

                  (d) MANAGEMENT LETTERS. Promptly after receipt thereof, a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants;

                  (e) PROJECTIONS. As soon as available and in any event within sixty (60) days following the first day of each Fiscal Year of the Borrower, projections (prepared on a business


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segment basis) in form satisfactory to the Administrative Agent and the Required
Lenders covering the period from such Fiscal Year through the next two Fiscal Years prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such projections are based, which shall be accompanied by the statement of the chief executive officer or Responsible Financial Officer of the Borrower to the effect that, to the best of his knowledge, such projections are a reasonable estimate for the periods respectively covered thereby;

                  (f) PUBLIC FILINGS. Within 20 days after the same become public, copies of all financial statements and reports which the Borrower may make to, or file with the SEC or any successor or analogous Governmental Authority;

                  (g) INSURANCE. Prior to the Amendment/Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent evidence of insurance complying with the requirements of SECTION 7.8 for the business and properties of the Borrower and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, and naming the Administrative Agent as an additional insured, mortgagee and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Administrative Agent;

                  (h) INSURANCE INFORMATION. The Borrower shall deliver to the Administrative Agent information concerning insurance at the times and in the manner specified in SECTION 7.8;

                  (i) ENVIRONMENTAL REPORT. Concurrently with the delivery of the financial statements referred to in SECTIONS 7.1(a) and 7.l(b), a report of the Borrower (i) with respect to the environmental matters affecting the Borrower and the Subsidiaries in the form set forth in the 10-K or Form 10-Q, as applicable, of the Borrower relating to such fiscal period as to which the financial statements being concurrently delivered therewith pertain; PROVIDED, HOWEVER, that to the extent the Borrower becomes aware of any potential Environmental Claim or threat of judicial or administrative action regarding an Environmental Claim, the Borrower shall include in such report such information as the Borrower may have regarding such matter even if all facts regarding such matter are not known or the potential liability is not quantifiable and (ii) as to the progress of the Borrower and applicable Subsidiaries in connection with obtaining the environmental permits and making the declarations detailed in the post-closing agreement dated as of the Initial Borrowing Date, as amended, between the Borrower and the Administrative Agent, and the Borrower shall further provide to the Administrative Agent copies of any environmental audit reports to be prepared by or on behalf of the Borrower or any Subsidiary and shall, as part of such report, provide a status report to the Administrative Agent as to any material environmental issues, liabilities or compliance costs identified in such audit reports; and

                  (j) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of the Borrower or


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any of its Subsidiaries as the Administrative Agent or any Lender (through the
Administrative Agent) may from time to time reasonably request.

Section 7.3.      NOTICES.

Promptly and in any event within three (3) Business Days in the case of CLAUSES
(A), (D), (E) and (F) below, 15 days in the case of CLAUSES (B) and (C) below, or one Business Day in the case of CLAUSE (G) below after an officer of the Borrower or of any of its Subsidiaries obtains knowledge thereof, give written notice to the Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

                  (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Responsible Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  (b) LITIGATION AND RELATED MATTERS. The commencement of, or any material development in, any action, suit, proceeding or investigation affecting the Borrower or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the amount involved that the Borrower reasonably determines is not covered by insurance or other indemnity arrangement is $10,000,000 or more, (ii) with respect to any Document or any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                  (c) ENVIRONMENTAL.

                      (i) The occurrence of one or more of the following, to the extent that any of the following, if adversely determined, could reasonably be expected to have a Material Adverse Effect: (A) written notice of an Environmental Claim or written notice or request for information to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the presence of or the Release or threat of a Release of any Hazardous Materials into the environment; (B) written notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the presence or to the Release or threat of a Release of any Hazardous Materials into the environment; (C) written notice that any property, whether presently owned or leased by, or operated on behalf of, the Borrower or its Subsidiaries is subject to an Environmental Lien; (D) written notice of violation to the Borrower or any of its Subsidiaries of any Environmental Laws or Environmental Permits by the Borrower or any of its Subsidiaries, or (E) commencement or written threat of any judicial or administrative proceeding alleging a violation of or liability under any Environmental Laws or Environmental Permits.


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                      (ii) Upon written request by the Administrative Agent, the
Borrower shall promptly submit to the Administrative Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature of the Environmental Claim, notice, request for information, proceeding investigation, condition, occurrence or removal or Remedial Action and the Borrower's or such Subsidiary's response thereto.

                  (d) NOTICE OF CHANGE OF CONTROL. Each occasion that any Change of Control shall occur and such notice shall set forth in reasonable detail the particulars of each such occasion.

                  (e) NOTICES UNDER TRANSACTION DOCUMENTS. Promptly following the receipt or delivery thereof, copies of any material demands, notices or documents received or delivered by the Borrower or any Subsidiary of the Borrower outside of the ordinary course of business under or pursuant to the Transaction Documents, any material joint venture agreement and any other material agreement from time to time identified by the Administrative Agent.

                  (f) AEROJET SETTLEMENT AGREEMENT. Any notice or any other communication received with respect to or pursuant to the Aerojet Settlement Agreement concerning any party's election to opt out of or otherwise not to comply with the terms thereof or to propose any material modifications thereof.

                  (g) INSOLVENCY PROCEEDINGS. A meaningful threat of or notice in respect of any insolvency proceeding involving any Foreign Subsidiary.

Section 7.4.      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its and each Subsidiary's corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' businesses except to the extent that failure to take any such action could not in the aggregate reasonably be expected to have a Material Adverse Effect or as otherwise permitted pursuant to SECTIONS 8.3 and comply and cause each of its Subsidiaries to comply with all Requirements of Law (excluding Environmental Laws which are governed by SECTION 7.9) except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.



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Section 7.5.      PAYMENT OF OBLIGATIONS.

Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

                      (i) all material taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

                      (ii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such material tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect.

Section 7.6.      INSPECTION OF PROPERTY, BOOKS AND RECORDS.

Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time, and from time to time at the reasonable request of such Lender made to the Borrower and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of the Borrower and its Subsidiaries).

Section 7.7.      ERISA.

                      (i) As soon as practicable and in any event within ten
(10) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a certificate of a Responsible Officer of the Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details


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of such Reportable Event and the action, if any, which the Borrower or such
Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given; (ii) upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report and annual report completed with respect to any Plan; (iii) as soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred or is reasonably likely to occur with respect to any Plan: (A) such Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA, (B) the Plan Sponsor intends to terminate such Plan, (C) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan, (D) that an accumulated funding deficiency has been incurred or that an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code, or (E) that the Borrower, or any Subsidiary of the Borrower or any ERISA Affiliate will incur any material liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(1) of ERISA, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof; and (iv) as soon as possible and in any event within thirty (30) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof. For purposes of this SECTION 7.7, the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which the Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor. In addition to its other obligations set forth in this ARTICLE VII, the Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

                          (A) provide the Administrative Agent with prompt
written notice, with respect to any Plan, of any failure to satisfy the minimum funding standard requirements of Section 412 of the Code,

                          (B) furnish to the Administrative Agent, promptly
after delivery of the same to the PBGC, a copy of any delinquency notice pursuant to Section 412(n)(4) of the Code,

                          (C) correct any such failure to satisfy funding
requirements or delinquency referred to in the foregoing clauses (A) and (B) within ninety (90) days after the




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occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect;

                          (D) comply in good faith in all material respects with
the requirements set forth in Section 4980B of the Code and with Sections 601(a) and 606 of ERISA;

                          (E) at the request of any Lender, deliver to such
Lender (and a copy to the Administrative Agent) a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service; and

                          (F) at the request of any Lender, deliver to such
Lender (and a copy to the Administrative Agent) copies of the most recent annual reports received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan no later than ten
(10) days after the date of such request.

Section 7.8.      MAINTENANCE OF PROPERTY; INSURANCE.

                      (i) Keep, and cause each of its Subsidiaries to keep, all property (including, but not limited to, equipment) useful and necessary for its business in good working order and condition, normal wear and tear and damage by casualty excepted, subject to SECTION 8.3(b), (ii) maintain, and shall cause each of its Subsidiaries to maintain insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Administrative Agent's reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Administrative Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be canceled or revised without thirty days' prior written notice thereof by the insurer to the Administrative Agent and (iii) furnish to the Administrative Agent, on the Amendment/Restatement Date and on the date of delivery of each annual financial statement, full information as to the insurance carried. At any time that insurance at levels described in
SCHEDULE 7.8 is not being maintained by or on behalf of the Borrower or any of its Subsidiaries, the Borrower will notify the Lenders in writing within ten
(10) Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Lenders to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on SCHEDULE 7.8.


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Section 7.9.      ENVIRONMENTAL LAWS.

                  (a) Materially comply with and will cause each of its Subsidiaries, tenants and subtenants to materially comply with, all Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits.

                  (b) Take and shall cause each of its Subsidiaries to take, prompt and appropriate action as required by Environmental Laws to fully respond to any material non-compliance with all Environmental Laws or Environmental Permits or to any material Release or threat of a material Release of Hazardous Materials, in each case, in compliance with Environmental Laws, and upon request from the Administrative Agent, shall regularly report to the Administrative Agent on such response. Without limiting the generality of the foregoing, whenever the Administrative Agent or any Lender has a reasonable basis to believe that the Borrower is not in material compliance with applicable Environmental Laws or Environmental Permits or that any property of the Borrower or its Subsidiaries (whether owned or leased), or any property to which Hazardous Materials generated by the Borrower or its Subsidiaries have come to be located ("OFFSITE PROPERTY") has or may become contaminated or subject to an order or decree such that any non-compliance, contamination or order or decree could reasonably be expected to have a Material Adverse Effect, then, to the extent the Borrower has the legal right to do so, the Borrower agrees to, at the Administrative Agent's request and the Borrower's sole expense: (i) cause an independent environmental engineer reasonably acceptable to the Administrative Agent to conduct such studies, evaluations, investigations, or tests of the site where the alleged or actual non-compliance or contamination has occurred and prepare and deliver to the Administrative Agent, the Lenders and the Borrower a report(s) reasonably acceptable to the Administrative Agent setting forth the results of such studies, evaluations, investigations, or tests, the Borrower's proposed plan and schedule for responding to any environmental problems described therein, and the Borrower's estimate of the costs thereof, and (ii) provide the Administrative Agent, the Lenders and the Borrower a supplemental report(s) of such engineer whenever the scope of the environmental problems or the Borrower's response thereto or the estimated costs thereof, shall materially change. Notwithstanding the above, the Borrower shall not be obligated (other than as required by applicable law) to undertake any tests or remediation at any Offsite Property that (x) is not owned or operated by the Borrower or any of its Subsidiaries and (y) where Hazardous Materials generated by persons other than the Borrower or any of its Subsidiaries have also come to be located.

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, the Administrative Agents, officers and directors, from and against any and all Environmental Claims or any demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance


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with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or their respective properties (whether currently or formerly owned, leased or operated), or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, costs arising from any Remedial Actions, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this SECTION 7.9(c) shall survive repayment of the Notes and all other Obligations.

Section 7.10.     USE OF PROCEEDS.

Use all proceeds of the Loans as provided in SECTION 6.8.

Section 7.11.     INTEREST RATE PROTECTION.

No later than 90 days (the "HEDGE DATE") following the Amendment/Restatement Effective Date, enter into and maintain arrangements acceptable to the Administrative Agent which have the effect of establishing a fixed or maximum interest rate reasonably acceptable to the Administrative Agent for an aggregate notional principal amount of Indebtedness equal to at least $100,000,000 (the "NOTIONAL AMOUNT") with an initial average life of not less than two (2) years; PROVIDED, HOWEVER, that the Notional Amount may be reduced on a dollar-for-dollar basis simultaneously with the reduction of the principal amount outstanding of the Term Loans.

Section 7.12.     ADDITIONAL SECURITY; FURTHER ASSURANCES.

                  (a) AGREEMENT TO GRANT ADDITIONAL SECURITY. Promptly, and in any event within 30 days after the acquisition by the Borrower or any Material Subsidiary of assets or real or personal property or leasehold interests of the type that would have constituted Collateral on the Amendment/Restatement Effective Date, in each case in which the Collateral Agent or the Administrative Agent does not have a perfected security interest under the Security Documents and within 30 days after request by the Administrative Agent with respect to any other after acquired collateral deemed material by the Administrative Agent or Required Lenders (the "ADDITIONAL COLLATERAL"), the Borrower will, and will cause each of its respective Material Subsidiaries to, take all necessary action, including (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent or the Administrative Agent for the benefit of the Secured Creditors pursuant to the Security Agreement a perfected Lien (subject only to Permitted Liens) in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement and (ii) with respect to real estate, the execution of a Mortgage, the obtaining of title insurance policies or indemnification agreements satisfactory to the Administrative Agent, title surveys, Mortgage Policies and real estate appraisals satisfying the Requirements of Law. In the event the Lien


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against the Mortgaged California Real Estate is released pursuant to SECTION
12.15(b) but thereafter, the Leverage Ratio of the Borrower is equal to or greater than 2.00 to 1.00, the Administrative Agent shall have the right to require the Borrower to execute a Mortgage, or cause any of its Subsidiaries to execute a Mortgage, with respect to the Mortgaged California Real Estate and take all other necessary action on behalf of the Collateral Agent or the Administrative Agent for the benefit of the Secured Creditors, all in accordance with SECTION 7.12(e). In furtherance of the foregoing, except as otherwise permitted by SECTION 8.14, the Borrower hereby agrees that in no event shall it, in any manner or at any time, transfer, modify or otherwise affect, or permit any Subsidiary of the Borrower to transfer, modify or otherwise affect, the legal title of the Mortgaged California Property such that the Borrower or any such Subsidiary shall no longer be the legal titleholder in the Mortgaged California Real Estate or shall in any other manner be restricted from granting such Mortgage in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Creditors.

                  (b) ADDITIONAL SUBSIDIARY GUARANTORS. The Borrower agrees to cause each new Material Domestic Subsidiary established or created in accordance with this Agreement to execute and deliver the Subsidiary Guaranty (or a supplement thereto) promptly, and in any event, within 30 days of such Person's having become a Material Domestic Subsidiary.

                  (c) PLEDGE OF NEW SUBSIDIARY STOCK. The Borrower agrees to pledge (or cause its Subsidiaries to pledge) (i) all of the Capital Stock of each new Material Domestic Subsidiary and any Subsidiary owning the Stock of a Material Domestic Subsidiary, and (ii) 65% of the Capital Stock of each new Material Foreign Subsidiary and 65% of the Capital Stock of any Subsidiary owning the Stock of Material Foreign Subsidiary established, acquired or created after the Amendment/Restatement Effective Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements promptly, and in any event, within 30 days of the creation or acquisition of such new Subsidiary.

                  (d) GRANT OF SECURITY BY NEW SUBSIDIARIES. Subject to the provisions of SECTIONS 7.12(a) and 7.12(c), the Borrower will promptly and, in any event, within 30 days of the establishment, acquisition or creation of a Material Subsidiary, cause each Material Domestic Subsidiary and each Material Foreign Subsidiary (but only to the extent reasonably requested by the Administrative Agent) established or created in accordance with SECTION 8.7 to grant to the Collateral Agent for the benefit of the Secured Creditors a first priority Lien (subject to Permitted Liens) on all property (tangible and intangible) of such Material Subsidiary upon terms satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Material Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. The Borrower will cause each of its Material Subsidiaries to take all action requested by



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the Administrative Agent or the Required Lenders (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

                  (e) DOCUMENTATION FOR ADDITIONAL SECURITY. The security interests required to be granted pursuant to this SECTION 7.12 shall be granted pursuant to such security documentation satisfactory in form and substance to the Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens or, in the case of Mortgages, Permitted Real Property Encumbrances. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower or its Subsidiaries. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, title surveys, real estate appraisals satisfying any Requirements of Law, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this SECTION 7.12 has been complied with.

Section 7.13.     END OF FISCAL YEARS; FISCAL QUARTERS.

Cause the Borrower's and each of its Subsidiaries' annual accounting periods to end on November 30 of each year (each a "FISCAL YEAR"), with quarterly accounting periods ending on February 28 (or 29, if applicable), May 31, August 31 and November 30 of each Fiscal Year (each a "FISCAL QUARTER"), unless otherwise required by applicable law.

Section 7.14.     FOREIGN SUBSIDIARIES SECURITY.

If, following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Administrative Agent or the Required Lenders, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 30 days after such request deliver evidence reasonably satisfactory to the Administrative Agent with respect to any Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower that any of (i) a pledge of 662/3% or more of the total combined voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or
(iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in any case could cause all or a portion of the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate applicable law or result in adverse tax consequences to the Borrower or its Subsidiaries, then in the case of a failure to


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deliver the evidence described in clause (i) above, that portion of such Foreign
Subsidiary's outstanding Capital Stock not theretofore pledged pursuant to the Security Documents shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents (or another pledge agreement in substantially similar form, if needed), (ii) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Borrower under the Loan Documents (subject to compliance with financial assistance laws or similar laws applicable to such Foreign Subsidiary), and (iii) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (subject to compliance with financial assistance laws or similar laws applicable to such Foreign Subsidiary) shall execute and deliver a security agreement granting the Administrative Agent for the benefit of the Lenders a security interest in all of such Foreign Subsidiary's assets, in each case with all documents delivered pursuant to this SECTION 7.14 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, but in each case, only to the extent permitted without violating applicable law or resulting in adverse tax consequences.

Section 7.15.     CERTAIN FEES INDEMNITY.

The Borrower covenants that it will indemnify the Administrative Agent and each Lender against and hold the Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred by third parties other than the Lenders in connection with any of the transactions contemplated hereby.

Section 7.16.     OTS ACQUISITION DOCUMENTS.

The Borrower will, and will cause its Subsidiaries to promptly provide to the Administrative Agent (i) drafts of any proposed amendment, modification or supplement to the OTS Acquisition Agreement or schedules thereto, (ii) drafts of any document to be executed pursuant to, or in connection with, the OTS Acquisition Agreement, the form of which is not attached to, or deviates in any material respect from the form attached to, the OTS Acquisition Agreement and
(iii) any change in the structure of the transactions contemplated by the OTS Acquisition Documents (including, without limitation, corporate and organizational structure, Intercompany debt and equity structure, asset and operations structure, and the process to achieve such structures) to be effected on or prior to the Amendment/Restatement Effective Date. The rights of the Administrative Agent to approve any of the foregoing matters shall be governed by the express terms of this Agreement, including, without limitation, SECTION 8.11.

Section 7.17.     ADDITION OF COLLATERAL.

The Borrower hereby agrees to grant a mortgage (or cause its applicable Subsidiary to grant a mortgage) to the Administrative Agent, all in accordance with the terms of SECTION 7.12 of this Agreement, as soon as possible but in no event later than November 30, 2002, on the real


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property of the Borrower or any of its Subsidiaries holding such title located in or near Sacramento, California and as further identified to the Administrative Agent (the "MORTGAGED CALIFORNIA REAL ESTATE"), in favor of the Administrative Agent on behalf of the Lenders to secure payment of their respective Loans, a continuing security interest of first priority in all the right, title and interest of the Borrower and such applicable Subsidiaries, as the case may be, in the Mortgaged California Real Estate.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  The Borrower hereby covenants and agrees that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

Section 8.1.      LIENS.

The Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation, except for the following Liens (herein referred to as "PERMITTED LIENS"):

                  (a) Liens created under the Security Documents;

                  (b) Customary Permitted Liens;


                  (c) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property (or financing of the purchase price within 120 days after the respective purchase of assets), and any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this clause (c); PROVIDED, that
(A) any such Lien does not extend to any other property (other than accessions and additions to the property covered thereby), (B) such Lien either exists on the Amendment/Restatement Effective Date or is created in connection with the refinancing, acquisition, construction, repair or improvement of such property as permitted by this Agreement, (C) the indebtedness secured by any such Lien (or the Capitalized Lease Obligation with respect to any Capitalized Lease) when incurred, (x) does not exceed 100% of the fair market value of such assets and
(y) is not less than 70% of the fair market value of such assets (unless the Administrative Agent has a perfected second lien on such sset); and (D) the Indebtedness secured thereby is permitted to be incurred pursuant to SECTION




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8.2(d), PROVIDED that such Indebtedness is not increased and is not secured by any additional assets;

                  (d) additional Liens incurred by the Borrower and its Subsidiaries which do not secure Indebtedness for money borrowed so long as the value of the property subject to such Liens, and the obligations secured thereby, do not exceed $5,000,000 in the aggregate at any one time outstanding;

                  (e) Liens securing Indebtedness of Foreign Subsidiaries; PROVIDED, that the amount of such Indebtedness shall not exceed $5,000,000 (or the Dollar Equivalent thereof) in the aggregate at any one time outstanding;

                  (f) Liens existing on the Amendment/Restatement Effective Date listed on SCHEDULE 8.1(f) hereto and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness (including, for purposes of this SECTION 8.1(f), any additional Indebtedness incurred pursuant to revolving commitments in an amount not in excess of the available commitment as set forth on SCHEDULE 8.2(b) secured thereby) is not increased and such Liens do not extend to or cover any other property or assets;

                  (g) Liens securing Indebtedness permitted pursuant to SECTION 8.2(j), PROVIDED, that any such Lien does not extend to any other property (other than accessions and additions to the property secured thereby); and

                  (h) Liens on any property of Foreign Subsidiaries of the Borrower securing Indebtedness permitted pursuant to SECTION 8.2(o), PROVIDED that the aggregate fair market value of the assets of such Foreign Subsidiaries subject to such Liens shall not exceed 200% of the aggregate outstanding Indebtedness permitted pursuant to SECTION 8.2(o).

                  In connection with the granting of Liens of the type described in clause (c) of this SECTION 8.1 by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower's expense, the Administrative Agent or the Collateral Agent shall take (and is hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

                  Notwithstanding the foregoing clauses (a) through (h) of this
SECTION 8.1, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to pledge, encumber or otherwise suffer to exist thereon any Lien (other than Customary Permitted Liens or Liens pursuant to the Loan Documents) on any real property owned by the Borrower or any of its Subsidiaries which is located in the State of California or the State of Nevada. In addition, except as otherwise permitted by SECTION 8.14, the Borrower agrees that it will not, nor will it


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permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Loan Documents) on the ability of the Borrower or any Subsidiary of the Borrower to grant a Lien or other encumbrance on the Mortgaged California Real Estate.

Section 8.2.      INDEBTEDNESS.

The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness to Remain Outstanding on the
Amendment/Restatement Effective Date (which, to the extent required by SECTION 6.5(d), is to be listed on SCHEDULE 8.2(b)), without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (c) Indebtedness of the Borrower under Interest Rate Agreements entered into to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates;

                  (d) Indebtedness of the Borrower and its Subsidiaries secured by purchase money Liens permitted under SECTION 8.1(c); PROVIDED that the aggregate amount of such Indebtedness at any time shall not exceed $15,000,000;

                  (e) Indebtedness of the Borrower under Other Hedging Agreements providing protection against fluctuations in currency or commodity values (in the case of commodity values, for a period not to exceed 36 months) in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are BONA FIDE hedging activities;

                  (f) Indebtedness of the Borrower and its Subsidiaries resulting from the refinancing of Indebtedness permitted by CLAUSES (B) and (D) above and CLAUSE (I) below; PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP), does not exceed the principal amount of the Indebtedness refinanced thereby on such date
(ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased and (iii) in the case of any such refinancing Indebtedness which is in excess of $5,000,000 (or the Dollar Equivalent thereof), such refinancing Indebtedness is upon terms and subject to documentation which is in form and substance reasonably satisfactory to the Administrative Agent;



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                  (g) unsecured Indebtedness of the Borrower and its
Subsidiaries to the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that
(x) in the case of such intercompany Indebtedness consisting of a loan or advance by a Credit Party, each such loan or advance made on or after the Amendment/Restatement Effective Date shall be evidenced by an Intercompany Note payable to the Credit Party, in form and substance satisfactory to Administrative Agent, which Intercompany Notes shall be delivered and pledged to the Collateral Agent as part of the Collateral, and (y) in the case of such intercompany Indebtedness consisting of a loan or advance to a Subsidiary of the Borrower which is not a Credit Party, each such loan or advance, together with all other outstanding Indebtedness permitted by this CLAUSE (G)(Y), PLUS the amount of all outstanding Indebtedness referred to in CLAUSE (H)(Y) below that is incurred by Subsidiaries that are not Credit Parties, plus the amount of all outstanding Indebtedness permitted under SECTION 8.2(o), shall not exceed in the aggregate at any time the Dollar Equivalent of $60,000,000;

                  (h) Indebtedness incurred by a Foreign Subsidiary to the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that (x) in the case of such Indebtedness consisting of a loan or advance by a Credit Party, each such loan or advance made on or after the Amendment/Restatement Effective Date shall be evidenced by an Intercompany Note payable to the Credit Party, in form and substance satisfactory to Administrative Agent, which Intercompany Notes shall be delivered and pledged to the Collateral Agent as part of the Collateral and
(y) in the case of such Indebtedness consisting of a loan or advance to a Foreign Subsidiary of the Borrower which is not a Credit Party, each such loan or advance, together with all other outstanding Indebtedness permitted by this CLAUSE (h)(y), PLUS the amount of all outstanding Indebtedness referred to in CLAUSE (G)(Y) above that is incurred by Foreign Subsidiaries that are not Credit Parties, plus the amount of all outstanding Indebtedness permitted under SECTION 8.2(o), shall not exceed in the aggregate at any time the Dollar Equivalent of $60,000,000;

                  (i) Indebtedness consisting of (a) Guarantee Obligations of any Subsidiary of the Borrower of the Obligations under any Loan Document, and
(b) a guarantee by the Borrower of obligations of a Subsidiary or by any Foreign Subsidiary of obligations of its Subsidiary under any lease or other agreement otherwise permitted hereunder or entered into in the ordinary course of business and not constituting Indebtedness;

                  (j) Indebtedness of a Subsidiary of the Borrower issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower or a Subsidiary of the Borrower in a transaction constituting an Acquisition (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate such Acquisition) and any extension, renewal or replacement thereof; PROVIDED, that the aggregate amount of such Indebtedness outstanding at any time, together with Indebtedness outstanding and




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permitted by SECTION 8.2(d) (without double counting and without giving effect to SECTION 8.1(c)(c)(x)) does not exceed the Dollar Equivalent of $10,000,000;

                  (k) Indebtedness of the Borrower consisting of unsecured Guarantee Obligations incurred to (x) satisfy bonding obligations not in excess of the Dollar Equivalent of $5,000,000 at any one time which arise in the ordinary course of business or (y) to support obligations of Subsidiaries in connection with a transaction otherwise permitted pursuant to this Agreement; PROVIDED, that such Guarantee Obligations under this clause (y) shall not at any time exceed the Dollar Equivalent of $5,000,000, and (ii) obligations (whether in respect of letters of credit, bank guarantees, Guarantee Obligations or otherwise) of Foreign Subsidiaries (including, without duplication, unsecured Guarantee Obligations of Foreign Subsidiaries and of the Borrower in respect thereof) in an aggregate amount not to exceed the Dollar Equivalent of $5,000,000 at any time outstanding in respect of customs bonding, regulatory (including, without limitation, environmental agency) requirements or arrangements and other operational obligations or bonding arrangements arising in the ordinary course of business other than in respect of borrowed money;

                  (l) unsecured Indebtedness of the Borrower on terms and conditions not more restrictive to the Borrower and its Subsidiaries than those set forth in this Agreement (and at or below a market interest rate for comparable instruments) which Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, but in no event shall the aggregate principal amount of such Indebtedness exceed 7.5% of Consolidated Total Assets on any date of incurrence thereof, so long as at the time of the incurrence thereof no Unmatured Event of Default or Event of Default exists;

                  (m) Indebtedness of the Borrower and of its Subsidiaries and unsecured Guarantee Obligations with respect thereto by the Borrower and/or its Subsidiaries pursuant to over-draft or similar lines of credit such that the aggregate amount of such Indebtedness outstanding under this clause (m) at any one time does not exceed (without duplication) $25,000,000 (or the Dollar Equivalent thereof) at any time;

                  (n) additional unsecured Indebtedness for money borrowed not otherwise covered by clauses (a) through (m) above or clauses (o) or (p) below, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (n) shall in no event exceed $20,000,000 ( or the Dollar Equivalent thereof) at any time;

                  (o) Indebtedness incurred by any Foreign Subsidiary of the Borrower under any foreign currency working capital facility, provided that the aggregate amount of such foreign working capital facilities shall not exceed $25,000,000 (or the Dollar Equivalent thereof) at any



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                  (p) time; and Indebtedness of the Borrower consisting of
unsecured Guaranteed Obligations in favor of the United States Environmental Protection Agency which are incurred on behalf of Aerojet in connection with the sale by the Borrower of all or substantially all of the electronics and information systems operations of Aerojet or in connection with future carve-outs of restricted real property; PROVIDED, that such Guaranteed Obligations permitted under this clause (p) shall not at any time exceed $100,000,000 (or the Dollar Equivalent thereof).

Section 8.3.      CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC.

The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve any of its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of any of its properties or assets (or, with respect to a transaction involving all or substantially all of the assets of the Borrower, agree to do any of the foregoing at any future time without the Administrative Agent's prior written consent unless the effectiveness of such agreement is conditional upon the consent of the Administrative Agent) or convey, sell or otherwise dispose of any part of its property or assets, or enter into any Sale and Leaseback Transaction, except that:

                  (a) the Borrower and its Subsidiaries may consummate the Transaction;

                  (b) each of the Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (y) which are not reinvested to acquire assets to be used in such Person's business in the manner described in SECTION 4.4(d) shall not exceed $20,000,000 (or the Dollar Equivalent thereof) in any Fiscal Year of the Borrower;

                  (c) Investments may be made to the extent permitted by SECTION 8.7;

                  (d) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business;

                  (e) each of the Borrower and its Subsidiaries may make sales or transfers of inventory, Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business;

                  (f) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue, or
(y) which the Borrower or such Subsidiary may reasonably determine are difficult to collect but only in connection with the compromise or


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collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

                  (g) the Borrower and its Subsidiaries may license its patents, trade secrets, know-how and other intellectual property (the "TECHNOLOGY") provided that such license shall be assignable to the Administrative Agent or any assignee of the Administrative Agent without the consent of the licensee and no such license shall (i) transfer ownership of such Technology to any other Person or (ii) require the Borrower to pay any fees for any such use (such licenses permitted by this SECTION 8.3(g), hereafter "PERMITTED TECHNOLOGY LICENSES");

                  (h) any Subsidiary of the Borrower may be merged or consolidated (x) with or into the Borrower so long as the Borrower is the surviving entity, (y) with or into any one or more Wholly-Owned Subsidiaries of the Borrower; PROVIDED, HOWEVER, that the Wholly-Owned Subsidiary or Subsidiaries shall be the surviving entity or (z) with or into any Person in connection with the consummation of an Acquisition; PROVIDED, HOWEVER, that after giving effect to such merger or consolidation the surviving Subsidiary shall be a Wholly-Owned Subsidiary;

                  (i) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of any asset in connection with any Sale and Leaseback Transaction involving Indebtedness, Capitalized Lease Obligations or an Operating Financing Lease to the extent the fair market value of all real or personal property subject to any such arrangement or arrangements (measured at the time of the transfer giving rise to such arrangement), in the aggregate does not exceed $20,000,000 (or the Dollar Equivalent thereof) at any time;

                  (j) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets to the Borrower or any other Wholly-Owned Subsidiary of the Borrower (other than from (x) a Domestic Subsidiary party to the Subsidiary Security Agreement to a Domestic Subsidiary which is not a party to the Subsidiary Security Agreement or (y) a Domestic Subsidiary party to the Subsidiary Security Agreement to a Foreign Subsidiary at any time that the assets subject to such sales, leases or transfers in the aggregate for all dispositions under this clause (y) exceed the Dollar Equivalent of $20,000,000 during the existence of this Agreement or (z) from a Foreign Subsidiary party to a pledge agreement or security agreement in favor of the Collateral Agent to a Foreign Subsidiary which is not a party to a pledge agreement or security agreement in favor of the Collateral Agent);

                  (k) [intentionally omitted];

                  (l) the sale, lease or transfer of real property of the Borrower or any Subsidiary, so long as such real property is not, in the reasonable business judgment of the Borrower, necessary for the conduct of the business of the Borrower or any of its Subsidiaries. In the event that any real property of the Borrower or any Subsidiary is sold or transferred pursuant


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to this SECTION 8.3(l), the Borrower shall apply the Net Sale Proceeds received in connection with such disposition in accordance with SECTION 4.4(d);

                  (m) the transfer, sale or other dispositions of assets in connection with the sale of AFC, so long as (A) the proceeds of such transaction are in cash or converted into cash, and (B) such proceeds (net of payments, if any, required to be made by the Borrower to NextPharma Technologies, S.A. pursuant to that certain Contribution and Purchase Agreement dated as of November 21, 2001 with the Borrower) are used to prepay Loans in accordance with
SECTION 4.4(d); PROVIDED that the Borrower or applicable Subsidiary has satisfied the Consent Procedure and received the Required Lenders' Consent prior to transfer, sale or other dispositions of such assets; and

                  (n) the Borrower may sell, transfer, lease or otherwise dispose of any or all of the assets of a Subsidiary (including Capital Stock), or may transfer, sell or dispose of assets or Capital Stock of the Borrower, in exchange for the assets or Capital Stock of a Person in connection with an Acquisition; PROVIDED, HOWEVER, that (x) the fair market value of the assets or Capital Stock subject to such arrangement or arrangements shall not exceed $50,000,000 (or the Dollar Equivalent thereof) at any time and (y) the Borrower shall comply with SECTION 7.12 with respect to the assets or Capital Stock received pursuant to the transactions contemplated by this SECTION 8.3(n).

Section 8.4.      DIVIDENDS OR OTHER DISTRIBUTIONS.

Neither the Borrower nor any of its Subsidiaries will: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock, (y) dividends and distributions payable to the Borrower or a Wholly-Owned Subsidiary of the Borrower or payable to holders of minority interests in any Subsidiary so long as the Borrower or any other Subsidiary having an interest in such Subsidiary shall receive its proportionate share of such dividend or distribution; and (z) distributions to effect the Transactions on the Amendment/Restatement Effective Date), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower, (iii) make any interest or principal payment on or purchase, defease, redeem, prepay, or otherwise acquire or retire for value, prior to any scheduled final maturity or applicable redemption date any Indebtedness that is subordinate or junior in right of payment to the Obligations (collectively, "RESTRICTED PAYMENTS"); PROVIDED, HOWEVER, that, during such time as no Event of Default or Unmatured Event of Default has occurred or is continuing or would result therefrom, the Borrower may make the following Restricted Payments in any Fiscal Year: (a) dividends as determined by the Board of Directors of the Borrower in its reasonable discretion and (b) such other Restricted Payments not to exceed $15,000,000 (or the Dollar Equivalent thereof) in the aggregate; PROVIDED that the following conditions shall be satisfied in connection therewith: (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing either


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immediately prior to or immediately after giving effect to such payments, (ii)
the Borrower shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such payments and (B) a certificate, which is satisfactory to the Administrative Agent, prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to SECTION 6.5(a) or SECTION 7.1(a) or (B) giving effect to such payments, which certificate shall demonstrate that no Event of Default or Unmatured Event of Default would exist immediately after giving effect to such payments, and (iii) if the Leverage Ratio of the Borrower and its Subsidiaries after giving pro forma effect to such transaction shall be greater than 1.00 to 1.00, then the payments made with respect to such transaction shall not exceed $50,000,000 (or the Dollar Equivalent thereof).

Section 8.5.      LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.

The Borrower will not, and will not permit any of its Subsidiaries to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Loan Documents) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Borrower or any of its other Subsidiaries, (ii) make any loans or advances to the Borrower or any of its other Subsidiaries, or (iii) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Effective Date and reflected on SCHEDULE 8.5(a) hereto or any extension, replacement or refinancing thereof not prohibited herein;

                  (b) any such encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses restricting leasehold interests or licenses, as applicable, entered into in the ordinary course of business;

                  (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

                  (d) any restrictions on transfer of an asset pursuant to an agreement to sell such asset to the extent such sale would be permitted hereby.

Section 8.6.      ISSUANCE OF STOCK.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any Subsidiary of the Borrower, except (i) to the Borrower, (ii) to another


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Wholly-Owned Subsidiary of the Borrower, (iii) to qualifying directors or to satisfy other similar requirements, in each case, pursuant to Requirements of Law, or (iv) pursuant to the Loan Documents, including, without limitation,
SECTION 8.3(n), or (v) to directors, management or employees of the Borrower and its Subsidiaries pursuant to stock option plans or other benefit plans.

                  (b) The Borrower shall not issue any Capital Stock, except as permitted by SECTION 8.4(i) and except for such issuances of Capital Stock (including private placements) (x) where after giving effect to such issuance, no Event of Default will exist under SECTIONS 10.1(l) and (y) where the Administrative Agent and the Required Lenders have consented (such consent not to be unreasonably withheld) to the terms and conditions of such offering. In the event any Capital Stock of the Borrower is issued pursuant to this SECTION 8.6(b), the Borrower shall apply the Net Offering Proceeds received in connection with such disposition in accordance with SECTION 4.4(f).

Section 8.7.      LOANS AND INVESTMENTS.

The Borrower will not, and will not permit any Subsidiary to make or own any Investments except:

                  (a) the Borrower and its Domestic Subsidiaries may acquire and hold Cash and Cash Equivalents;

                  (b) the Borrower and its Subsidiaries may hold the Investments identified on SCHEDULE 8.7(b) which shall not exceed the amount thereof on the Amendment/Restatement Effective Date (after giving effect to the Transaction) in each case as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital or similar circumstances;

                  (c) the Borrower and its Subsidiaries may make or maintain advances (i) for relocation and related expenses and other advances to their employees in the ordinary course of business and (ii) for any other advances to their employees in the ordinary course of business in an aggregate principal amount not exceeding $2,000,000 (or the Dollar Equivalent thereof) at any one time outstanding;

                  (d) the Borrower and its Subsidiaries may acquire and hold Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and other Persons and in settlement of delinquent obligations of, and other disputes with, customers and suppliers and other Persons arising in the ordinary course of business;





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                  (e) the Borrower and its Subsidiaries may make deposits in a customary fashion in the ordinary course of business;

                  (f) the Borrower and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to
SECTION 8.3 or 4.4(d) to the extent permitted by any such Section;

                  (g) the Borrower may make intercompany loans and advances to any of its Wholly-Owned Subsidiaries, any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower, and any Subsidiary of the Borrower may make intercompany loans and advances to any other Wholly-Owned Subsidiary of the Borrower (collectively, "INTERCOMPANY LOANS"), in accordance with and to the extent permitted by SECTION 8.2(g) and (h);

                  (h) the Borrower and its Subsidiaries may make capital contributions to existing Foreign Subsidiaries of the Borrower, and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary of the Borrower, PROVIDED, that the aggregate amount of such contributions, capitalizations and forgiveness, without duplication as to amounts contributed from one Subsidiary to its Subsidiary (determined without regard to any write-downs or write-offs thereof), shall not exceed an amount equal to $5,000,000 (or the Dollar Equivalent thereof);

                  (i) Foreign Subsidiaries of the Borrower may invest in cash, Cash Equivalents and Foreign Cash Equivalents;

                  (j) in addition to Investments permitted by clauses (a) through (i) above and clause (k) below, the Borrower may make additional Investments, so long as the aggregate outstanding amount of such Investments does not exceed $15,000,000 (or the Dollar Equivalent thereof); PROVIDED FURTHER, that the Borrower may not make or own any investment in Margin Stock; and

                  (k) the Borrower or any Domestic Subsidiary may purchase all or a significant part of the assets of a business conducted by another Person, make any Investment in any Person which, after the Amendment/Restatement Effective Date as a result of such Investment becomes a Wholly-Owned Domestic Subsidiary of the Borrower or, to the extent permitted under SECTION 8.3, enter into any merger, consolidation or amalgamation with any other Person (any such purchase, Investment or merger, a "PERMITTED ACQUISITION"); PROVIDED, HOWEVER, that such Acquisition shall not be permitted unless (i) after giving effect thereto on a pro forma basis for the period (the "PRO FORMA PERIOD") of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under
SECTION 7.1 (on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the Pro Forma Period, (B) such Indebtedness was repaid from operating cash flow over the Pro Forma Period at the intervals and


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in the amounts reasonably projected to be paid in respect of such Indebtedness over the 12-month period immediately following the Acquisition, (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the Pro Forma Period at the rate in effect on the date of such Acquisition, and
(D) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four Fiscal Quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by the Borrower over the Pro Forma Period on a pro forma basis), no Event of Default or Unmatured Event of Default would exist hereunder; (ii) if the Leverage Ratio for the Pro Forma Period is (A) equal to or greater than 2.50 to 1.00, the total consideration given and Indebtedness assumed in connection with such Permitted Acquisition shall not exceed $50,000,000 (or the Dollar Equivalent thereof), individually or in the aggregate, or (B) less than 2.50 to 1.00, after giving effect to such Acquisition, the Borrower's Total Available Revolving Commitment, shall equal or exceed $25,000,000 (or the Dollar Equivalent thereof), (iii) the Borrower and its Subsidiaries have complied with the requirements of SECTION
7.12 hereof with respect to any required additional Security Documents, and (iv) such acquisition has been approved by the board of directors of the Person to be acquired.

Section 8.8.      TRANSACTIONS WITH AFFILIATES.

Other than transactions contemplated by the Transaction Documents, the Borrower will not, and the Borrower will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of the Borrower's Affiliates or any Affiliate of a Subsidiary of the Borrower (an "AFFILIATE TRANSACTION"), other than (x) transactions that are on terms that are fair and reasonable to the Borrower or to any such Subsidiary and that are on terms that are no less favorable to the Borrower or to such Subsidiary than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate, and (y) any transaction arising in the ordinary course of business of the Borrower or of such Subsidiary; provided, HOWEVER, that with respect to transactions between the Borrower or any of its Subsidiaries and any of their respective Affiliates arising in the ordinary course of business, a Responsible Officer of the Borrower shall, not later than the date of delivery of the annual Financial Statements, have reviewed the aggregate of such transactions and determined that, in the aggregate, such transactions are on terms that are fair and reasonable to the Borrower or to such Subsidiary and are no less favorable to the Borrower or to such Subsidiary than those that might reasonably have been obtained in a comparable transactions on an arm's-length basis from a Person that is not an Affiliate. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder; (2) any transaction between the Borrower and any Wholly-Owned Subsidiary of the Borrower or between Wholly-Owned Subsidiaries to the extent that any such transaction is otherwise in compliance with the terms of this Agreement and (3) loans or advances to officers of the



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Borrower and of its Subsidiaries for BONA FIDE business purposes of the Borrower or of such Subsidiary not to exceed $2,000,000 (or the Dollar Equivalent thereof) in the aggregate at any one time outstanding for the Borrower and its Subsidiaries.

Section 8.9.      LINES OF BUSINESS.

The Borrower will not, and will not permit any Subsidiary to enter into or acquire any line of business which is not reasonably related to the vehicle sealing, fine chemicals, real estate, aerospace or defense business, or any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof.

Section 8.10.     FISCAL YEAR.

The Borrower will not change its Fiscal Year; PROVIDED that the Foreign Subsidiaries of the Borrower shall be permitted to change their respective fiscal years.

Section 8.11. LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC.

The Borrower will not, and will not permit any of its Subsidiaries to:

                      (i) amend, modify or permit the amendment, termination or modification in any way adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent in its reasonable discretion after reasonable advance notice of such proposed change) any provision of the OTS Acquisition Documents;

                      (ii) amend, modify or change in any way adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent in its reasonable discretion after reasonable advance notice of such proposed change), its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock or any new tax sharing agreement which in any way could reasonably be expected to be adverse to the interests of the Lenders; or

                      (iii) issue any class of its Capital Stock other than (y) in the case of the Subsidiaries, non-redeemable Capital Stock (including by private placements) and (z) in the case of the Borrower, issuances of Capital Stock (including by private placements) where, after giving effect to such issuance, no Event of Default will exist under SECTION 10.1(l) and to the extent the proceeds thereof are applied in accordance with this Agreement.




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The Administrative Agent agrees that, with respect to any matters required to be reasonably satisfactory or acceptable to it, it shall exercise its reasonable judgment in making, and shall not unreasonably withhold or delay, such determination.

Section 8.12.     ACCOUNTING CHANGES.

The Borrower shall not, nor shall it permit any of its Subsidiaries to make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to the Administrative Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in SECTION 6.5(a) hereof occur after the date hereof and such changes result in, in the sole judgment of the Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

Section 8.13.     AEROJET GOVERNMENT CONTRACTING AUTHORITY.

The Borrower shall not, nor shall it permit any of its Subsidiaries to become suspended or debarred from contracting or otherwise engaging in business with any Governmental Authority or from exporting products in any material amount for any material amount of time, which such suspension or debarment has not been stayed or removed within sixty (60) days of its imposition.

Section 8.14.     SALE OF MORTGAGED PROPERTY OR MORTGAGED CALIFORNIA REAL
                  ESTATE.

Notwithstanding any other provision in this Agreement to the contrary, including, without limitation, SECTION 8.3(l), the Borrower will not, nor will it permit any of its Subsidiaries to, sell or contribute all or any portion of the Mortgaged Property or the Mortgaged California Real Estate on or after the Amendment/Restatement Effective Date to the extent that the sum of the estimated fair market value (as determined by the Borrower in good faith and as agreed to by the Administrative Agent) of the remaining Mortgaged Property and the Mortgaged California Real Estate (assuming the consummation of such sale) shall be less than an amount equal to (x) the sum of the total Revolving Commitments and Term A Loans then outstanding, as adjusted to reflect any mandatory repayments required from the net proceeds from such sale of Mortgaged Property or Mortgaged California Real Estate, multiplied by (y) the number 2.0; PROVIDED, HOWEVER, that this SECTION 8.14 shall not apply to (A) sales of Mortgaged Property or Mortgaged


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California Real Estate which in the aggregate do not exceed $25,000,000 in any
Fiscal Year and (B) contributions to any Joint Venture of Mortgaged Property or Mortgaged California Real Estate which in the aggregate do not exceed $10,000,000 at any time (and the parties hereto agree that such contributed real property shall be included when calculating (A) above and/or clause (ii) of the definition of "Asset Disposition"), so long as the Borrower or any of its Subsidiaries party to such a Joint Venture complies with SECTION 7.12 with respect to its interest in such Joint Venture; and PROVIDED, FURTHER, HOWEVER, that if as of any date of sale of all or any portion of the Mortgaged Property or the Mortgaged California Real Estate, the Most Recent Leverage Ratio of the Borrower is less than 2.50 to 1.00, this SECTION 8.14 shall not apply to the Borrower or its Subsidiaries.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

Section 9.1.      CAPITAL EXPENDITURES.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except that during any Fiscal Year the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount so made by the Borrower and its Subsidiaries after the Amendment/Restatement Effective Date during any such Fiscal Year does not exceed the amount set forth opposite such Fiscal Year below:

                   FISCAL YEAR ENDING                     AMOUNT

                   November 30, 2002                   $50,000,000
                   November 30, 2003                   $55,000,000
                   November 30, 2004                   $60,000,000
                   November 30, 2005                   $65,000,000
                     and thereafter

                  (b) Notwithstanding the foregoing, in the event that the amount of Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to CLAUSE (A) above in any Fiscal Year is greater than the amount of such Consolidated Capital Expenditures made by the Borrower and it Subsidiaries during such Fiscal Year, such amount equal to the amount of Consolidated Capital Expenditures permitted pursuant to the preceding CLAUSE (A) for the immediately preceding Fiscal Year and not utilized during such Fiscal



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Year (the "ROLLOVER AMOUNT") may be carried forward and utilized to make
Consolidated Capital Expenditures in the next succeeding Fiscal Year, PROVIDED, that no amount once carried forward to the next Fiscal Year may be carried forward to a Fiscal Year thereafter, and PROVIDED FURTHER, that Consolidated Capital Expenditures made during any Fiscal Year shall be first deemed made in respect of the Rollover Amount and then deemed made in respect of the scheduled amount permitted for such Fiscal Year. In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures on any date with (i) proceeds of Indebtedness incurred pursuant to
SECTION 8.2(i), (ii) Net Offering Proceeds which are not required to be applied as a mandatory prepayment under SECTION 4.4(f), (iii) the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Consolidated Capital Expenditures are to replace or restore any properties or assets in respect to which such proceeds were paid within 365 days (or committed to be paid within such 365 days so long as such replacement or restoration is made within 365 days after the end of such 365 day period) following the date of such receipt to the extent such proceeds are not required to repay Term Loans pursuant to SECTION 4.4(j), and (iv) the Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Disposition, so long as such insurance proceeds and/or Net Sale Proceeds are used or contractually committed to be used within 365 days to make Consolidated Capital Expenditures in accordance with SECTION 4.4(d).

Section 9.2.      MAINTENANCE OF CONSOLIDATED NET WORTH.

The Borrower will not permit its Consolidated Net Worth on the last day of (i) the Fiscal Quarter ending August 31, 2002 to be less than $238,500,000 or (ii) any Fiscal Quarter ending after the Amendment/Restatement Effective Date to be less than the sum of (a) $300,000,000, PLUS (b) an amount equal to 50% of the aggregate Consolidated Net Income of the Borrower for all Fiscal Quarters ended on or after November 30, 2002 and through and including the then ended Fiscal Quarter, PLUS (c) an amount equal to 100% of the Net Offering Proceeds from primary issuances of capital stock by the Borrower or any of its Subsidiaries that have occurred since September 1, 2002; PROVIDED, HOWEVER, that in the event that the Borrower has Consolidated Net Income of less than zero for any Fiscal Quarter, Consolidated Net Income for purposes only of this SECTION 9.2 shall be deemed to be zero for such Fiscal Quarter.

Section 9.3.      INTEREST COVERAGE RATIO.
                  -----------------------

The Borrower will not permit the Interest Coverage Ratio for any Test Period ending on the last day of each Fiscal Quarter set forth below to be less than the ratio set forth opposite such date:

          Fiscal Quarter                                Ratio
          --------------                                -----

         August 31, 2002                             3.75 to 1.00
         November 30, 2002                           4.00 to 1.00
         February 28, 2003                           4.00 to 1.00
         May 31, 2003                                4.00 to 1.00




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         August 31, 2003                             4.00 to 1.00
         November 30, 2003                           4.50 to 1.00
         February 28, 2004                           4.50 to 1.00

          Fiscal Quarter                                Ratio
          --------------                                -----

         May 31, 2004                                4.50 to 1.00
         August 31, 2004                             4.50 to 1.00
         November 30, 2004 and thereafter            5.00 to 1.00


Section 9.4.      LEVERAGE RATIO.

The Borrower will not permit the Leverage Ratio for any Test Period ending on the last day of each Fiscal Quarter set forth below to exceed the ratio set forth opposite such date:

         Fiscal Quarter                                  Ratio
         --------------                                  -----

        August 31, 2002                              2.75 to 1.00
        November 30, 2002                            3.50 to 1.00
        February 28, 2003                            3.50 to 1.00
        May 31, 2003                                 3.50 to 1.00
        August 31, 2003                              3.25 to 1.00
        November 30, 2003                            3.25 to 1.00
        February 28, 2004                            3.25 to 1.00
        May 31, 2004                                 3.00 to 1.00
        August 31, 2004                              3.00 to 1.00
        November 30, 2004                            2.75 to 1.00
        February 28, 2005                            2.75 to 1.00
        May 31, 2005 and thereafter                  2.50 to 1.00


Section 9.5.      FIXED CHARGE COVERAGE RATIO.

The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of each Fiscal Quarter set forth below to be less than the ratio set forth opposite such date:

                Fiscal Quarter                          Ratio
                --------------                          -----

         August 31, 2002 and thereafter              1.05 to 1.00



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                                   ARTICLE X

                                EVENTS OF DEFAULT

Section 10.1.     EVENTS OF DEFAULT.

Any of the following events, acts, occurrences or states of facts shall constitute an "EVENT OF DEFAULT" for purposes of this Agreement:

                  (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days; or

                  (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by or on the part of the Borrower or any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

                  (c) COVENANTS. The Borrower shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under ARTICLE VIII and ARTICLE IX hereof or SECTIONS 7.3(a) or 7.11 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the Borrower by the Administrative Agent or any Lender; or

                  (d) DEFAULT UNDER OTHER LOAN DOCUMENTS. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this SECTION 10.1) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to the Borrower by the Administrative Agent; or

                  (e) VOLUNTARY INSOLVENCY, ETC. The Borrower or any of its Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, administrator, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be


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adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian, administrator or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of a substantial portion of its debts or shall take any corporate action authorizing any of the foregoing; or

                  (f) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian, administrator or liquidator for it or of a substantial part of its property, assets or business, or any similar writ, judgment, warrant of attachment, execution or process shall be issued or levied against a substantial part of its property, assets or business, and (other than a petition for administration) such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

                  (g) DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $10,000,000 (or the Dollar Equivalent thereof) in the aggregate beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or
(ii) a default shall occur in the performance or observance of any agreement under any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity or (iii) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than with proceeds of the event giving rise to such prepayment), prior to the stated maturity thereof; or

                  (h) JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company or indemnitor as to which coverage or indemnification, as the case may be, has not been disclaimed) of $10,000,000 (or the Dollar Equivalent thereof) or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or



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                  (i) SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and (other than as a result of the actions taken by the Collateral Agent or the Lenders to release such Security Document) effect or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, for the benefit of the Secured Creditors in the order of priority of interest set forth in such Security Document, superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein or therein); or

                  (j) GUARANTIES. Any Subsidiary Guaranty or any provision thereof shall (other than as a result of the actions taken by the Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms, or any Credit Party or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Credit Party's obligations under any Subsidiary Guaranty; or

                  (k) ERISA. Either (i) any Reportable Event which the Required Lenders determine constitutes reasonable grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (iv) the Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) the Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA; if as of the date thereof or any subsequent date, the sum of each of the Borrower's and its Subsidiaries' and their ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA) as a result of such events listed in subclauses (i) through (v) above exceeds $10,000,000 (or the Dollar Equivalent thereof); or

                  (l) CHANGE OF CONTROL. A Change of Control shall occur; or

                  (m) ENVIRONMENTAL LIABILITY. The Borrower or any of its Subsidiaries receives notice of any violation, non-compliance, or liability or potential liability under Environmental Laws, or the Borrower or any of its Subsidiaries is in violation of or is not in compliance with or has incurred liability or potential liability under Environmental Laws, which would reasonably be expected to result in a Material Adverse Effect and which, with respect to any violation or non-compliance, has not been cured in all material respects during any applicable cure period, that the


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Required Lenders have given the Borrower notice that the same constitutes an
Event of Default; or

                  (n) AEROJET SETTLEMENT AGREEMENT. The Aerojet Settlement Agreement shall at any time cease to be in full force and effect pursuant to its terms as in effect on the Amendment/Restatement Effective Date, or any party thereto shall opt out of such Aerojet Settlement Agreement, or any Governmental Authority party thereto shall raise any defense to its obligations thereunder, except to the extent such occurrence will not, in the opinion of the Administrative Agent, be reasonably likely to have a Material Adverse Effect.

If any of the foregoing Events of Default shall have occurred and be continuing, the Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower declare the Total Commitments to be terminated whereupon the Total Commitments shall forthwith terminate, (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower declare all sums then owing by the Borrower hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) terminate any Letter of Credit in accordance with its terms, (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of any Event of Default specified in SECTION 10.1(e) or
SECTION 10.1(f) with respect to the Borrower it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the Assigned Dollar Value of the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and its Subsidiaries and then outstanding, and (v) enforce, as the Administrative Agent (to the extent permitted under the applicable Security Documents), or direct the Collateral Agent to enforce pursuant to the Security Documents, as the case may be, all of the Liens and security interests created pursuant to the Security Documents. In cases of any occurrence of any Event of Default described in SECTION 10.1(e) or SECTION 10.1(f) with respect to the Borrower, the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by the Borrower hereunder shall also become immediately due and payable all without notice of any kind.

Anything in this SECTION 10.1 to the contrary notwithstanding, the Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with the Borrower; PROVIDED that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal (other than principal due solely as a result of such acceleration), if any, on the Loans and all other sums payable under this Agreement and the


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other Loan Documents shall have been duly paid, and (B) no other Event of
Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of SECTION 12.1 hereof. Upon any such rescission and annulment, the Administrative Agent shall return to the Borrower any cash collateral delivered pursuant to the preceding paragraph.

Section 10.2.     RIGHTS NOT EXCLUSIVE.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

                  In this ARTICLE XI, the Lenders agree among themselves as follows:

Section 11.1.     APPOINTMENT.

The Lenders hereby appoint DBTCA as the Administrative Agent (for purposes of this ARTICLE XI, the term "Administrative Agent" shall, except for purposes of
SECTION 11.9, include DBTCA in its capacity as the Administrative Agent and the Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Loan Documents and any Affiliate of DBTCA performing any of the duties or functions of the Administrative Agent hereunder or any other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Administrative Agent to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders or all Lenders, as the case may be) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder and under the other Loan Documents, by or through its officers, directors, Administrative Agents employees or affiliates.

Section 11.2.     NATURE OF DUTIES.

The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS


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AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT
OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of the Borrower, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to ARTICLE X.

Section 11.3.     EXCULPATION, RIGHTS ETC.

Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of the Borrower. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other document or the financial condition of the Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by SECTION 12.1, all of the Lenders.


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Section 11.4.     RELIANCE.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by the Administrative Agent.

Section 11.5.     INDEMNIFICATION.

To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, acting pursuant hereto in such capacity, in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share of the Total Commitment; PROVIDED, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

For purposes of this SECTION 11.5, "Aggregate Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender's Revolving Loan, Term A Loan and New Term B Loan and the denominator of which shall be aggregate of all of the Loans outstanding hereunder.

Section 11.6.     THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

With respect to its Loans and Commitments (and its Revolver Pro Rata Share, Term A Pro Rata Share and New Term B Pro Rata Share, as applicable, thereof), the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind


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of banking, trust or other business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not acting as the Administrative Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

Section 11.7.     NOTICE OF DEFAULT.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.8.     HOLDERS OF OBLIGATIONS.

The Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of the Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent pursuant to SECTION 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

Section 11.9.     RESIGNATION BY THE ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor the Administrative Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

                  (c) If a successor the Administrative Agent shall not have been so appointed within said fifteen (15) Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor who shall serve as the Administrative Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor the Administrative Agent as provided above.


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                  (d) If no successor the Administrative Agent has been
appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Administrative Agent as provided above.

                                  ARTICLE XII

                                  MISCELLANEOUS

Section 12.1.     NO WAIVER; MODIFICATIONS IN WRITING.

                  (a) No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such amendment, modification, supplement waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of any Letter of Credit beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) or Subsidiary Guarantor except as expressly provided in the Security Documents or in a transaction permitted by
SECTION 8.3, (iii) amend, modify or waive any provision of this SECTION 12.1,
(iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, the definition of "Required Lenders" shall include lenders with respect to additional revolving loans or term loans pursuant to this Agreement so long as such additional revolving loans or term loans are on substantially the same basis as the extensions of Revolving Loans or Term Loans, as the case may be, are included on the Amendment/Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED, FURTHER, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender, except as otherwise provided in SECTION 2.8 (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of


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any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),
(2) without the consent of each affected Facing Agent, amend, modify or waive any provision of SECTION 2.10 or alter its rights or obligations with respect to any Letter of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of ARTICLE XI as same applies to the Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent under the other Loan Documents, (5) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to the first sentence of
SECTION 4.5(a) and the second and third sentence of SECTION 4.5(a) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (6) without the consent of the Majority Lenders of each Facility, amend the definition of Majority Lenders, (7) without the consent of the Majority Lenders of the Term A Facility, amend the definition of Term A Pro Rata Share; without the consent of the Majority Lenders of the New Term B Facility, amend the definition of New Term B Pro Rata Share; or without the consent of the Majority Lenders of the Revolving Facility, amend the definition of Revolver Pro Rata Share, (8) without the consent of the Majority Lenders of the Term A Facility, amend the definition of Scheduled Term A Repayments; and without the consent of the Majority Lenders of the New Term B Facility, amend the definition of Scheduled New Term B Repayments or (9) without the consent of 66 2/3% of the Lenders (other than Defaulting Lenders) amend, modify or waive any provision of SECTION 9.4. Notwithstanding the foregoing, (i) prior to the date specified in clause (ii) of the definition of "SYNDICATED DATE" set forth in SECTION 1.1, the Borrower and the Administrative Agent may, without the consent of any Lender, agree to change, modify or alter the terms of the New Term B Facility (including, without limitation, pricing) and (ii) upon the execution and delivery of all documentation required by the Administrative Agent to be delivered pursuant to SECTION 2.8 in connection with a Commitment Increase Amount or the addition of the Incremental Term C Facility, this Agreement shall be deemed amended without further action by any Lender to reflect, as applicable, the new Lenders and their new Commitments and any increase in the Commitment of any existing Lender and the terms of such Commitment Increase Amount or Incremental Term C Facility.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to the third sentence of SECTION 12.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the


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Borrower if the respective Lender's consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to SECTION 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement. waiver, discharge, termination or other change or (B) terminate such non-consenting Lender's Revolving Commitment, as the case may be, and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with SECTION 4.L(b) and/or 4.3; PROVIDED that, unless the Revolving Commitment, as the case may be, terminated and Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED, FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) contemplated by the second proviso to the third sentence of SECTION 12.1(a).

Section 12.2.     FURTHER ASSURANCES.

The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments, as the Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

Section 12.3.     NOTICES, ETC.

Except where oral or telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the other methods provided above, all in accordance with the provisions of this SECTION 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers)


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indicated on SCHEDULE 12.3 or, in the case of any Assignee, in the applicable
Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on its signature page to this Agreement or such Assignment and Assumption Agreement, as the case may be.

Section 12.4.     COSTS, EXPENSES AND TAXES; INDEMNIFICATION.

                  (a) GENERALLY. The Borrower agrees (without duplication) to pay all reasonable costs and expenses of the Agents in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to the Administrative Agent and the Syndication Agent, and any local counsel retained by the Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, of the Agents and the Lenders in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower shall pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan (other than taxes based on the net income of the Lenders), and agrees to save and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by the Borrower in paying, or omission by the Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following the Administrative Agent's, any Agents' or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate. The Borrower will indemnify and hold harmless the Administrative Agent, each Agent and each Lender and each director, officer, employee, partner, agent, attorney, trustee and Affiliate of the Administrative Agent, each Agent and each Lender (each such Person an "INDEMNIFIED PARTY") from and against all losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities which arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Party upon their demand, for any Attorney Costs incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER, (a) that no Indemnified Party shall have the


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right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction and (b) that nothing contained herein shall affect the obligations and liabilities of the Lenders to the Borrower contained herein. If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, any Agent, any Lender or any other Indemnified Party, the Borrower will, if requested by the Administrative Agent, any Agent, any Lender or any such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Party shall, unless the Administrative Agent, an Agent, a Lender or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. Excluding any liability arising out of the gross negligence or willful misconduct of any Indemnified Party, the Borrower further agrees to indemnify and hold each Indemnified Party harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Party by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Contaminants into the environment for which the Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of the Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien in respect of the Borrower or its Subsidiaries or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in SCHEDULE 6.17, PROVIDED that, with respect to any liabilities arising from acts or failure to act for which the Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, the Borrower's obligation to each Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower or any such Subsidiary. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Administrative Agent shall be repaid to it by the Borrower promptly upon the Administrative Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender as set forth in this SECTION 12.4 may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.


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The obligations of the Borrower under this SECTION 12.4 shall survive the termination of this Agreement, the assignment by any Lender of all or any part of its Credit Exposure hereunder and the discharge of the Borrower's other Obligations hereunder.

                  (b) FOREIGN EXCHANGE INDEMNITY. If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against the Borrower with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations. Notwithstanding the foregoing, payments of principal and interest on Loans denominated in Euro shall be made in Euro.

Section 12.5.     CONFIRMATIONS.

Each of the Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

Section 12.6.     ADJUSTMENT; SETOFF.
                  ------------------

                  (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 10.1(e) or SECTION 10.1(f) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each Lender; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the


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purchase price and benefits returned, to the extent of such recovery, but without interest unless the Benefited Lender from which such excess payment is recovered is required by court order to pay interest thereon, in which case each Lender returning funds to such Benefited Lender shall pay its pro rata share of such interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  (c) The Borrower expressly agrees that to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

Section 12.7.     EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.



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Section 12.8.     BINDING EFFECT; ASSIGNMENT; ADDITION AND SUBSTITUTION OF
                  LENDERS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Administrative Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; PROVIDED, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Administrative Agent and all of the Lenders.

                  (b) Each Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Lender shall from time to time upon request of the Borrower notify the Borrower of the identity of any Participants with respect to its Credit Exposure hereunder, provided, however, that failure to provide such notice will not affect the validity of such participation. The Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, PROVIDED, HOWEVER, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 12.6. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 3.5,
3.6 and 4.7 with respect to its participation in the Loans outstanding from time to time, PROVIDED that such Participant's benefits under SECTIONS 3.5, 3.6 and
4.7 shall be limited to the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definitions of Scheduled Term A Repayments (other than the Term Loan A Maturity Date) and Scheduled New Term B Repayments (other than the New Term B Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or
Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter


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of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating.

                  (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate or Related Fund thereof (each an "ASSIGNEE"), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, PROVIDED that (i) it assigns its Credit Exposure in an amount not less than (A) the Dollar Equivalent of $5,000,000 (or if less the entire amount of such Lender's Credit Exposure) of the Revolving Facility and/or Term A Facility or (B) $1,000,000 (or if less the entire amount of such Lenders' Credit Exposure) of the New Term B Facility (PROVIDED that in the case of contemporaneous assignments by a Lender to more than one Related Fund, the minimum amount of $1,000,000 shall be applicable in the aggregate to all such contemporaneous assignments) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a fund any Related Fund of such Lender, shall require the prior written consent of the Administrative Agent and, in the absence of an Unmatured Event of Default or Event of Default, the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed), PROVIDED, HOWEVER, that for the first twenty
(20) Business Days following the Amendment/Restatement Effective Date, assignments by the Agents shall not require the consent of the Borrower) and PROVIDED FURTHER, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (treating any Related Fund of such Lender as a single Lender). Upon execution of an Assignment and Assumption Agreement and the payment by the parties thereto of a nonrefundable assignment fee of $3,500 in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment (PROVIDED, that in the case of contemporaneous assignments by a Lender to more than one Related Fund, only a single fee of $3,500 shall be payable for all such contemporaneous assignments), written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent in the Register of such assignment and the resulting effect upon the Loans and/or Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (PROVIDED that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such


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assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this SECTION 12.8(c) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Borrower and the Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.7(d)(ii) Certificate) described in SECTION 4.7(d). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and SCHEDULE 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Term A Pro Rata Share, New Term B Pro Rata Share, Revolver Pro Rata Share, as the case may be (in each case, rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

                  (d) The Borrower authorizes each Lender to disclose to any Participant or Assignee (or its investment advisor) (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and any Subsidiary of the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement. Any Transferee or any prospective Transferee to whom such financial information is disclosed shall be required to maintain the confidentiality of such information pursuant to SECTION 12.14 as if they were parties to this Agreement.

                  (e) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Administrative Agent and (ii) any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its




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trustee without the consent of, or notice to, the Borrower or the Administrative
Agent. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

Section 12.9.     CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

                  (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH STREET, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO AGENT UNDER THIS AGREEMENT. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (B) THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT


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BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER
IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.10.    GOVERNING LAW.

THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 12.11.    SEVERABILITY OF PROVISIONS.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12.    HEADINGS.

The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 12.13.    TERMINATION OF AGREEMENT.

This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations and Loans have been paid in full and all Letters of Credit have expired or been terminated; PROVIDED, HOWEVER, that the rights and remedies of the Administrative Agent and each Lender with respect to any representation and warranty made by the Borrower pursuant to this Agreement or any other Loan Document, and the indemnification provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.


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Section 12.14.    CONFIDENTIALITY.

Each of the Lenders severally agrees to keep confidential all non-public information pertaining to the Borrower and its Subsidiaries and their respective predecessors in interest which is provided to it by any such parties in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except (i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender, (ii) to the extent such information is independently obtained from a source other than the Borrower or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted, (iii) to an Affiliate of such Lender (or its investment advisor), counsel, auditors, ratings agencies, examiners of any regulatory authority having or asserting jurisdiction over such Lender, accountants and other consultants retained by the Administrative Agent or any Lender, (iv) in connection with any litigation or the enforcement of the rights of any Lender or the Administrative Agent under this Agreement or any other Loan Document, (v) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or asserting jurisdiction over any Lender or the Administrative Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide the Borrower with prompt notice of such requested disclosure so that the Borrower may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, (vi) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty and its professional advisors agree to be bound by the provisions of this SECTION 12.14), or (vii) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement). In no event shall the Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by the Borrower.

Section 12.15.    CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

                  (a) AUTHORITY. Each Lender authorizes and directs DBTCA to act as Collateral Agent under the Security Documents and to enter into the Loan Documents relating to the Collateral (including, without limitation, the Security Agreements) for the benefit of the Lenders and the other Secured Creditors. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan


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Documents, and the exercise by the Administrative Agent, the Collateral Agent or
the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as Collateral Agent for the Lenders and certain other Secured Creditors for purposes stated in the Security Documents to the extent such perfection is required under the Loan Documents, PROVIDED, HOWEVER, the Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) RELEASE OF COLLATERAL.

                      (i) The Administrative Agent and the Lenders hereby direct the Administrative Agent or the Collateral Agent, as the case may be, to release, in accordance with the terms hereof, any Lien held by the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Creditors:

                          (A) against all of the Collateral, upon final and
indefeasible payment in full of the Loans and Obligations and termination hereof;

                          (B) against any part of the Collateral sold or
disposed of by the Borrower or any of its Subsidiaries to the extent such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

                          (C) against any Collateral acquired by the Borrower or
any of its Subsidiaries after the Amendment/Restatement Effective Date and at least 70% of the purchase price therefor is within 120 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by SECTION 8.1(c);



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

                          (D) so long as no Default or Event of Default has
occurred and is continuing, in the sole discretion of the Administrative Agent upon the request of the Borrower, against any part of the Collateral with a fair market value of less than $5,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to the Administrative Agent and the Collateral Agent by the Borrower in an officer's certificate acceptable in form and substance to the Administrative Agent and the Collateral Agent;

                          (E) against a part of the Collateral which release
does not require the consent of all of the Lenders as set forth in SECTION 12.1(a)(ii), if such release is consented to by the Required Lenders; and

                          (F) so long as no Default or Event of Default has
occurred and is continuing, against the Mortgaged California Real Estate upon the Leverage Ratio, calculated for the Test Period ending on the last day of the most recently ended Fiscal Quarter, being less than the ratio 2.00 to 1.00.

                     (ii) Each of the Lenders hereby directs the Administrative Agent to (or to cause the Administrative Agent to) execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this SECTION 12.15 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

                 (c) NO OBLIGATION. Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent or the Collateral Agent in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's and the Collateral Agent's own interests in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, provided, that, notwithstanding the foregoing, the Administrative Agent and the Collateral Agent shall be responsible for their respective grossly negligent actions or actions constituting intentional misconduct.

Section 12.16.    EFFECTIVENESS.

This Agreement shall become effective on the date on which (i) the Borrower and each of the


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

Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office (or to the Administrative Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of the Administrative Agent's counsel that the same has been signed and mailed to it and (ii) all other conditions described in Article V have been satisfied. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Amendment/Restatement Effective Date.

Section 12.17.    REGISTRY.

The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this SECTION 12.17 to maintain a register (the "REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to SECTION 12.8(c) and no Assignment and Assumption Agreement shall be effective until so recorded. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this SECTION 12.17; PROVIDED, HOWEVER that the Administrative Agent shall not have the right to be so indemnified under this SECTION 12.17 for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises from the gross negligence or willful misconduct of the Administrative Agent as finally determined by a court of competent jurisdiction.




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


Section 12.18.    MATTERS RELATING TO THIS AGREEMENT.

On and after the date hereof each reference in this Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents delivered in connection with this Agreement shall mean and be a reference to the Original Credit Agreement as amended and restated by this Agreement.




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


                                 SCHEDULE 1.1(a)

                                LOAN/COMMITMENTS

------------------------------- --------------------- ----------------------- --------------------- ---------------------
                                                                                                      Multicurrency
                                                                                                    Commitment (as a
                                     Amount of             Amount of               Amount of         subcomponent of
                                      Term A               New Term B              Revolving          the Revolving
              Lender                   Loan              Loan Commitment           Commitment          Commitment)
              ------                   ----              ---------------           ----------          -----------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
Deutsche Bank Trust             $  7,894,737.49         $ 40,000,000.00         $ 25,000,000.00       $12,500,000.00
Company Americas
------------------------------- --------------------- ----------------------- --------------------- ---------------------
ABN Amro Bank, N.V.             $  8,552,631.38         $ 40,000,000.00         $ 24,166,666.66       $12,083,333.33
------------------------------- --------------------- ----------------------- --------------------- ---------------------
Bank One, NA                    $  7,894,737.45         $        - -            $ 25,000,000.00       $12,500,000.00
                                                        ---------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
The Bank of Nova Scotia         $ 11,249,999.76         $ 20,000,000.00         $ 15,000,000.00       $ 7,500,000.00
------------------------------- --------------------- ----------------------- --------------------- ---------------------
ING Capital LLC                 $        - -            $ 15,000,000.00         $        - -          $        - -
                                 --------------                                 ---------------       --------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
The Bank of New York            $  9,374,999.78         $        - -            $ 12,500,000.00       $ 6,250,000.00
                                                        ---------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
Wachovia Bank                   $  9,374,999.78         $        - -            $ 12,500,000.00       $ 6,250,000.00
                                                         --------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
National City Bank              $  5,624,999.87         $        - -            $  7,500,000.00       $ 3,750,000.00
                                                         --------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
The Northern Trust Company      $  5,624,999.87         $        - -            $  7,500,000.00       $ 3,750,000.00
                                                         --------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
Wells Fargo Bank, NA            $  5,624,999.87         $        - -            $  7,500,000.00       $ 3,750,000.00
                                                        ---------------
------------------------------- --------------------- ----------------------- --------------------- ---------------------
TOTAL                           $ 71,217,105.25         $115,000,000.00         $136,666,666.66       $68,333,333.33
------------------------------- --------------------- ----------------------- --------------------- ---------------------




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